                                                                EXHIBIT 10.33



                                 LOAN AGREEMENT



                                     between



                         SLT REALTY LIMITED PARTNERSHIP



                                       and



                             STARWOOD LODGING TRUST



                                       and



                         GOLDMAN SACHS MORTGAGE COMPANY,
                      INDIVIDUALLY AND AS AGENT FOR ONE OR
                                 MORE CO-LENDERS



                           Dated as of August 16, 1996




                       Facility Amount of $300,000,000.00

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                                TABLE OF CONTENTS


         SECTION 1.     DEFINITIONS...........................................................................- 1 -
                  Section 1.1               Definitions.......................................................- 1 -

         SECTION 2.     AMOUNT AND TERMS OF LOAN.............................................................- 20 -
                  Section 2.1               Advances.........................................................- 20 -
                  Section 2.2               Notice of Borrowing..............................................- 20 -
                  Section 2.3               Disbursement of Funds............................................- 20 -
                  Section 2.4               The Note.........................................................- 21 -
                  Section 2.5               Interest.........................................................- 21 -
                  Section 2.6               Interest Periods.................................................- 22 -
                  Section 2.7               Minimum Amount of Eurodollar Portions............................- 23 -
                  Section 2.8               Intentionally Deleted............................................- 23 -
                  Section 2.9               Reduction of Facility Amount.....................................- 23 -
                  Section 2.10              Extension of Maturity Date.......................................- 23 -
                  Section 2.11              Voluntary Prepayments............................................- 23 -
                  Section 2.12              Intentionally Deleted............................................- 24 -
                  Section 2.13              Application of Payments and Prepayments..........................- 24 -
                  Section 2.14              Method and Place of Payment......................................- 24 -
                  Section 2.15              Fees.............................................................- 24 -
                  Section 2.16              Interest Rate Unascertainable, Increased Costs, Illegality.......- 25 -
                  Section 2.17              Funding Losses...................................................- 27 -
                  Section 2.18              Increased Capital................................................- 27 -
                  Section 2.19              Taxes............................................................- 28 -
                  Section 2.20              Use of Proceeds..................................................- 29 -
                  Section 2.21              Release of Collateral............................................- 29 -
                  Section 2.22              Intentionally Deleted............................................- 30 -
                  Section 2.23              Intentionally Deleted............................................- 31 -
                  Section 2.24              Decision Making by Agent.........................................- 31 -

         SECTION 3.     CONDITIONS PRECEDENT.................................................................- 31 -
                  Section 3.1               Conditions Precedent to the Initial Advance......................- 31 -
                  Section 3.2               Conditions Precedent to All Advances of the Loan.................- 37 -
                  Section 3.3               Acceptance of Borrowings.........................................- 38 -
                  Section 3.4               Sufficient Counterparts..........................................- 38 -

         SECTION 4.     REPRESENTATIONS AND WARRANTIES.......................................................- 38 -
                  Section 4.1               Corporate/Partnership Status.....................................- 38 -
                  Section 4.2               Corporate/Partnership Power and Authority........................- 39 -
                  Section 4.3               No Violation.....................................................- 39 -
                  Section 4.4               Litigation.......................................................- 39 -
                  Section 4.5               Financial Statements: Financial Condition; etc...................- 39 -
                  Section 4.6               Solvency.........................................................- 40 -
                  Section 4.7               Material Adverse Change..........................................- 40 -
                  Section 4.8               Use of Proceeds; Margin Regulations..............................- 40 -

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
                  Section 4.9               Governmental Approvals...........................................- 40 -
                  Section 4.10              Security Interests and Liens.....................................- 40 -
                  Section 4.11              Tax Returns and Payments.........................................- 41 -
                  Section 4.12              ERISA............................................................- 41 -
                  Section 4.13              Intentionally Omitted............................................- 42 -
                  Section 4.14              Representations and Warranties in Loan Documents.................- 42 -
                  Section 4.15              True and Complete Disclosure.....................................- 42 -
                  Section 4.16              Ownership of Real Property.......................................- 42 -
                  Section 4.17              No Default.......................................................- 42 -
                  Section 4.18              Licenses, etc....................................................- 43 -
                  Section 4.19              Compliance With Law..............................................- 43 -
                  Section 4.20              Brokers..........................................................- 43 -
                  Section 4.21              Judgments........................................................- 43 -
                  Section 4.22              Intentionally Omitted............................................- 44 -
                  Section 4.23              Assets of the REIT...............................................- 44 -
                  Section 4.24              REIT Status......................................................- 44 -
                  Section 4.25              SLC..............................................................- 44 -
                  Section 4.26              Owners...........................................................- 44 -
                  Section 4.27              Operating Entities...............................................- 44 -
                  Section 4.28              Personal Property................................................- 44 -
                  Section 4.29              Intentionally Deleted............................................- 44 -
                  Section 4.30              Stock............................................................- 44 -
                  Section 4.31              Ground Leases....................................................- 44 -
                  Section 4.32              Status of Property...............................................- 45 -
                  Section 4.33              Affiliate Debt and Intercompany Debt.............................- 46 -
                  Section 4.34              Survival.........................................................- 46 -

         SECTION 5.     AFFIRMATIVE COVENANTS................................................................- 47 -
                  Section 5.1               Financial Reports................................................- 47 -
                  Section 5.2               Books, Records and Inspections...................................- 49 -
                  Section 5.3               Maintenance of Insurance.........................................- 50 -
                  Section 5.4               Taxes............................................................- 54 -
                  Section 5.5               Corporate Franchises; Conduct of Business........................- 54 -
                  Section 5.6               Compliance with Law..............................................- 54 -
                  Section 5.7               Performance of Obligations.......................................- 54 -
                  Section 5.8               Stock............................................................- 54 -
                  Section 5.9               Maintenance of Personal Property.................................- 55 -
                  Section 5.10              Maintenance and Operation of Real Property Assets................- 55 -
                  Section 5.11              Compliance with ERISA............................................- 55 -
                  Section 5.12              Settlement/Judgment Notice.......................................- 56 -
                  Section 5.13              Acceleration Notice..............................................- 56 -
                  Section 5.14              Lien Searches; Title Searches....................................- 56 -
                  Section 5.15              Intentionally Deleted............................................- 56 -
                  Section 5.16              Minimum Net Worth................................................- 57 -
                  Section 5.17              Total Indebtedness...............................................- 57 -
                  Section 5.18              Coverage Ratios..................................................- 57 -
                  Section 5.19              Replacement Reserve..............................................- 58 -

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
                  Section 5.20              Management.......................................................- 58 -
                  Section 5.21              Further Assurances...............................................- 58 -
                  Section 5.22              REIT Status......................................................- 58 -
                  Section 5.23              Loan Documents...................................................- 58 -
                  Section 5.24              Appraisals.......................................................- 58 -
                  Section 5.25              Maintenance of Control...........................................- 59 -
                  Section 5.26              Intentionally Deleted............................................- 59 -
                  Section 5.27              Transfer of Licenses.............................................- 59 -
                  Section 5.28              Franchises.......................................................- 59 -
                  Section 5.29              Compliance with Terms of Ground Leases...........................- 59 -
                  Section 5.30              Maintenance of Affiliate Debt and Intercompany Debt..............- 59 -
                  Section 5.31              Keep Well Covenants..............................................- 60 -
                  Section 5.32              Single Purpose Entity............................................- 60 -
                  Section 5.33              Environmental Monitoring and Remediation.........................- 61 -

         SECTION 6.     NEGATIVE COVENANTS...................................................................- 62 -
                  Section 6.1               Intentionally Deleted............................................- 62 -
                  Section 6.2               Intentionally Deleted............................................- 62 -
                  Section 6.3               Liens............................................................- 62 -
                  Section 6.4               Restriction on Fundamental Changes...............................- 63 -
                  Section 6.5               Transactions with Affiliates.....................................- 63 -
                  Section 6.6               Plans............................................................- 63 -
                  Section 6.7               Payout Ratios....................................................- 63 -
                  Section 6.8               Operating Leases.................................................- 64 -
                  Section 6.9               Borrower's Partnership Agreement.................................- 64 -
                  Section 6.10              Restriction on Prepayment of Indebtedness........................- 64 -
                  Section 6.11              Negative Pledge Covenant.........................................- 64 -
                  Section 6.12              Organizational Documents.........................................- 64 -
                  Section 6.13              Intentionally Deleted............................................- 64 -
                  Section 6.14              No Transfer......................................................- 64 -
                  Section 6.15              Change of Name, Identity or Structure............................- 65 -

         SECTION 7.     EVENTS OF DEFAULT....................................................................- 65 -
                  Section 7.1               Events of Default................................................- 65 -
                  Section 7.2               Rights and Remedies..............................................- 68 -

         SECTION 8.     INTENTIONALLY DELETED................................................................- 69 -

         SECTION 9.     MISCELLANEOUS........................................................................- 69 -
                  Section 9.1               Payment of Lender's and Co-Lender's Expenses, Indemnity, etc.....- 69 -
                  Section 9.2               Notices..........................................................- 70 -
                  Section 9.3               Successors and Assigns; Participations; Assignments..............- 72 -
                  Section 9.4               Amendments and Waivers...........................................- 72 -
                  Section 9.5               No Waiver; Remedies Cumulative...................................- 72 -
                  Section 9.6               Governing Law; Submission to Jurisdiction........................- 72 -
                  Section 9.7               Confidentiality; Disclosure of Information.......................- 73 -
                  Section 9.8               Recourse.........................................................- 73 -

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
                  Section 9.9               Sale of Loan, Co-Lenders, Participations and Servicing...........- 74 -
                  Section 9.10              Borrower's and REIT's Assignment.................................- 77 -
                  Section 9.11              Counterparts.....................................................- 77 -
                  Section 9.12              Effectiveness....................................................- 77 -
                  Section 9.13              Headings Descriptive.............................................- 78 -
                  Section 9.14              Marshaling; Recapture............................................- 78 -
                  Section 9.15              Severability.....................................................- 78 -
                  Section 9.16              Survival.........................................................- 78 -
                  Section 9.17              Domicile of Loan Portions........................................- 78 -
                  Section 9.18              Intentionally Omitted............................................- 78 -
                  Section 9.19              Calculations; Computations.......................................- 78 -
                  Section 9.20              WAIVER OF TRIAL BY JURY..........................................- 78 -
                  Section 9.21              No Joint Venture.................................................- 79 -
                  Section 9.22              Estoppel Certificates............................................- 79 -
                  Section 9.23              No Other Agreements..............................................- 79 -
                  Section 9.24              Controlling Document.............................................- 79 -
                  Section 9.25              No Benefit to Third Parties......................................- 79 -
                  Section 9.26              Joint and Several................................................- 80 -

                                    SCHEDULES

Schedule 1-A    Owners
Schedule 1-B    Allocated Loan Amounts
Schedule 1-C    Allocated Guaranty Amounts
Schedule 2      Real Property Assets
Schedule 3      Franchises
Schedule 4      Intentionally Deleted
Schedule 5      Litigation
Schedule 6      Employee Benefit Plans
Schedule 7      Liens
Schedule 8      Ground Leases
Schedule 9      Intercompany Debt
Schedule 10     Operating Leases
Schedule 11     Intentionally Deleted
Schedule 12     Environmental Monitoring and Remediation
Schedule 13     REIT Business Operations
Schedule 13A    Intentionally Deleted
Schedule 14     Pledged Mortgages
Schedule 15     Intentionally Deleted
Schedule 16     Liquor Licenses


                                    EXHIBITS

Exhibit A       Notice of Borrowing
Exhibit B       Form of Note
Exhibit C       Intentionally Deleted
Exhibit D       Intentionally Deleted
Exhibit E       Notice of Voluntary Prepayment
Exhibit F       Form of Environmental Indemnity
Exhibit G       Form of Affiliate Debt Subordination Agreement
Exhibit H       Form of Security Agreement (Pledge of Membership Interests)
Exhibit I       Form of SLC Security Agreement (Pledge of Membership Interests)
Exhibit J       Intentionally Deleted
Exhibit K       Intentionally Deleted
Exhibit L       Form of Owner/Operating Entity Guaranty
Exhibit M       Form of SLC/Corporation Guaranty
Exhibit N       Form of Assignment and Assumption

                  THIS LOAN AGREEMENT, dated as of August 16, 1996, is made among SLT REALTY LIMITED PARTNERSHIP, a Delaware limited partnership ("Borrower"), STARWOOD LODGING TRUST, a Maryland real estate investment trust (the "REIT"), and GOLDMAN SACHS MORTGAGE COMPANY, a New York limited partnership, individually ("Goldman") and as Agent for one or more Co-Lenders ("Lender").


                  SECTION 1.  DEFINITIONS.

                  Section 1.1 Definitions. As used herein, the following terms shall have the meanings herein specified unless the context otherwise requires. Defined terms in this Agreement shall include in the singular number the plural and in the plural number the singular.

                  "Accounts Receivable" shall mean all income and revenues or rights to receive all income and revenues arising from the operation of the Real Property Assets and all payments for goods or property sold or leased or for services rendered, whether or not yet earned by performance, and not evidenced by an instrument or chattel paper, including, without limiting the generality of the foregoing, (i) all accounts, contract rights, book debts, and notes arising from the operation of a hotel on the Real Property Assets or arising from the sale, lease or exchange of goods or other property and/or the performance of services, (ii) Borrower's, each Owner's and each Operating Entity's rights to payment from any consumer credit/charge card organization or entity (such as, or similar to, the organizations or entities which sponsor and administer the American Express Card, the Visa Card, the Bankamericard, the Carte Blanche Card, or the Mastercard) arising with respect to the Real Property Assets, (iii) Borrower's, each Owner's and each Operating Entity's rights in, to and under all purchase orders for goods, services or other property arising with respect to the Real Property Assets, (iv) Borrower's, each Owner's and each Operating Entity's rights to any goods, services or other property represented by any of the foregoing, (v) monies due to or to become due to Borrower, any Owner or any Operating Entity under all contracts for the sale, lease or exchange of goods or other property and/or the performance of services including the right to payment of any interest or finance charges in respect thereto (whether or not yet earned by performance on the part of Borrower, any Owner or any Operating Entity) arising with respect to the Real Property Assets and (vi) all collateral security and guaranties of any kind given by any person or entity with respect to any of the foregoing. Accounts Receivable shall include those now existing or hereafter created, substitutions therefor, proceeds (whether cash or non-cash, movable or immovable, tangible or intangible) received upon the sale, exchange, transfer, collection or other disposition or substitution thereof and any and all of the foregoing and proceeds therefrom.

                  "Advance" shall mean each advance of the principal balance of the Loan in accordance with the terms of Sections 3.1 and 3.2.

                  "Affiliate" shall mean, with reference to a specified Person, any Person that directly or indirectly through one or more intermediaries Controls or is Controlled by or is under common Control with the specified Person and any Subsidiaries (including Consolidated Subsidiaries) of such specified Person.

                  "Affiliate Debt" shall mean any and all Indebtedness of Borrower or the REIT to any Affiliate of Borrower, the REIT, or any Loan Party.

                  "Agent" shall have the meaning provided in Section 9.9(e).

                  "Agreement" shall mean this Loan Agreement, as the same may from time to time hereafter be modified, supplemented or amended.

                  "Allocated Guaranty Amounts" shall mean the portions of the Loan guaranteed by each Guarantor pursuant to the related Guaranty as set forth on Schedule 1-C.

                  "Allocated Loan Amount" shall mean the portions of the Facility Amount allocated to each Real Property Asset as set forth on Schedule 1-B, as the same may be adjusted in accordance with this Agreement.

                  "Annual Operating Budget" shall have the meaning provided in
Section 5.1.

                  "Applicable Laws" shall mean all existing and future federal, state and local laws, statutes, orders, ordinances, rules, and regulations or orders, writs, injunctions or decrees of any court affecting Borrower or any Real Property Asset, or the use thereof including, but not limited to, all zoning, fire safety and building codes, the Americans with Disabilities Act, and all Environmental Laws (as defined in the Environmental Indemnity).

                  "Appraisal" shall mean an appraisal prepared in accordance with the requirements of FIRREA, prepared by an independent third party appraiser holding an MAI designation, who is state licensed or state certified if required under the laws of the state where the applicable Real Property Asset is located, who meets the requirements of FIRREA and who has at least ten (10) years real estate experience appraising properties of a similar nature and type as the applicable Real Property Asset and who is otherwise satisfactory to Lender.

                  "Assets" of any Person means all assets of such Person that would, in accordance with GAAP, be classified as assets of a company conducting a business the same as or similar to that of such Person, including, without limitation, all Real Property Assets.

                  "Assignment and Assumption" shall have the meaning provided in
Section 9.9(a).

                  "Bankruptcy Code" shall mean Title 11 of the United States Code entitled "Bankruptcy", as amended from time to time, and any successor statute or statutes and all rules and regulations from time to time promulgated thereunder, and any comparable foreign laws relating to bankruptcy, insolvency or creditors' rights.

                  "Base Period" shall have the meaning provided in Section 5.18(a).

                  "Base Rate" shall mean, at any particular date, a rate per annum equal to the rate of interest published in The Wall Street Journal as the "prime rate", as in effect on such day, with any change in the prime rate resulting from a change in said prime rate to be effective as of the date of the relevant change in said prime rate; provided, however, that if more than one prime rate is published in The Wall Street Journal for a day, the average of the Prime Rates shall be used; provided, further, however, that the Prime Rate (or the average of the prime rates) will be rounded to the nearest 1/16 of 1% or, if there is no nearest 1/16 of 1%, to the next higher 1/16 of 1%.

                  In the event that The Wall Street Journal should cease or temporarily interrupt publication, then the Prime Rate shall mean the daily average prime rate published in another business newspaper, or business section of a newspaper, of national standing chosen by Lender. If The Wall Street Journal resumes publication, the substitute index will immediately be replaced by the prime rate published in The Wall Street Journal.

                  In the event that a prime rate is no longer generally published or is limited, regulated or administered by a governmental or quasi-governmental body, then Lender shall select a comparable interest rate index which is readily available to Borrower and verifiable by Borrower but is beyond the control of Lender. Lender shall give Borrower prompt written notice of its choice of a substitute index and when the change became effective.

                  Such substitute index will also be rounded to the nearest 1/16 of 1% or, if there is no nearest 1/16 of 1%, to the next higher 1/16 of 1%.

                  The determination of the Base Rate by Lender shall be conclusive absent manifest error.

                  "Base Rate Margin" shall mean 0.75% per annum from the date hereof through and including the Initial Maturity Date and 1.75% per annum thereafter.

                  "Base Rate Portions" shall mean each portion of the Loan made and/or being maintained at a rate of interest based upon the Base Rate.

                  "Borrower" shall have the meaning provided in the first paragraph of this Agreement and any successor Borrower expressly permitted hereunder.

                  "Borrower's Partnership Agreement" means that certain Amended and Restated Limited Partnership Agreement of SLT Realty Limited Partnership dated as of June 29, 1995, and an Amended and Restated Certificate of Limited Partnership of SLT Realty Limited Partnership dated July 5, 1995 as amended by those certain agreements dated May 14, 1996, June 3, 1996, June 4, 1996 and July 1, 1996 as the same may be further amended, modified or supplemented from time to time.

                  "Borrowing" shall mean a borrowing of one Type of Advance from Lender and any Co-Lender on a given date (or resulting from conversions or continuations on a given date), having in the case of Eurodollar Portions the same Interest Period.

                  "Business Day" shall mean (i) for all purposes other than as covered by clause (ii) below, any day excluding Saturday, Sunday and any day which shall be in New York City a legal holiday or a day on which Lender, any Co-Lender or banking institutions are authorized or required by law or other government actions to close, and (ii) with respect to all notices and determinations in connection with, and payments of principal and interest on, Eurodollar Portions, any day which is a Business Day described in clause (i) and which is also a day for trading by and between banks for U.S. dollar deposits in the relevant interbank Eurodollar market.

                  "Capitalized Lease" as to any Person shall mean (i) any lease of property, real or personal, the obligations under which are capitalized on the consolidated balance sheet of such Person and its Subsidiaries, and (ii) any other such lease to the extent that the then present value of the minimum rental commitment thereunder should, in accordance with GAAP, be capitalized on a balance sheet of the lessee.

                  "Capitalized Lease Obligations" as to any Person shall mean all obligations of such Person and its Subsidiaries under or in respect of Capitalized Leases.

                  "Change in Law" shall have the meaning provided in Section 2.19(c).

                  "Closing Date" shall mean the date of this Agreement.

                  "Code" shall mean the Internal Revenue Code of 1986, as amended from time to time, and any successor statute, together with all rules and regulations from time to time promulgated thereunder.

                  "Co-Lender" shall have the meaning provided in Section 9.9.

                  "Collateral" shall mean the membership interests of Borrower, SLC, the Corporation, and SLT Financing Partnership, in each Owner and each Operating Entity that have been pledged to Lender pursuant to the Security Agreement and the SLC Security Agreement, together with the Pledged Mortgages.

                  "Collateral Assignments of Mortgage" shall mean those two Collateral Assignments of Mortgage each dated the date hereof from Borrower to Lender with respect to the Pledged Mortgages, which Mortgages have been collaterally assigned as additional security for the Loan.

                  "Commitment Fee" shall have the meaning provided in Section 2.15.

                  "Consolidated Interest Expense" means with respect to any Person for any period, interest accrued or payable by such Person and its Subsidiaries during such period in respect of Total Debt determined on a consolidated basis in accordance with GAAP.

                  "Contingent Obligation" as to any Person shall mean any obligation of such Person guaranteeing or intended to guarantee any Indebtedness, leases (including Capitalized Leases), dividends or other obligations ("primary obligations") of any other Person (the "primary obligor") in any manner, whether directly or indirectly, including, without limitation, any obligation of such Person, whether or not contingent, (i) to purchase any such primary obligation or any property constituting direct or indirect security therefor,(ii) to advance or supply funds (x) for the purchase or payment of any such primary obligation or (y) to maintain working capital or equity capital of the primary obligor or otherwise to maintain the net worth, solvency or other financial condition of the primary obligor, (iii) to purchase property, securities or services primarily for the purpose of assuring the owner of any such primary obligation of the ability of the primary obligor to make payment of such primary obligation or (iv) otherwise to assure or hold harmless the owner of such primary obligation against loss in respect thereof: provided, however, that the term Contingent Obligation shall not include endorsements of instruments for deposit or collection in the ordinary course of business. The amount of any accrued or accruable Contingent Obligation shall be determined in accordance with GAAP.

                  "Contract Rate" shall mean the rate or rates of interest (which rate shall include the applicable margin added thereto pursuant to the terms of this Agreement) per annum provided for in this Agreement which are applicable to the Loan from time to time so long as no Event of Default has occurred and is continuing. If more than one rate of interest is applicable to the Loan, then, unless the context indicates that the Contract Rate is to be determined for each Loan Portion, the Contract Rate shall be the average of such rates (rounded upwards, if necessary, to the nearest 1/100 of 1%) with such average to be weighted according to the relative size of the Loan Portions to which such different rates are applicable. The determination of the Contract Rate by Lender, if made in good faith, shall be conclusive absent manifest error.

                  "Control" shall mean in (a) in the case of a corporation, ownership, directly or through ownership of other entities, of at least ten percent (10%) of all the voting stock (exclusive of stock which is voting only as required by applicable law or in the event of nonpayment of dividends and pays dividends only on a nonparticipating basis at a fixed or floating rate), and (b) in the case of any other entity, ownership, directly or through ownership of other entities, of at least ten percent (10%) of all of the beneficial equity interests therein (calculated by a method that excludes from equity interests, ownership interests that are nonvoting (except as required by applicable law or in the event of nonpayment of dividends or distributions) and pay dividends or distributions only on a non-participating basis at a fixed or floating rate) or, in any case, (c) the power directly or indirectly, to direct or control, or cause the direction of, the management policies of another Person, whether through the ownership of voting securities, general partnership interests, common directors, trustees, officers by contract or otherwise. The terms "controlled" and "controlling" shall have meanings correlative to the foregoing definition of "Control."

                  "Corporation" shall mean Starwood Lodging Corporation, a Maryland corporation.

                  "Debt Service" means with respect to any Person for any period, the sum (without duplication) of (a) Consolidated Interest Expense of such Person for such period plus (b) scheduled principal amortization of Total Debt and any unscheduled principal amortization payments (other than payments of principal under this Loan) actually made or required to be made during such period pursuant to a settlement of debt (giving effect to any principal payments actually made or required to be made other than scheduled balloon payments due on the applicable maturity date that are not then due or past due) of such Person for such period (whether or not such payments are made).

                  "Default" shall mean any event, act or condition which, with the giving of notice or lapse of time, or both, would constitute an Event of Default.

                  "Default Rate" shall mean for each Loan Portion the lesser of
(a) the Maximum Legal Rate or (b) the rate per annum determined by adding 5% to the Contract Rate applicable to the Loan immediately prior to an Event of Default until the expiration of the applicable Interest Periods and thereafter the rate per annum determined by adding 2% to the Base Rate, as from time to time is in effect; or (c) with respect to all then outstanding Base Rate Portions, the rate per annum determined by adding 2% to the Base Rate as from time to time in effect.

                  "Determination Date" shall have the meaning provided in
Section 2.9.

                  "Distribution" shall mean any dividends (other than dividends payable solely in common stock), distributions, return of capital to any stockholders, general or limited partners or members, other payments, distributions or delivery of property or cash to stockholders, general or limited partners or members, or any redemption, retirement, purchase or other acquisition, directly or indirectly, of any shares of any class of capital stock now or hereafter outstanding (or any options or warrants issued with respect to capital stock), any general or limited partnership or membership interest, or the setting aside of any funds for the foregoing.

                  "Dollars" and the symbol "$" each mean the lawful money of the United States of America.

                  "Domestic Lending Office" shall mean the office set forth in
Section 9.2 for Lender, or such other office as may be designated from time to time by written notice to Borrower.

                  "Draw Period" shall mean the period commencing on the date hereof and expiring on the Termination Date.

                  "EBITDA" shall mean with respect to any Person for any period, earnings (or losses) before interest and taxes of such Person and its Subsidiaries for such period plus, to the extent deducted in computing such earnings (or losses) before interest and taxes, depreciation and amortization expense, all as determined on a consolidated basis with respect to such Person and its Subsidiaries in accordance with GAAP; provided, however, EBITDA shall exclude earnings or losses resulting from (i) cumulative changes in accounting practices, (ii) discontinued operations, (iii) extraordinary items, (iv) net income of any entity acquired in a pooling of interest transaction for the period prior to the acquisition, (v) net income of a Subsidiary that is unavailable to the Borrower, (vi) net income not readily convertible into Dollars or remittable to the United States, (vii) net income from corporations, partnerships, associations, joint ventures or other entities in which the Borrower or a Subsidiary has a minority interest and in which Borrower does not have Control, except to the extent actually received.

                  "Employee Benefit Plan" shall mean an employee benefit plan within the meaning of Section 3(3) of ERISA (i) that is maintained by Borrower or any other Loan Party or (ii) with respect to which any such person has any obligation or liability, whether direct or indirect;

provided, however, that "Employee Benefit Plan" shall not include any "multiemployer plan" as defined in section 4001(a)(3) of ERISA.

                  "Engineering Reports" shall have the meaning provided in
Section 3.1(o).

                  "Environmental Indemnity" shall have the meaning provided in
Section 3.1(a)(vi).

                  "Environmental Reports" shall mean the written environmental site assessments, prepared by independent qualified environmental professionals acceptable to Lender in its reasonable discretion, prepared in accordance with Lender's then current guidelines, of each of the Real Property Assets, each of which assessments shall be in form and substance reasonably satisfactory to Lender and contain the information set forth in Section 3.1(k).

                  "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as amended from time to time and any successor statute, together with all rules and regulations promulgated thereunder. Section references to ERISA are to ERISA, as in effect at the date of this Agreement and any provisions of ERISA substituted therefor.

                  "ERISA Controlled Group" means any corporation or entity or trade or business or person that is a member of any group described in Section 414(b), (c), (m) or (o) of the Code of which Borrower, the REIT, SLC, the Corporation, SLT Financing Partnership, any Owner, any Operating Entity or any other Loan Party is a member.

                  "ERISA Indemnitee" shall have the meaning provided in Section 9.9(l).

                  "Eurocurrency Reserve Requirements" shall mean, with respect to each day during an Interest Period for Eurodollar Portions, that percentage (expressed as a decimal) which is in effect on such day, as prescribed by the Federal Reserve Board or other governmental authority or agency having jurisdiction with respect thereto for determining the maximum reserves (including, without limitation, basic, supplemental, marginal and emergency reserves) for eurocurrency funding (currently referred to as "Eurocurrency Liabilities" in Regulation D) maintained by a member bank of the Federal Reserve System. The parties acknowledge that the Eurocurrency Reserve Requirements as of the Closing Date are -0-%.

                  "Eurodollar Base Rate" shall mean, (a) for any Interest Period other than a Short Interest Period, the rate per annum (rounded upwards, if necessary, to the next higher one hundred-thousandth of a percentage point) which appears on the Telerate Page 3750 as of 11:00 a.m. (London, England time) two (2) Business Days prior to the first day of such Interest Period for deposits in U.S. Dollars for a period equal to thirty days, and (b) for any Short Interest Period an interpolated rate per annum based on the closest thirty day Interest Period, which appear on the Telerate Page 314 as of 11:00 a.m. (London, England time) two (2) Business Days prior to the first day of such Short Interest Period. The determination of the Eurodollar Base Rate by Lender shall be conclusive absent manifest error.

                  "Eurodollar Lending Office" shall mean the office of Lender (or any Participant or Co-Lender) designated as such by Lender from time to time by written notice to Borrower.

                  "Eurodollar Portions" shall mean each portion of the Loan made and/or being maintained at a rate of interest calculated by reference to the Eurodollar Rate.

                  "Eurodollar Rate" shall mean with respect to each day during an Interest Period for Eurodollar Portions, a rate per annum equal to the Eurodollar Base Rate, or, if any Co-Lender is subject to Eurocurrency Reserve Requirements, whether or not such reserves are actually incurred or maintained, the average of the Eurodollar Base Rate and the Adjusted Eurodollar Base Rate, with such average to be weighted according to the percentage of the Eurodollar Portion subject to such Co-Lender's interest in the Loan and the balance of such Eurodollar Portion. The Adjusted Eurodollar Base Rate shall mean a rate per annum, determined for each day during an Interest Period in accordance with the following formula (rounded upwards to the nearest whole multiple of l/16th of one percent):

                              Eurodollar Base Rate
                    1.00 - Eurocurrency Reserve Requirements

                  "Eurodollar Rate Margin" shall mean (i) from the date hereof through and including the Initial Maturity Date, 1.75% per annum, and (ii) if Borrower elects to extend the Initial Maturity Date pursuant to Section 2.10, from the Initial Maturity Date through and including the Extended Maturity Date, 2.75% per annum.

                  "Event of Default" shall have the meaning provided in Section
7.

                  "Extended Maturity Date" shall mean February 1, 1998, or such earlier date on which the principal balance of the Loan and all other sums due in connection with the Loan shall be due as a result of the acceleration of the Loan.

                  "FIRREA" means the Financial Institutions Reform, Recovery and Enforcement Act of 1989, as amended from time to time.

                  "Facility Amount" shall mean $300,000,000.00 as such amount may be permanently reduced pursuant to Sections 2.9, 2.11 or 2.21, or otherwise pursuant to the terms of this Agreement.

                  "Federal Reserve Board" shall mean the Board of Governors of the Federal Reserve System as constituted from time to time, or any successor thereto in function.

                  "Fees" shall mean all amounts payable pursuant to Sections 2.15, 2.17 and 9.1.

                  "Financing Statement" shall have the meaning provided in
Section 3.1(h).

                  "Fixed Charges" means the amount of scheduled lease payments with respect to leasehold interests or obligations of the respective Person.

                  "Food and Beverage Inventory" shall mean food and beverages (including liquor) stored at the hotel on each Real Property Asset for service to hotel guests.

                  "Franchise" shall mean a management agreement, franchise agreement or similar agreement pursuant to which the Operating Entities have the right to operate the hotel located on each Real Property Asset under a name and/or hotel system controlled by a nationally recognized full service hotel chain or franchise.

                  "Funding Costs" shall have the meaning provided in Section
2.17.

                  "Funds from Operations" shall mean consolidated net income
(loss) before extraordinary items, computed in accordance with GAAP, plus, to the extent deducted in determining net income (loss) and without duplication,
(i) gains (or losses) from debt restructuring and sales of property, (ii) non-recurring charges, (iii) provisions for losses, (iv) real estate related depreciation and amortization (excluding amortization of financing costs), and
(v) amortization of organizational expenses less, to the extent included in net income (loss), (a) non-recurring income and (b) equity income (loss) from unconsolidated partnerships and joint ventures less the proportionate share of funds from operations of such partnerships and joint ventures, which adjustments shall be calculated on a consistent basis.

                  "Furnished Information" shall have the meaning provided in
Section 4.15.

                  "GAAP" shall mean United States generally accepted accounting principles on the date hereof and as in effect from time to time during the term of this Agreement, and consistent with those utilized in the preparation of the financial statements referred to in Section 4.5.

                  "Gross Revenues" shall mean, with respect to any Real Property Asset for any period, all income, rents, room rates, additional rents, revenues, issues and profits (including all oil and gas or other mineral royalties and bonuses) and other items including without limitation, all revenues and credit card receipts collected from guest rooms, restaurants, meeting rooms, bars, mini-bars, banquet rooms, recreation facilities, vending machines and concessions derived from the customary operation of such Real Property Asset.

                  "Group" shall mean Starwood Capital Group, L.P., a Delaware limited partnership.

                  "Ground Lease" shall mean those ground leases, together with all amendments and modifications thereto, all as more particularly set forth on
Schedule 8 with respect to the Real Property Assets identified on such Schedule, as such Schedule may be amended from time to time.

                  "Ground Lease Estoppel" shall have the meaning provided in
Section 3.1(a)(xxv).

                  "Guarantor" shall mean each Owner, each Operating Entity, SLC, SLT Financing Partnership, and the Corporation.

                  "Guaranty" shall have the meaning provided in Section 3.1(a)(iii).

                  "Improvements" shall mean any building, structure, fixture, addition, enlargement, extension, modification, repair, replacement or improvement now or hereafter located or erected on any Real Property Asset.

                  "Increased Capital Costs" shall have the meaning provided in
Section 2.18.

                  "Indebtedness" of any Person shall mean, without duplication,
(i) all indebtedness of such Person for borrowed money or for the deferred purchase price of property or services, (ii) all indebtedness of such Person evidenced by a note, bond, debenture or similar instrument, (iii) the outstanding amount drawn and unpaid under all letters of credit issued for the account of such Person and, without duplication, all unreimbursed amounts drawn thereunder, (iv) all indebtedness of any other Person secured by any Lien on any property owned by such Person, whether or not such indebtedness has been assumed, (v) all Contingent Obligations of such Person, (vi) all Unfunded Benefit Liabilities of such Person, (vii) all actual payment obligations of such Person under any interest rate protection agreement (including, without limitation, any interest rate swaps, caps, floors, collars and similar agreements) and currency swaps and similar agreements, (viii) all indebtedness and liabilities secured by any Lien or mortgage on any property of such Person, whether or not the same would be classified as a liability on a balance sheet,
(ix) the liability of such Person in respect of banker's acceptances and the estimated liability under any participating mortgage, convertible mortgage or similar arrangement, (x) the aggregate amount of rentals or other consideration payable by such Person in accordance with GAAP over the remaining unexpired term of all Capitalized Leases, (xi) all final, non-appealable judgments or decrees by a court or courts of competent jurisdiction entered against such Person,
(xii) all indebtedness, payment obligations, contingent obligations, etc. of any partnership in which such Person holds a general partnership interest, and
(xiii) all obligations, liabilities, reserves and any other items which are listed as a liability on a balance sheet of such Person determined on a consolidated basis in accordance with GAAP, but excluding all general contingency reserves and reserves for deferred income taxes and investment credit.

                  "Indemnified Liabilities" shall have the meaning provided in
Section 9.1(c).

                  "Indemnitee" shall have the meaning provided in Section
9.1(c).

                  "Initial Maturity Date" shall mean August 16, 1997, or such earlier date on which the principal balance of the Loan and all other sums due in connection with the Loan shall be due as a result of the acceleration of the Loan.

                  "Insurance Premiums" shall have the meaning provided in
Section 5.3(c).

                  "Intangibles" shall mean Licenses (other than liquor licenses and licenses related to liquor licenses).

                  "Intercompany Debt" shall mean the debt described in Schedule
9.

                  "Intercreditor Agreement" shall have the meaning provided in
Section 9.4.

                  "Interest Period" shall mean a period of thirty (30) days as provided in Section 2.6.

                  "Leases" shall mean all written leases and subleases and rental agreements, registration cards and agreements and other agreements, whether or not in writing, affecting the use, enjoyment or occupancy of any Real Property Asset heretofore or hereafter entered into.

                  "Licenses" shall have the meaning provided in Section 4.18.

                  "Lien" shall mean any mortgage, deed of trust, pledge, hypothecation, assignment, deposit arrangement, encumbrance, lien (statutory or other), or preference, priority or other security agreement of any kind or nature whatsoever, including, without limitation, any conditional sale or other title retention agreement, any financing lease having substantially the same effect as any of the foregoing and the filing of any financing statement or similar instrument under the Uniform Commercial Code or comparable law of any jurisdiction, domestic or foreign.

                  "Loan" shall mean, in the aggregate, the Advances made to Borrower under this Agreement and the Note, pursuant to the terms hereof, the aggregate principal amount of which shall not exceed the Facility Amount.

                  "Loan Documents" shall mean this Agreement, the Note, the Environmental Indemnity, each Financing Statement filed in connection with the Security Agreement, the SLC Security Agreement, the Guarantees, the SLC/Corporation Guaranty, the Collateral Assignments of Mortgage, and any other documents or instruments evidencing, securing or guaranteeing the Loan or perfecting Lender's Lien in the Collateral other than that certain letter agreement dated the date hereof between Borrower, the REIT and Goldman.

                  "Loan Party" shall mean, individually and collectively, as the context requires, the REIT, the Borrower, SLC, the Corporation, SLT Financing Partnership, SLT Realty Company LLC, each Owner and each Operating Entity; provided, however, that in the event that Lender has released its Liens against all of the Collateral pledged by one or more of such parties, then such party or parties, as of the effective date of such release, shall no longer be included in the definition of Loan Party.

                  "Loan Portion" shall mean each Base Rate Portion and each Eurodollar Portion of the Loan.

                  "Majority Co-Lenders" shall mean (i) the Lender and (ii) Co-Lenders which in the aggregate own a direct pro rata ownership interest in the Loan of 66-2/3% or more.

                  "Margin Stock" shall have the meaning provided such term in Regulation U and Regulation G of the Federal Reserve Board.

                  "Material Adverse Effect" shall mean any condition which has a material adverse effect upon (i) the business, operations, properties, assets, corporate structure or financial condition of Borrower, the REIT, SLC, the Corporation, SLT Financing Partnership, the

Owners or the Operating Entities, taken as a whole, (ii) the ability of Borrower, the REIT, SLC, the Corporation, SLT Financing Partnership, the Owners or the Operating Entities to perform any of the Obligations, (iii) the validity or enforceability of any of the Loan Documents, or (iv) the ability of Borrower or the REIT to meet any of the obligations under any Recourse Indebtedness.

                  "Maturity Date" shall mean (i) August 16, 1997 or (ii) if Borrower has elected to extend the Initial Maturity Date pursuant to Section 2.10, February 16, 1998, or (iii) such earlier date on which the principal balance of the Loan and all other sums due in connection with the Loan shall be due as a result of the acceleration of the Loan.

                  "Maximum Combined Payout Ratio" shall have the meaning provided in Section 6.7(a).

                  "Maximum Legal Rate" shall mean the maximum nonusurious interest rate, if any, that at any time or from time to time may be contracted for, taken, reserved, charged or received on the indebtedness evidenced by the Note and as provided for herein or other Loan Documents, under the laws of such state or states whose laws are held by any court of competent jurisdiction to govern the interest rate provisions of the Loan.

                  "Maximum REIT Payout Ratio" shall have the meaning provided in
Section 6.7(b).

                  "Minimum Net Worth" shall have the meaning provided in Section 5.16.

                  "Multiemployer Plan" shall mean a "pension plan" as defined in
Section 3(2) of ERISA which is a "multiemployer plan" as defined in Section 4001(a)(3) of ERISA.

                  "Negative Pledge Agreement" shall have the meaning provided in
Section 3.1(a)(iv).

                  "Net Book Value" shall mean the book value of all of a Person's assets that is reflected on such Person's consolidated financial statements, including adjustment or allowance for depreciation and amortization and calculated in accordance with GAAP.

                  "Non-Competition Agreement" means Section 6.6 of that certain Formation Agreement, dated as of November 11, 1994, by and among the REIT (formerly Hotel Investors Trust), the Corporation (formerly Hotel Investors Corporation), the Group and Berl Holdings, L.P., Starwood-Apollo Hotel Partners VIII, L.P., Starwood-Apollo Hotel Partners IX, L.P., Starwood-Nomura Hotel Investors, L.P., Starwood/Wichita Investors, L.P., Starwood-Huntington Partners, L.P. and Woodstar Partners I, L.P. (collectively, the "Starwood Partners") as amended by that certain Amendment No. 1 to Formation Agreement, dated as of July 6, 1995, by and among the REIT, the Corporation, the Group and the Starwood Partners.

                  "Note" shall have the meaning provided in Section 2.4(a).

                  "Notice of Borrowing" shall have the meaning provided in
Section 2.2(a).

                  "Obligations" shall mean all payment, performance and other obligations, liabilities and indebtedness of every nature of (i) Borrower and the REIT, without duplication, from time to time owing to Lender or any Co-Lender under or in connection with this Agreement or any other Loan Document, or (ii) the other Loan Parties under or in connection with the Security Agreements or any other Loan Document.

                  "Operating Entity" shall mean each limited liability company listed on Schedule 10, each of which is the lessee under an Operating Lease for the related Real Property Asset.

                  "Operating Expenses" shall mean, with respect to any Real Property Asset, for any given period (and shall include the pro rata portion for such period of all such expenses attributable to, but not paid during, such period), all expenses paid, accrued, or payable, as determined in accordance with GAAP and the Uniform System of Accounts by Borrower and the Owners or the Operating Entities, as the case may be, during that period in connection with the operation of such Real Property Asset for which it is to be determined, including without limitation:

                  (i) expenses for cleaning, repair, maintenance, decoration and painting of the such Real Property Asset (including, without limitation, parking lots and roadways), net of any insurance proceeds in respect of any of the foregoing;

                  (ii) wages (including overtime payments), benefits, payroll taxes and all other related expenses for Borrower's, Owner's or the Operating Entity's, as the case may be, on-site personnel, up to and including (but not above) the level of the on-site manager, engaged in the repair, operation and maintenance of such Real Property Asset and service to tenants and on-site personnel engaged in audit and accounting functions performed by Borrower, Owner or Operating Entity;

                  (iii) management fees pursuant to any management agreement not exceeding market and approved by Lender in its reasonable discretion, but in no event less than three and one-half percent (3.5%) of Gross Revenues with respect to the applicable Real Property Asset. Such fees shall include all fees for management services whether such services are performed at such Real Property Asset or off-site;

                  (iv) franchise fees, reservation fees and other royalties or similar payments due under any Franchises, not exceeding market and approved by Lender in its reasonable discretion, with respect to the applicable Real Property Asset;

                  (v) the cost of all electricity, oil, gas, water, steam, heat, ventilation, air conditioning and any other energy, utility or similar item and the cost of building and cleaning supplies;

                  (vi) the cost of any leasing commissions and tenant concessions or improvements payable by Borrower, Owner or Operating Entity or any other Loan Party pursuant to any leases which are in effect for such Real Property Asset at the commencement of that period as such costs are recognized in accordance with GAAP, but on no less than a straight line basis over the remaining term of the respective Lease, exclusive of any renewal or extension or similar options;

                 (vii) rent, liability, casualty, fidelity, errors and omissions, dram shop liability, workmen's compensation and other required insurance premiums;

                (viii) legal, accounting and other professional fees and expenses;

                  (ix) the cost (including leasing and financing) of all equipment to be used in the ordinary course of business, which is not capitalized in accordance with GAAP;

                  (x)  real estate, personal property and other taxes;

                  (xi) advertising and other marketing costs and expenses;

                 (xii) casualty losses to the extent not reimbursed by an independent third party; and

                  (xiii) all amounts that should be reserved, as reasonably determined by Borrower, Owner or Operating Entity, as the case may be, with approval by Lender in its reasonable discretion, for repair or maintenance of the Real Property Asset and to maintain the value of the Real Property Asset including replacement reserves of no less than 4% of Gross Revenues.

         Notwithstanding the foregoing, Operating Expenses shall not include (i) depreciation or amortization or any other non-cash item of expense unless approved by Lender; (ii) interest, principal, fees, costs and expense reimbursements of Lender in administering the Loan but not in exercising any of its rights under this Agreement or the Loan Documents; (iii) any expenditure (other than leasing and financing costs, leasing commissions, tenant concessions and improvements, and replacement reserves) which is properly treatable as a capital item under GAAP; or (iv) Operating Lease Payments.

                  "Operating Lease Payments" shall mean the rent due and payable to the Owners under the related Operating Leases, including, without limitation, all Base Rent, Basic Rent and all Percentage Rent but excluding Additional Rent (as each term is defined in the Operating Leases).

                  "Operating Leases" shall mean those operating leases between each Owner as lessor and each Operating Entity as lessee with respect to each Real Property Asset as set forth on Schedule 10, (as such Schedule may be amended from time to time).

                  "Owner" shall mean the limited liability companies listed on
Schedule 1-A, each of which is the fee or leasehold owner of the related Real Property Asset.

                  "Participant" shall have the meaning provided in Section
9.9(i).

                  "PBGC" shall mean the Pension Benefit Guaranty Corporation established under ERISA, or any successor thereto.

                  "Permitted Financing" shall mean leases, licenses or financing arrangements with respect to signage, televisions, audio-visual equipment, office supplies and equipment, computers, reservation systems, telephone systems, or vans for which aggregate annual lease payments, license fees and debt service is less than $100,000.00 per annum for each Real Property Asset. For each Real Property Asset, such amount is an aggregate limit for that Real Property Asset on all leasing, licensing or financing by the Borrower, the related Owner and the related Operating Entities.

                  "Permitted Liens" shall have the meaning provided in Section 6.3.

                  "Person" shall mean and include any individual, partnership, joint venture, firm, corporation, limited liability company, association, company, trust or other enterprise or any government or political subdivision or agency, department or instrumentality thereof.

                  "Personal Property" shall mean, to the extent owned by any Loan Party, all machinery, equipment, fixtures (including but not limited to all heating, air conditioning, plumbing, lighting, communications, elevator fixtures, inventory and goods), inventory and articles of personal property and accessions thereof and renewals, replacements thereof and substitutions therefor (including, but not limited to, beds, bureaus, chiffonniers, chests, chairs, desks, lamps, mirrors, bookcases, tables, rugs, carpeting, drapes, draperies, curtains, shades, venetian blinds, screens, paintings, hangings, pictures, divans, couches, luggage carts, luggage racks, stools, sofas, chinaware, linens, pillows, blankets, glassware, silverware, foodcarts, cookware, dry cleaning facilities, dining room wagons, keys or other entry systems, bars, bar fixtures, liquor and other drink dispensers, icemakers, radios, television sets, intercom and paging equipment, electric and electronic equipment, dictating equipment, private telephone systems, medical equipment, potted plants, heating, lighting and plumbing fixtures, fire prevention and extinguishing apparatus, cooling and air-conditioning systems, elevators, escalators, fittings, plants, apparatus, stoves, ranges, refrigerators, laundry machines, tools, machinery, engines, dynamos, motors, boilers, incinerators, switchboards, conduits, compressors, vacuum cleaning systems, floor cleaning, waxing and polishing equipment, call systems, brackets, electrical signs, bulbs, bells, ash and fuel, conveyors, cabinets, lockers, shelving, spotlighting equipment, dishwashers, garbage disposals, washers and dryers), other customary hotel equipment and other tangible property of every kind and nature whatsoever, now or hereafter located upon the Real Property Assets, or appurtenances thereto, or usable in connection with the present or future operation and occupancy of the Real Property Assets and all building equipment, materials and supplies of any nature whatsoever, now or hereafter located upon the Real Property Assets, including, without limitation, Intangibles and Food and Beverage Inventory.

                  "Plan" means any employee benefit plan covered by Title IV of ERISA or subject to Section 412 of the Code or Section 302 of ERISA (i) that is maintained by Borrower or any other Loan Party or (ii) with respect to which any such person has or may have any obligation or liability, whether direct or indirect; provided, however, that "Plan" shall not include any "multiemployer plan" as defined in Section 4001(a)(3) of ERISA.

                  "Plan Asset Entity" shall mean any "employee benefit plan" as defined in ERISA, any "plan" as defined in Section 4975 of the Code, and any entity any portion or all of the assets of which are deemed pursuant to United States Department of Labor Regulation Section 2510.3-101 or otherwise pursuant to ERISA or the Code to be, for any purpose of ERISA or Section 4975 of the Code, assets of any such "employee benefit plan" or "plan" which invests in such entity.

                  "Pledged Mortgages" shall mean the mortgages described on
Schedule 4 and collaterally assigned to Lender pursuant to the Collateral Assignments of Mortgage.

                  "Policies" shall have the meaning provided in Section 5.03(c).

                  "Property Net Cash Flow" shall mean, with respect to any Real Property Asset, the Gross Revenues derived from the customary operation of such Real Property Asset during the period in question, less Operating Expenses attributable to such Real Property Asset for such period, and shall include only the Gross Revenues and other such income actually received and earned, in accordance with GAAP, including any rent loss or business interruption insurance proceeds, and laundry, parking or other vending or concession income, which are actually received or accrued in accordance with GAAP attributable to such Real Property Asset during the twelve (12) month period ending at the end of the calendar month for which the Property Net Cash Flow is being calculated, as set forth on operating statements satisfactory to Lender. Property Net Cash Flow shall be calculated in accordance with customary accounting principles applicable to real estate and in accordance with the Uniform System of Accounts. Notwithstanding the foregoing, Property Net Cash Flow shall not include (i) any condemnation or insurance proceeds (excluding rent or business interruption insurance proceeds), (ii) any proceeds resulting from the sale, exchange, transfer, financing or refinancing of all or any portion of the Real Property Asset for which it is to be determined, (iii) amounts received from tenants as security deposits, (iv) amounts received as advance reservation deposits unless earned in accordance with GAAP, and (v) any type of income otherwise included in Property Net Cash Flow but paid directly by any tenant to a Person other than Borrower, any Owner or Operating Entity or their respective agents or representatives.

                  "Qualified Insurer" shall have the meaning provided in Section 5.03(c).

                  "Quality Assurance Reports" shall have the meaning provided in
Section 5.1(d).

                  "Rating Agency" shall have the meaning provided in Section 5.3(c).

                  "REIT" shall have the meaning set forth in the opening paragraph of this Agreement.

                  "Real Property Assets" shall mean the real property described on Schedule 2.

                  "Recourse Indebtedness" shall mean, with respect to any Person, Indebtedness for which such Person is personally liable.

                  "Register" shall have the meaning provided in Section 9.9(h).

                  "Regulation D" shall mean Regulation D of the Federal Reserve Board as from time to time in effect and any successor to all or any portion thereof.

                  "Related Schedules" shall have the meaning provided in Section 2.21.

                  "Release Collateral" shall have the meaning provided in
Section 2.21.

                  "Release Price" shall have the meaning provided in Section
2.21.

                  "Replacement Reserve" shall have the meaning provided in
Section 5.19.

                  "Reportable Event" has the meaning set forth in Section 4043(c)(3), (5), (6) or (13) of ERISA (other than a Reportable Event as to which the provision of 30 days' notice to the PBGC is waived under applicable regulations).

                  "Restoration" shall have the meaning provided in Section
5.3(h).

                  "Revolving Credit Facility" shall mean that certain $135,000,000.00 Revolving Line of Credit pursuant to that certain Amended and Restated Line of Credit Agreement dated as of October 25, 1995, and that certain First Amendment to Amended and Restated Line of Credit Agreement dated as of October 25, 1995, both between Borrower, the REIT, Bankers Trust Company ("Bankers") and Lehman Brothers Holding Inc., D/B/A Lehman Capital, a division of Lehman Brothers Holdings Inc. ("Lehman"), as further amended by that certain Second Amendment to Amended and Restated Line of Credit Agreement between Borrower, the REIT, Bankers, Lehman, Bank of Montreal, The First National Bank of Boston and Sanwa Bank, California, dated as of August 8, 1996, as the same may be further amended, modified or supplemented.

                  "Security Agreement" shall have the meaning provided in
Section 3.1(a)(x).

                  "Short Interest Period" shall mean any Interest Period that begins on a day other than the first Business Day of any calendar month and which shall end on the day that immediately precedes the first Business Day of the next succeeding calendar month following the commencement of such Short Interest Period.

                  "SLC" means SLC Operating Limited Partnership, a Delaware limited partnership.

                  "SLC Security Agreement" shall have the meaning provided in
Section 3.1(a)(xviii).

                  "SLT Financing Partnership" shall mean SLT Financing Partnership, a Delaware general partnership, in which Borrower owns a 99% general partnership interest and SLT Realty Company, LLC, owns a 1% general partnership interest.

                  "Solvent" as to any Person shall mean that (i) the sum of the assets of such Person, at a fair valuation based upon appraisals or comparable valuation, will exceed its liabilities, including contingent liabilities, (ii) such Person will have sufficient capital with which to conduct its business as presently conducted and as proposed to be conducted and (iii) such Person has not incurred debts, and does not intend to incur debts, beyond its ability to pay such debts as they mature. For purposes of this definition, "debt" means any liability on a claim, and "claim" means (x) a right to payment, whether or not such right is reduced to judgment, liquidated, unliquidated, fixed, contingent, matured, unmatured, disputed, undisputed, legal, equitable, secured, or unsecured, or (y) a right to an equitable remedy for breach of performance if such breach gives rise to a payment, whether or not such right to an equitable remedy is reduced to judgment, fixed, contingent, matured, unmatured, disputed, undisputed, secured, or unsecured. With respect to any such contingent liabilities, such liabilities shall be computed in accordance with GAAP at the amount which, in light of all the facts and circumstances existing at the time, represents the amount which can reasonably be expected to become an actual or matured liability.

                  "Subsidiary" of any Person shall mean and include (i) any corporation Controlled by such Person, directly or indirectly through one or more intermediaries and (ii) any partnership, association, joint venture or other entity Controlled by such Person, directly or indirectly through one or more intermediaries.

                  "Taxes" shall have the meaning provided in Section 2.19.

                  "Telerate Page 314" means the display designated as "Page 314" on the Telerate Service (or such other page as may replace Page 314 on that service or such other service as may be nominated by the British Bankers' Association as the information vendor for the purpose of displaying British Bankers' Association Interest Settlement Rates for U.S. Dollar deposits).

                  "Telerate Page 3750" means the display designated as "Page 3750" on the Telerate Service (or such other page as may replace Page 3750 on that service or such other service as may be nominated by the British Bankers' Association as the information vendor for the purpose of displaying British Bankers' Association Interest Settlement Rates for U.S. Dollar deposits).

                  "Termination Date" shall mean the date on which the earliest of the following occurs: (i) the Non-Competition Agreement expires or otherwise terminates and the Majority Co-Lenders elect to terminate the Draw Period and make no further advances; (ii) Borrower is in breach of the covenants contained in Section 5.25, and the Majority Co-Lenders elect to terminate the Draw Period and make no further Advances or (iii) August 1, 1997.

                  "Termination Event" shall mean (i) a Reportable Event, or (ii) the initiation of any action by Borrower, the REIT, any member of Borrower's, the REIT's or any other Loan Party's ERISA Controlled Group or any other person to terminate a Plan or the treatment of an amendment to Plan as a termination under ERISA, in either case, which could result in liability to Borrower, the REIT or any Loan Party, (iii) the institution of proceedings by the PBGC under
Section 4042 of ERISA to terminate a Plan or to appoint a trustee to administer any Plan, (iv) any partial or total withdrawal from a Multiemployer Plan which in either case, could result in liability to Borrower, the REIT or any Loan Party or (v) the taking of any action that would require Security to the Plan under Section 401(a)(29) of the Code.

                  "Title Policy" shall have the meaning provided in Section 3.1(i).

                  "Title Searches" shall have the meaning provided in Section 5.14.

                  "Total Debt" means with respect to any Person at any time, all Indebtedness of such Person and its Subsidiaries as determined on a consolidated basis in accordance with GAAP.

                  "Transaction Costs" shall mean all costs and expenses paid or payable by Borrower or any other Loan Party relating to the Transactions including, without limitation, the costs and expenses of Lender in conducting its due diligence with respect to the Transactions, financing fees, commitment fees, advisory fees, appraisal fees, legal fees, accounting fees, title insurance premiums, recording charges and taxes, or similar taxes, whether directly or as reimbursement to Lender.

                  "Transactions" shall mean each of the transactions contemplated by the Loan Documents.

                  "Transferee" shall have the meaning provided in Section 9.7.

                  "Type" shall mean the type of any portion of the Loan determined with respect to the interest option applicable thereto, i.e., a Base Rate Portion or a Eurodollar Portion.

                  "UCC Searches" shall have the meaning provided in Section 3.1(g).

                  "Unfunded Benefit Liabilities" means with respect to any Plan at a particular time, the amount (if any) by which (i) the present value of all benefit liabilities under such Plan as defined in Section 4001(a)(16) of ERISA, exceeds (ii) the fair market value of all Plan assets allocable to such benefits, all determined as of the then most recent valuation date for such Plan (on the basis of assumptions prescribed by the PBGC for the purpose of Section 4044 of ERISA).

                  "Uniform System of Accounts" mean the Uniform System of Accounts for Hotels as approved by the American Hotel and Motel Association (as in effect from time to time) applied on a consistent basis.

                  "Unsecured Indebtedness" shall mean, with respect to a Person, the outstanding principal balance of all Indebtedness which is not secured by any collateral or Assets of such Person and is evidenced by a promissory note or other instrument or written agreement. For purposes of this definition, all Advances under the Loan shall be deemed to be Unsecured Indebtedness.

                  "Waiver" shall mean a written waiver of certain limitations on Unsecured and Recourse Indebtedness of Borrower, the REIT and SLC contained in the Revolving Credit Facility executed by the holders of the Revolving Credit Facility, which waiver is satisfactory to Lender in its sole discretion.

                  "Winston Salem" shall have the meaning provided in Section
4.16.


                  SECTION 2.  AMOUNT AND TERMS OF LOAN.

                  Section 2.1 Advances. (a) Subject to and upon the terms and conditions herein set forth, Lender (and each Co-Lender) agrees, on the Closing Date, and from time to time thereafter and prior to the Termination Date, to make its pro rata share of Advances to Borrower. Lender shall not be required to make more than nine (9) Advances (inclusive of the initial Advance).

                  (b) Advances may be voluntarily prepaid pursuant to Section
2.11. Amounts prepaid shall not be reborrowed or readvanced. All outstanding Advances shall mature on the Maturity Date, without further action on the part of Lender or any Co-Lender.

                  (c) Each Advance of the Loan shall be in the minimum amount of Twenty Million Dollars (U.S. $20,000,000.00) or any integral multiple of Five Hundred Thousand Dollars (U.S. $500,000.00) in excess thereof, except for the final Advance of the Loan which brings the outstanding principal balance up to the Facility Amount, which final Advance may be in an amount equal to the difference between the then outstanding principal balance of the Loan and the Facility Amount. No Advance shall be made after the Termination Date.

                  (d) The aggregate principal amount at any time outstanding under the Loan shall not exceed the Facility Amount at such time.

                  (e) The obligation of Lender and each Co-Lender to make their pro rata share of each Advance of the Loan is several and not joint. Neither Lender nor any Co-Lender shall be liable for the failure of any other Co-Lender to fund its pro rata share of any Advance hereunder provided that such Co-Lender has executed and delivered an Assignment and Assumption Agreement.

                  Section 2.2 Notice of Borrowing. Whenever Borrower desires an Advance hereunder, it shall give Lender at Lender's Office prior to 11:00 A.M., New York City time, at least three (3) Business Days' prior facsimile, or telephonic notice (promptly confirmed in writing) of each Advance to be made hereunder. Each such notice (a "Notice of Borrowing") (i) shall be irrevocable,
(ii) shall be executed by the general partner of Borrower or a senior executive officer of Borrower, (iii) shall specify (x) the aggregate principal amount of the requested Advance, and (y) the date of the Advance, (which shall be a Business Day), (iv) shall certify that, taking into account the amount of the requested Advance, no Default or Event of Default has occurred and is continuing, and all provisions of the Loan Documents will be complied with after giving effect to such Advance, (v) shall describe, in reasonable detail, the intended use of the proceeds of the requested Advance, and (vi) shall be in the form annexed hereto as Exhibit "A". Lender shall, upon determining the Eurodollar Rate for any Interest Period, promptly notify Borrower thereof.

                  Section 2.3 Disbursement of Funds. No later than 2:00 P.M., New York City time on the date specified in each Notice of Borrowing, provided all conditions precedent to the making of such Advance have been complied with, and further provided that Lender has received, in immediately available federal funds, each Co-Lender's pro rata share of such Advance from each Co-Lender, Lender will make available to Borrower by disbursing to or at the direction of Borrower, the amount of the requested Advance. If Lender has not received from any Co-Lender such Co-Lender's pro rata share of such Advance, Lender shall nonetheless disburse the portion of the Advance received by Lender, together with Lender's pro rata share of such Advance, pursuant to this Section 2.3.

                  Section 2.4 The Note. Borrower's and the REIT's obligation to pay the principal of, and interest on, the Loan shall be evidenced by the promissory note (as amended, modified, supplemented, extended, consolidated, the "Note") duly executed and delivered by Borrower and the REIT substantially in the form of Exhibit "B" hereto in a principal amount equal to $300,000,000.00, with blanks appropriately completed in conformity herewith. The Note shall (i) be payable to the order of Lender, (ii) be dated the Closing Date, and (iii) mature on the Maturity Date. If required by a Co-Lender, Borrower and the REIT hereby agree to execute a supplemental Note in the principal amount of such Co-Lender's pro rata share of the Note substantially in the form of Exhibit "B" hereto, with blanks appropriately completed, and each such supplemental Note shall (i) be payable to order of Lender, as Agent, on account of such Co-Lender,
(ii) be dated as of the Closing Date, and (iii) mature on the Maturity Date. Each such supplemental Note shall evidence a portion of the existing indebtedness hereunder and not any new or additional indebtedness of Borrower.

                  Section 2.5 Interest. (a) Borrower and the REIT shall pay interest in respect of the unpaid principal amount of each Base Rate Portion from the date of the making of such Base Rate Portion until such Base Rate Portion shall be paid in full, or converted to a Eurodollar Portion, at a rate per annum which shall be equal to the sum of the Base Rate Margin plus the Base Rate in effect from time to time, such rate to change automatically and without notice as and when the Base Rate changes.

                  (b) Borrower and the REIT shall pay interest in respect of the unpaid principal amount of each Eurodollar Portion from the date of the making of such Eurodollar Portion until such Eurodollar Portion shall be paid in full, continued as a Eurodollar Portion or converted to a Base Rate Portion, at a rate per annum which shall be equal to the sum of the Eurodollar Rate Margin plus the relevant Eurodollar Rate.

                  (c) Intentionally Omitted.

                  (d) In the event that, and for so long as, any Event of Default shall have occurred and be continuing, the outstanding principal amount of the Loan and, to the extent permitted by law, overdue interest in respect of the Loan, shall bear interest at the Default Rate, calculated from the date such payment was due without regard to any grace or cure periods contained herein.

                  (e) Interest on the Loan shall accrue from and including the date of each Borrowing thereof to but excluding the date of any repayment thereof (provided that any Advance borrowed and repaid on the same day shall accrue one day's interest) and Borrower and the REIT shall pay such interest,
(i) monthly in arrears on the first day of each month, (ii) on the date of any prepayment, (iii) on the Maturity Date (whether by acceleration or otherwise) and (iv) after the Maturity Date, on demand.

                  (f) Interest on the outstanding principal balance of Base Rate Portions shall be calculated on the basis of a three hundred sixty (360) day year based on twelve (12) thirty (30) day months, except that interest due and payable for a period of less than a full month shall be calculated by multiplying the actual number of days elapsed in such period by a daily rate based on said 360-day year. Interest on the outstanding principal balance of Eurodollar Portions shall be calculated on the basis of a three hundred sixty
(360) day year based on the actual number of days elapsed in the related Interest Period.

                  (g) This Agreement and the Note are subject to the express condition that at no time shall Borrower or the REIT be obligated or required to pay interest on the principal balance of the Loan at a rate which could subject Lender or any Co-Lender to either civil or criminal liability as a result of being in excess of the Maximum Legal Rate. If by the terms of this Agreement or the Loan Documents, Borrower or the REIT is at any time required or obligated to pay interest on the principal balance due hereunder at a rate in excess of the Maximum Legal Rate, the interest rate or the Default Rate, as the case may be, shall be deemed to be immediately reduced to the Maximum Legal Rate and all previous payments in excess of the Maximum Legal Rate shall be deemed to have been payments in reduction of principal and not on account of the interest due hereunder. All sums paid or agreed to be paid to Lender for the use, forbearance, or detention of the sums due under the Loan, shall, to the extent permitted by applicable law, be amortized, prorated, allocated, and spread throughout the full stated term of the Loan until payment in full so that the rate or amount of interest on account of the Loan does not exceed the Maximum Legal Rate of interest from time to time in effect and applicable to the Loan for so long as the Loan is outstanding.

                  Section 2.6 Interest Periods. Each interest period with respect to a Eurodollar Portion, other than a Short Interest Period, (each, an "Interest Period") shall be a one month period of thirty (30) days, provided that:

                                  (i) the Interest Period (other than a Short
                  Interest Period) for any Eurodollar Portion shall commence on the first Business Day of a calendar month and shall expire on the day immediately preceding the day that the next Interest Period (other than a Short Interest Period) commences;

                                 (ii) if the date of an Advance is not the first
                  Business Day of a calendar month, the Interest Period for such Eurodollar Portion shall be a Short Interest Period and shall commence on the date of the making of such Advance and expire on the day immediately preceding the first Business Day of the next succeeding calendar month; and

                                (iii) no Interest Period in respect of any
                  Eurodollar Portion shall extend beyond the Maturity Date.

                  (c) If upon the expiration of any Interest Period, Eurodollar Portions are not available pursuant to Section 2.17, all outstanding Eurodollar Portions shall convert into Base Rate Portions, effective as of the expiration date of such current Interest Period.

                  Section 2.7 Minimum Amount of Eurodollar Portions. All Advances, payments, and prepayments hereunder shall be made or selected so that, after giving effect thereto, each Eurodollar Portion shall (i) have a principal amount equal to or greater than Twenty Million Dollars (U.S. $20,000,000.00) and
(ii) be in an integral multiple of Five Hundred Thousand and 00/100 Dollars (U.S. $500,000.00) in excess of such minimum amount.

                  Section 2.8 Intentionally Deleted.

                  Section 2.9 Reduction of Facility Amount. On or after the Closing Date and prior to February 1, 1997, Borrower shall have the right to permanently reduce the Facility Amount in accordance with this Section 2.9. Borrower shall notify Lender, in writing, of its election to reduce the Facility Amount, and the amount of the reduction. The reduction shall be in an amount equal to at least $20,000,000.00 or an integral multiple thereof and shall not be more than $150,000,000.00. In no event shall the Facility Amount, after giving effect to such reduction, be less than the then outstanding principal balance of the Loan. Borrower shall pay to Lender, within five (5) Business Days after Lender's receipt of the written request, by wire transfer of immediately available federal funds, the portion of the Commitment Fee due pursuant to
Section 2.15(a), and the reduced Facility Amount shall be effective as of Lender's receipt of the applicable Commitment Fee (the "Determination Date").

                  Section 2.10 Extension of Maturity Date. Borrower may extend the initial Maturity Date for an additional six (6) month period by giving Lender written notice to extend on or prior to the date that is one (1) month prior to the Initial Maturity Date. Such request shall be accompanied by a certificate of Borrower as required pursuant to Section 5.01(b)(ii) and a Waiver from the holders of the Revolving Line of Credit Facility permitting such extension. Upon Lender's receipt of such notice and the Waiver, and provided that no Default or Event of Default has occurred and is continuing, the Initial Maturity Date shall be extended to February 16, 1998.

                  Section 2.11 Voluntary Prepayments. Borrower and the REIT shall have the right to prepay the Loan, in whole but not in part, other than in connection with a release of Collateral pursuant to Section 2.21 or in connection with a Condemnation pursuant to Section 5.3(h), from time to time on the following terms and conditions: (a) Borrower shall give Lender written notice (or telephonic notice promptly confirmed in writing), in the form attached hereto as Exhibit E, which notice shall be irrevocable, of its intent to prepay all or a portion of the Loan, at least five (5) Business Days prior to a prepayment of Eurodollar Portions and Base Rate Portions, which notice shall specify the amount of such prepayment and what Loan Portions are to be prepaid, and, in the case of Eurodollar Portions, the specific Borrowing(s) pursuant to which made, (b) each prepayment shall be in an aggregate principal amount of One Million Dollars (U.S. $1,000,000.00) or any integral multiple of Five Hundred Thousand U.S. Dollars (U.S. $500,000.00) in excess thereof, and (c) prepayments of Eurodollar Portions made pursuant to this Section on a date other than the last day of the Interest Period applicable thereto shall be accompanied by payment of any Funding Costs which Lender and the Co-Lenders shall incur as a result of such early payment. If any such notice is given, the amount specified in such notice together with the applicable Funding Costs shall be due and payable on the date specified therein. The Facility Amount shall be permanently reduced by the amount of any such prepayment.

                  Section 2.12 Intentionally Deleted.

                  Section 2.13 Application of Payments and Prepayments. Unless specifically provided otherwise, all payments and prepayments of the Loan, whether voluntary or otherwise, shall be applied first, to unpaid Fees and any Funding Costs, second, to pay any accrued and unpaid interest then payable with respect to the Loan, and third, to pay the outstanding principal amount of the Loan. Payments applied to the outstanding principal amount of the Loan shall if voluntary be applied to the Note and Loan Portions specified by Borrower and if not specified by Borrower, shall be first applied to the Base Rate Portions of the Loan and then to pay the Eurodollar Portions of the Loan being repaid in the order of such Eurodollar Portion's maturity.

                  Section 2.14 Method and Place of Payment. (a) Except as otherwise specifically provided herein, all payments and prepayments under this Agreement and the Note shall be made to Lender not later than 12:00 noon, New York City time, on the date when due and shall be made in lawful money of the United States of America in immediately available funds at Lender's Office, and any funds received by Lender after such time shall, for all purposes hereof, be deemed to have been paid on the next succeeding Business Day. Each payment (including all prepayments on account of principal and interest on the Loan), to the extent received, shall constitute payment by Borrower to each Co-Lender in the amount of such Co-Lender's pro rata share of such payment.

                  (b) Except as expressly provided to the contrary in Section
2.6 hereof, whenever any payment to be made hereunder or under the Note or other Loan Documents shall be stated to be due on a day which is not a Business Day, the due date thereof shall be extended to the next succeeding Business Day and, with respect to payments of principal, interest shall be payable at the applicable rate during such extension.

                  (c) All payments made by Borrower hereunder, under the Note and the other Loan Documents, shall be made irrespective of, and without any deduction for, any setoff or counterclaims.

                  Section 2.15 Fees. (a) Borrower and the REIT shall pay to Lender a commitment fee (the "Commitment Fee") equal to 0.50% of the Facility Amount, payable as follows:

                         (i) on the Closing Date, a payment of $750,000.00; and

                        (ii) on the date of each Advance made after Advances in the aggregate amount of $150,000,000.00 have been made, a payment equal to 0.50% of the amount of such Advance or the portion thereof which, together with all other Advances previously made hereunder (without taking into account any principal repayments that may have been made prior to such date), exceeds $150,000,000.00;

                       (iii) on the earlier to occur of (A) February 1, 1997 or
         (B) the Determination Date, a payment equal to 0.50% of the difference between the Facility Amount (as such amount may have been reduced in accordance with Sections 2.9, 2.11 and 2.21) and the greater of (1) the outstanding principal balance of the Loan (without taking into account any principal repayments that may have been made prior to such date) or
         (2) $150,000,000.00.

                  Section 2.16 Interest Rate Unascertainable, Increased Costs, Illegality. (a) In the event that Lender has determined or, with respect to any Co-Lender or Participants, has been notified that (which determination or notice shall, if made in good faith and absent manifest error, be final and conclusive and binding upon all parties hereto):

                         (i) on any date for determining the Eurodollar Rate for any Interest Period, that by reason of any changes arising after the date of this Agreement affecting the interbank Eurodollar market, adequate and fair means do not exist for ascertaining the applicable interest rate on the basis provided for in the definition of the Eurodollar Rate; or

                         (ii) at any time, that the relevant Eurodollar Rate applicable to any of its Eurodollar Portions shall not represent the effective pricing to Lender or any Co-Lender for funding or maintaining its Eurodollar Portions, or Lender or any Co-Lender shall incur increased costs or reduction in the amounts received or receivable hereunder in respect of any Eurodollar Portion, in any such case because of (x) any change since the date of this Agreement in any applicable law or governmental rule, regulation, guideline, order, request or directive or any interpretation thereof and including the introduction of any new law or governmental rule, regulation, guideline, order, request or directive (such as, for example, but not limited to, a change in official reserve requirements, but, in all events, excluding reserves required under Regulation D of the Federal Reserve Board to the extent included in the computation of the Eurodollar Rate), whether or not having the force of law and whether or not failure to comply therewith would be unlawful, and/or (y) other circumstances affecting Lender, any Co-Lender or the interbank Eurodollar market or the position of Lender or any Co-Lender in such market; or

                       (iii) at any time, that the making or continuance by it of any Eurodollar Portion has become unlawful in order for Lender or any Co-Lender, in good faith, to comply with any law or governmental rule, regulation, guideline, order, request or directive (whether or not having the force of law and whether or not failure to comply therewith would be unlawful), or any change therein, or any change in the interpretation or administration thereof by any governmental authority, central bank or comparable agency charged with the interpretation or administration thereof, or has become impracticable as a result of a contingency occurring after the date of this Agreement which materially and adversely affects the interbank Eurodollar market;

then, and in any such event, Lender shall, promptly after making such determination or receiving notice thereof from any Co-Lender, give notice by telephone promptly confirmed in writing to Borrower. Thereafter (x) in the case of clause (i) above, Borrower's right to request advances, and any Notice of Borrowing given by Borrower with respect to any Borrowing of Eurodollar Portions which has not yet been made shall be deemed cancelled and rescinded by Borrower, (y) in the case of clause (ii) above, Borrower shall pay to Lender, within ten (10) Business Days after receipt of Lender's written demand therefor, such additional amounts (in the form of an increased rate of interest, or a different method of calculating interest, or otherwise, as Lender shall determine) as shall be required to compensate Lender or any Co-Lender for such increased costs or reduction in amounts received or receivable hereunder (it being understood and agreed by the parties hereto that in the event that Lender shall fail to notify Borrower within ten (10) Business Days after such determination, then Borrower shall not be liable to pay to Lender any additional amounts relating to the period prior to Lender's notifying Borrower, and (z) in the case of clause (iii) above, Borrower shall take one of the actions specified in clause (b) below as promptly as possible and, in any event, within the time period required by law. The written demand provided for in clause (y) shall demonstrate in reasonable detail the circumstances giving rise to such demand and the calculation of the amounts demanded; provided that Borrower and the REIT shall not be obligated to pay an amount in excess of the amount directly attributable to the Loan hereunder.

                  (b) In the case of any Eurodollar Portion or requested Eurodollar Portion affected by the circumstances described in clause (a)(ii) above, Borrower may, and in the case of any Eurodollar Portion affected by the circumstances described in clause (a)(iii) above, Borrower shall, either (i) if any such Eurodollar Portion has not yet been made but is then the subject of a Notice of Borrowing, be deemed to have cancelled and rescinded such notice, or
(ii) if any such Eurodollar Portion is then outstanding, require Lender to convert each such Eurodollar Portion into a Base Rate Portion at the end of the applicable Interest Period or such earlier time as may be required by law, in each case by giving Lender notice (by telephone promptly confirmed in writing) thereof within two (2) Business Days after Borrower was notified by Lender pursuant to clause (a) above.

                  (c) In the event that Lender determines at any time following the giving of notice based on the conditions described in clause (a)(i) and
(a)(iii) above that such conditions no longer exist, Lender shall promptly give notice thereof to Borrower, whereupon Borrower's right to request Eurodollar Portions from Lender and Lender's and any Co-Lender's obligation to make Eurodollar Portions shall be automatically restored.

                  (d) The amount of any increased costs or reductions in amounts referred to in Section 2.16(a)(ii) with respect to Lender and each Co-Lender shall be based on the assumption that Lender and any Co-Lender funded all of its Eurodollar Portions in the interbank Eurodollar market, although the parties hereto agree that Lender or Co-Lender may fund all or any portion of a Eurodollar Portion, in any manner it independently determines. For purposes of any demand for payment made by a Lender under Sections 2.16(a)(ii) or 2.18, in attributing Lender's or any Co-Lender's general costs relating to eurocurrency operations or its commitments or customers, or in averaging any costs over a period of time, Lender may use any reasonable attribution and/or averaging method which it deems appropriate, reasonable and practical. The agreements in this Section 2.16 shall survive the termination of this Agreement and the payment of the Note and all other Obligations.

                  Section 2.17 Funding Losses. Borrower and the REIT shall compensate Lender, upon Lender's delivery of a written demand therefor to Borrower and the REIT, (which demand shall set forth in detail the basis for requesting such amounts and shall, absent manifest error, be final and conclusive and binding upon all of the parties hereto), for all reasonable losses, expenses and liabilities, to the extent actually incurred (including, without limitation, any loss, expense or liability incurred by Lender or any Co-Lender in connection with the liquidation or reemployment of deposits or funds required by it to make or carry its Eurodollar Portions), excluding loss of anticipated profits ("Funding Costs"), that Lender or any Co-Lender sustains:
(a) if for any reason (other than a default by Lender or any Co-Lender) a Borrowing of Eurodollar Portions does not occur on a date specified therefor in a Notice of Borrowing (whether or not rescinded, cancelled or withdrawn or deemed rescinded, cancelled or withdrawn, pursuant to Sections 2.16(a) or 2.16(b) or otherwise), (b) if any prepayment (whether voluntary or mandatory), repayment (including, without limitation, payment after acceleration) or conversion of any of its Eurodollar Portions occurs on a date which is not the last day of the Interest Period applicable thereto, (c) if any prepayment of any of its Eurodollar Portions is not made on any date specified in a notice of prepayment given by Borrower, or (d) as a consequence of any default by Borrower or the REIT in repaying its Eurodollar Portions or any other amounts owing hereunder in respect of its Eurodollar Portions when required by the terms of this Agreement. Calculation of all amounts payable to Lender under this Section
2.17 shall be made on the assumption that Lender and each Co-Lender has funded its relevant Eurodollar Portion through (i) the purchase of a Eurodollar deposit bearing interest at the Eurodollar Rate in an amount equal to the amount of such Eurodollar Portion with a maturity equivalent to the Interest Period applicable to such Eurodollar Portion, and (ii) the transfer of such Eurodollar deposit from an offshore office of Lender or any Co-Lender to a domestic office of Lender or any Co-Lender in the United States of America, provided that Lender or any Co-Lender may fund its Eurodollar Portions in any manner that it in its sole discretion chooses and the foregoing assumption shall only be made in order to calculate amounts payable under this Section 2.17. The agreements in this
Section 2.17 shall survive the termination of this Agreement and the payment of the Note and all other Obligations.

                  Section 2.18 Increased Capital. With respect to each Eurodollar Portion, if Lender shall have determined (or received notice from any Co-Lender of its determination), in good faith, that compliance with any applicable law, rule, regulation, guideline, request or directive (whether or not having the force of law) which shall be imposed, issued or amended from and after the date of this Agreement by any governmental authority, central bank or comparable agency, has or would have the effect of reducing the rate of return on the capital or assets of Lender or any Co-Lender as a consequence of its commitments or obligations hereunder, then from time to time, upon Lender's delivering a written demand therefor to Borrower, setting forth its reasonable calculations, Borrower and the REIT, shall pay to Lender on demand such additional amount or amounts ("Increased Capital Costs") as will compensate Lender or any Co-Lender for such reduction. Such calculations may use any reasonable averaging and attribution methods selected by Lender. The agreements in this Section 2.18 shall survive the termination of this Agreement and the payment of the Note and all other Obligations.

                  Section 2.19 Taxes. (a) All payments made by Borrower or the REIT under this Agreement shall be made free and clear of, and without deduction or withholding for or on account of, any present or future income, stamp or other taxes, levies, imposts, duties, charges, fees, deductions or withholdings, now or hereafter imposed, levied, collected, withheld or assessed by any governmental authority excluding, in the case of Lender or any Co-Lender, net income and franchise taxes imposed on Lender or any Co-Lender by the jurisdiction under the laws of which Lender is organized or any political subdivision or taxing authority thereof or therein, or by any jurisdiction in which Lender's or Co-Lender's Domestic Lending Office or Eurodollar Lending Office, as the case may be, is located or any political subdivision or taxing authority thereof or therein (all such non-excluded taxes, levies, imposts, deductions, charges or withholdings being hereinafter called "Taxes").

                  (b) Notwithstanding anything to the contrary herein, if at any time or from time to time Taxes are required to be deducted or withheld from the payments required to be made to Lender or any Co-Lender hereunder solely by reason of a Change in Law after the date hereof (other than as a result of any transfer or assignment of any of the obligations of Borrower and the REIT hereunder), all payments required to be made by Borrower and the REIT hereunder (including any additional amounts that may be payable pursuant to this clause
(b)) shall be increased to the extent required so that the net amount received by Lender or any Co-Lender after the deduction or withholding of Taxes imposed solely by reason of a Change in Law after the date hereof will be not less than the full amount that would otherwise have been receivable had no such deduction or withholding been imposed by reason of such Change in Law. In the event that this clause (b) shall be operative, Borrower and the REIT shall promptly provide to Lender evidence of payment of such Taxes to the appropriate taxing authority and shall promptly forward to Lender any official tax receipts or other documentation with respect to the payment of the Taxes as may be issued by the taxing authority. If Borrower or the REIT fails to pay any Taxes when due to the appropriate taxing authority or fails to remit to Lender the required receipts or other required documentary evidence, Borrower and the REIT shall indemnify Lender and any Co-Lender for any incremental taxes, interest or penalties that may become payable by Lender or Co-Lender as a result of any such failure. The agreements in this Section 2.19 shall survive the termination of this Agreement and the payment of the Note and all other Obligations.

                  (c) For purposes of this Section 2.19 the term "Change in Law" shall mean the following events: (i) the enactment of any legislation by the United States, including the enactment, amendment or modification of a treaty;
(ii) the lapse, by its terms, of any law of the United States or any treaty to which the United States is a party; or (iii) the promulgation of any temporary or final regulation under the Code.

                  (d) Each Co-Lender that is not incorporated under the laws of the United States of America or a state thereof agrees that, prior to the first date on which any payment is due to it hereunder, it will deliver to Borrower and Lender (i) two duly completed copies of United States Internal Revenue Service Form 1001 or 4224 or successor applicable form, as the case may be, certifying in each case that such Co-Lender is entitled to receive payments under this Agreement and the Note payable to it, without deduction or withholding of any United States federal income taxes, and (ii) an Internal Revenue Service Form W-8 or W-9 or successor applicable form, as the case may be, to establish an exemption from United States backup withholding tax. Each Co-Lender required to deliver to Borrower and Lender a Form 1001 or 4224 and Form W-8 or W-9 pursuant to the preceding sentence further undertakes to deliver to Borrower and Lender two further copies of the said letter and Form 1001 or 4224 and Form W-8 or W-9, or successor applicable forms, or other manner of certification, as the case may be, on or before the date that any such letter or form expires (which, in the case of the Form 4224, is the last day of each U.S. taxable year of the non-U.S. Co-Lender) or becomes obsolete or after the occurrence of any event requiring a change in the most recent letter and form previously delivered by it to Borrower and Lender, and such other extensions or renewals thereof as may reasonably be requested by Borrower or Lender, certifying in the case of a Form 1001 or 4224 that such Co-Lender is entitled to receive payments under this Agreement without deduction or withholding of any United States federal income taxes, unless in any such case an event (including, without limitation, any change in treaty, law or regulation) has occurred prior to the date on which any such delivery would otherwise be required which renders all such forms inapplicable or which would prevent such Co-Lender from duly completing and delivering any such letter or form with respect to it and such Co-Lender advises Borrower and Lender that it is not capable of receiving payments without any deduction or withholding of United States federal income tax, and in the case of a Form W-8 or W-9, establishing an exemption from United States backup withholding tax. Notwithstanding clause (a), if a Co-Lender fails to provide a duly completed Form 1001 or 4224 or other applicable form and, under applicable law, in order to avoid liability for Taxes, Borrower is required to withhold on payments made to such a Co-Lender that has failed to provide the applicable form, Borrower shall be entitled to withhold the appropriate amount of Taxes. In such event, Borrower shall promptly provide to such Co-Lender or Lender evidence of payment of such Taxes to the appropriate taxing authority and shall promptly forward to such Co-Lender or Lender any official tax receipts or other documentation with respect to the payment of the Taxes as may be issued by the taxing authority.

                  Section 2.20 Use of Proceeds. Borrower shall distribute the proceeds of the Loan to each of the Owners to enable each Owner to acquire the fee or leasehold ownership interest in the related Real Property Asset or other Personal Property, to each Operating Entity to enable each Operating Entity to acquire the related Intangibles and Food and Beverage Inventory, for costs associated with the construction, renovation and development of such Real Property Asset, for working capital, for the initial funding of capital expenditures, replacement reserves required hereunder, and to pay various Transaction Costs or for reimbursement of such costs, for termination fees or other costs associated with management agreements or franchise agreements affecting the Real Property Assets and for the acquisition of additional first class full service hotel properties by Borrower or the REIT.

                  Section 2.21 Release of Collateral. Provided that no Event of Default has occurred and is continuing, Borrower shall have the right, from time to time, to obtain a release of Collateral with respect to a particular a Real Property Asset from the Lien of the Security Agreement, the SLC Security Agreement, the Negative Pledge Agreement and the other Loan Documents (the "Release Collateral") upon delivery to Lender of a written request for such release at least five (5) Business Days prior to the requested release date. In the event Borrower seeks to release Collateral with respect to a particular Real Property Asset from the Lien of the related Security Agreement and SLC Security Agreement, Lender shall release such Collateral from the Lien of the Security Agreement, the SLC Security Agreement, the Negative Pledge Agreement and the Other Loan Documents, but only upon the following terms and conditions:

                  (i) (A) if at the time of such request the aggregate amount of Advances under the Loan equals the Facility Amount (whether or not any of such Advances may have been prepaid), upon payment, by wire transfer of immediately available federal funds, of an amount equal to 115% of the Allocated Loan Amount for the Release Collateral, together with all accrued interest on the amount being prepaid, and any reasonable costs and expenses incurred by Lender to effect the Transaction contemplated by this Section , including, without limitation, if the payment occurs on a date that is other than the last day of an Interest Period, any Funding Costs, or (B) if at the time of such request, the aggregate amount of Advances under the Loan does not equal the Facility Amount (whether or not any of such Advances may have been prepaid), no payment shall be due in connection with the release of the Release Collateral provided that (1) the Facility Amount is permanently reduced by an amount equal to 115% of the Allocated Loan Amount for the Release Collateral, (2) the then outstanding principal balance of the Loan is less than the Facility Amount as reduced pursuant to the preceding clause (1), and (3) after giving effect to the reduced Facility Amount and the release of the Release Collateral, the financial covenants contained in Sections 5.18 will continue to be complied with and no other Default or an Event of Default will occur as a result of such release and reduction; notwithstanding the foregoing, if either of the foregoing conditions (2) and (3) are not complied with as a condition to the release of the Release Collateral, Borrower shall pay to Lender, by wire transfer of immediately available federal funds, an amount of principal sufficient to cause compliance with the foregoing conditions
         (2) and (3) together with all accrued and unpaid interest thereon, and any reasonable costs and expenses incurred by Lender in connection with the Transaction contemplated by this Section , including without limitation, if the payment occurs on a date that is other than the last day of an Interest Period, any Funding Costs. The amount of any payment required under this clause (i) is herein referred to as the "Release Price".

         All determinations of compliance with the conditions of this Section 2.21(i) shall be made by Lender.

                  (ii) a certificate of the general partner of Borrower or senior executive officer of Borrower certifying that (A) no Default or Event of Default has occurred and is continuing and (B) no Default or Event of Default shall occur as a result of such release and, (C) if no Release Price is being paid, that the conditions in Section 2.21(i)(B) have been complied with.

                  Simultaneously with compliance with the conditions set forth in this Section 2.21, (w) Lender and any Co-Lender shall release the Lien with respect to the applicable Release Collateral and the Negative Pledge Agreement with respect to the related Real Property Asset, (x) Lender shall revise Schedules 1-A, 1-B, 2, 3, 8, 10, 11, 11A, 12 and 16 (the "Related Schedules") and (y) the Facility Amount shall be permanently reduced as provided in Section 2.21(i)(B) or to the extent of the applicable amounts prepaid hereunder.

                  Section 2.22 Intentionally Deleted.

                  Section 2.23 Intentionally Deleted.

                  Section 2.24 Decision Making by Agent. Borrower and the REIT acknowledge and agree that all approvals, consents, requirements, calculations, determinations, decisions, waivers, amendments and modifications that Lender is entitled to make under this Agreement are subject to the approval or consent of some or all of the Co-Lenders pursuant to the terms and conditions of the Intercreditor Agreement, whether or not such approval or consent is expressly stated herein or otherwise.


                  SECTION 3. CONDITIONS PRECEDENT.

                  Section 3.1 Conditions Precedent to the Initial Advance. The obligation of Lender and each Co-Lender to make the initial Advance of the Loan (or its pro rata share thereof) on the Closing Date is subject to the satisfaction by Borrower on the Closing Date of the following conditions precedent:

                  (a)      Loan Documents.

                           (i) Loan Agreement. Borrower and the REIT shall have executed and delivered this Agreement to Lender.

                           (ii) The Note. Borrower and the REIT shall have executed and delivered to Lender the Note in the amount, maturity and as otherwise provided herein.

                           (iii) The Guarantees. Each Owner, each Operating Entity, SLC, the Corporation and SLT Financing Partnership shall have executed and delivered to Lender the Guaranty substantially in the form set forth as Exhibit "L" or "M" hereto, as applicable (as amended, restated, modified or supplemented from time to time, each a "Guaranty" and collectively, the "Guarantees").

                           (iv) Negative Pledge Agreements. Each Owner shall have executed and delivered to Lender negative pledge agreements substantially in the form set forth as Exhibit "G" hereto (collectively, the "Negative Pledge Agreements"), with respect to each of the Real Property Assets and such Negative Pledge Agreements shall be recorded in the appropriate recording office where the Real Property Asset is located; Notwithstanding anything to the contrary in this Agreement or in any other Loan Document, neither Borrower nor the related Owner shall be required to pay any intangibles tax or mortgage recording tax in connection with the recording of any such Negative Pledge Agreement.

                           (v)  Intentionally Deleted.

                           (vi) Environmental Indemnity. Borrower and the REIT shall have executed and delivered to Lender the Environmental Indemnity substantially in the form set forth as Exhibit "F" hereto, (as amended, restated, modified or supplemented from time to time, the "Environmental Indemnity").

                           (vii) Intentionally Deleted.

                          (viii) Intentionally Deleted.

                           (ix)  Intentionally Deleted.

                           (x)   Intentionally Deleted.

                           (xi) Security Agreement. Borrower and SLT Financing Partnership shall have executed and delivered to Lender a Security Agreement with respect to their ownership interests in each Owner substantially in the form of Exhibit "H" hereto, (as amended, restated, modified or supplemented from time to time, the "Security Agreement").

                           (xii) Collateral Assignments of Mortgage. Borrower
         (a) shall have executed and delivered to Lender the Collateral Assignments of Mortgage, and such Collateral Assignments of Mortgage shall be recorded in the appropriate recording office where the related Real Property Asset is located, and (b) shall have delivered the original notes secured by the Pledged Mortgages, together with executed endorsements (or allonges) thereto, in blank, without recourse.

                         (xiii) Intentionally Deleted.

                          (xiv) Intentionally Deleted.

                           (xv) Ground Leases. If any Owner owns a leasehold estate in a Real Property Asset, (A) a certified copy of the Ground Lease for such Real Property Asset, together with all amendments and modifications thereto, which Ground Lease shall be satisfactory in all respects to Lender in its sole discretion and (B) a ground lease estoppel executed by the fee owner and ground lessor of such Real Property Asset, which estoppel shall be satisfactory to Lender in its reasonable discretion.

                         (xvi)  Intentionally Deleted.

                        (xvii)  Intentionally Deleted.

                       (xviii) SLC Security Agreement. SLC, SLT Financing Partnership and the Corporation shall have executed and delivered to Lender a security agreement substantially in the form of Exhibit "I" hereto with respect to their ownership interests in each Operating Entity (as amended, restated, modified or supplemented, the "SLC Security Agreement"; the SLC Security Agreement, together with the Security Agreement the "Security Agreements").

                         (xix)  Intentionally Deleted.

                          (xx)  Intentionally Deleted.

                           (xxi)  Intentionally Deleted.

                  (b)      Opinions of Counsel.

                  Lender shall have received legal opinions, dated the Closing Date, from counsel to Borrower, the REIT, SLC, SLT Financing Partnership, the Corporation, each Owner and each Operating Entity in form and substance reasonably satisfactory to Lender and its counsel, that, among other things: (i) this Agreement and the Loan Documents have been duly authorized, executed and delivered by Borrower, the REIT, SLC, SLT Financing Partnership, the Corporation, each Owner and each Operating Entity and are valid and (other than the Negative Pledge Agreements) enforceable in accordance with their terms, subject to bankruptcy and equitable principles; (ii) that Borrower, SLC, SLT Financing Partnership, the Corporation, each Owner and each Operating Entity are qualified to do business and in good standing under the laws of the jurisdiction in which it is organized; (iii) based upon a certificate of Borrower and the other Loan Parties, the encumbrance of the Collateral with the Liens of the Loan Documents shall not cause a breach of, or a default under, any material agreement, document or instrument to which Borrower, the REIT, SLC, SLT Financing Partnership, the Corporation, the Owners or the Operating Entities is a party or to which they or any of their properties or Assets are bound or affected; (iv) Lender has a valid and perfected Lien in the Collateral; and (v) the Loan does not violate the usury laws of the State of Arizona.

                  (c) Organizational Documents. Lender shall have received (i) with respect to the Corporation, the certificate of incorporation of the Corporation, as amended, modified or supplemented to the Closing Date, certified to be true, correct and complete by the Borrower and the Corporation together with a good standing certificate from the appropriate Secretary of State and a good standing certificate from the Secretaries of State (or the equivalent thereof) of each other State in which each Real Property Asset is located and in which each of them is required to be qualified to transact business, each to be dated a date not more than ten (10) days prior to the Closing Date, (ii) with respect to Borrower, SLC and SLT Financing Partnership, the agreement of limited or general partnership, as applicable, of such Person, as amended, modified or supplemented to the Closing Date, together with a copy of the certificate of limited partnership of such entity, as amended, modified or supplemented to the Closing Date, certified to be true, correct and complete by a general partner of such Person, together with a good standing certificate from the appropriate Secretary of State and a good standing certificate from the Secretaries of State (or the equivalent thereof) of each other State in which each Real Property Asset is located and in which each of them is required to be qualified to transact business, each to be dated not more than ten (10) days prior to the Closing Date, (iii) with respect to the REIT, its declaration of trust, as amended, modified or supplemented to the Closing Date, certified to be true, complete and correct by a senior executive officer of the REIT, together with a copy of a good standing certificate (or the equivalent thereof), from the appropriate Secretary of State as of a date not more than ten (10) days prior to the Closing Date and a good standing certificate (or its equivalent) from the Secretaries of State (or the equivalent thereof) or each state in which the REIT is required to be qualified in order to transact business and (iv) with respect to each Owner, each Operating Entity and SLT Realty Company LLC, its certificate of formation or articles of organization, as applicable, and operating agreement, each as amended, modified or supplemented to the Closing Date, and each certified to be true, correct and complete by its managing member, together with a good standing certificate from the appropriate Secretary of State and a good standing certificate from the Secretary of State of each State in which the related Real Property Asset is located, each to be dated not more than ten (10) days prior to the Closing Date.

                  (d) Certified Resolutions, etc. Lender shall have received a certificate of the secretary or assistant secretary of Borrower and each of the Loan Parties which is a corporation and dated the Closing Date, certifying (i) the names and true signatures of the incumbent officers of such Person authorized to sign the applicable Loan Documents, (ii) the by-laws of such Person as in effect on the Closing Date, (iii) the resolutions of such Person's board of directors approving and authorizing the execution, delivery and performance of all Loan Documents executed by such Person, and (iv) that there have been no changes in the certificate of incorporation of such Person since the date of the most recent certification thereof by the appropriate Secretary of State.

                  (e) Intentionally Deleted.

                  (f) Insurance. Lender shall have received certificates of insurance demonstrating insurance coverage in respect of each of the Real Property Assets of types, in amounts, and with insurers satisfactory to Lender and otherwise in compliance with the terms, provisions and conditions of Section 5.3.

                  (g) UCC Searches. Lender shall have received satisfactory (i.e., showing no Liens other than Permitted Liens) UCC searches, together with tax lien, judgment and litigation searches conducted in the appropriate jurisdictions and as requested by Lender, performed by a search firm acceptable to Lender with respect to the Collateral, the Real Property Assets, Accounts Receivable, Borrower, SLT Financing Limited Partnership, SLC and the Corporation (collectively, the "UCC Searches").

                  (h) Financing Statements. Lender shall have received UCC-l financing statements signed by Borrower, SLT Financing Partnership, SLC, the Corporation or other applicable Loan Party, as debtor, naming Lender as secured party, in form suitable for filing in the appropriate offices of each jurisdiction where the Borrower, SLT Financing Partnership, SLC, the Corporation and the applicable Loan Parties are located and/or organized (each, a "Financing Statement").

                  (i) Title Insurance Policies; Surveys. Lender shall have received title insurance policies issued by a title insurance company satisfactory to Lender, in form and substance reasonably satisfactory to Lender, insuring the applicable Owner's good and marketable fee simple or leasehold, as the case may be, title to the related Real Property Asset, which shall contain among other things, a "Fairway" endorsement or its equivalent, (the "Title Policy"), and (ii) a recent survey with respect to each of the Real Property Assets in form and substance reasonably satisfactory to Lender (each, a "Survey").

                  (j) Financial Statements. Lender shall have received the (i) financial reports described in Section 5.1(a) for the most recently ended fiscal year of Borrower and the relevant Loan Parties and the unaudited consolidated financial statements of Borrower and the relevant Loan Parties for each fiscal quarter of Borrower and such Loan Parties ending since the end of such entity's most recent fiscal year and (ii) for each Real Property Asset, annual operating statements and occupancy statements for Borrower's, SLC's, each Owner's and each Operating Entity's most recent fiscal year together with current year to date operating statements, current occupancy statements and the approved operating and capital budget for the current fiscal year. Such financial statements shall be acceptable to Lender in its sole discretion.

                  (k) Environmental Matters. Lender shall have received the Environmental Reports with respect to each Initial Real Property Asset dated within six (6) months prior to the Closing Date each of which shall be in form and substance satisfactory to Lender and shall include, without limitation, the following: (i) a Phase I environmental site assessment analyzing the presence of environmental contaminants, polychlorinated biphenyls or storage tanks and other Hazardous Substances at each of the Initial Real Property Assets, the risk of contamination from off-site Hazardous Substances and compliance with Environmental Laws, such assessments shall be conducted in accordance with ASTM Standard E 1527-93, or any successor thereto published by ASTM, (ii) an asbestos survey of each of the Initial Real Property Assets, which shall include random sampling of materials and air quality testing, and (iii) such further site assessments Lender may require due to the results obtained in (i) or (ii) hereof or in its reasonable discretion.

                  (l) Fees and Operating Expenses. Lender shall have received, for its account, all Fees and expenses then due and payable pursuant to this Agreement.

                  (m) Consents, Licenses, Approvals, etc. Lender shall have received certified copies of all material consents, licenses and approvals, if any, required in connection with the execution, delivery and performance by Borrower and the other Loan Parties, and the validity and enforceability, of the Loan Documents, or in connection with any of the Transactions, and such consents, licenses (including without limitation, liquor and gaming licenses, as applicable) and approvals shall be in full force and effect.

                  (n) Intentionally Deleted.

                  (o) Engineering Reports. Lender shall have received engineering reports dated within six (6) months prior to the Closing Date and in form and substance reasonably satisfactory to Lender with respect to each of the Real Property Assets; such engineering reports shall be prepared in accordance with Lender's then current guidelines for property inspection reports by licensed engineers acceptable to Lender, and such report should state, among other things, that each Real Property Asset is in good condition and repair, free from damage and waste and, to the best of such engineer's knowledge, complies in all material respects with the Americans with Disabilities Act (the "Engineering Reports").

                  (p) Zoning Compliance. Lender shall have received evidence reasonably satisfactory to Lender to the effect that each of the Real Property Assets and the use thereof are in substantial compliance with the applicable zoning, subdivision, and all other applicable federal, state or local laws and ordinances affecting each of the Real Property Assets, and that all building and operating licenses and permits necessary for the use and occupancy of each of the Real Property Assets as hospitality properties or hotels including, but not limited to, current certificates of occupancy, have been obtained and are in full force and effect.

                  (q) Operating Leases. Lender shall have received certified copies of all Operating Leases and the Leases identified on Schedule 15 with respect to each Real Property Asset which shall be reasonably satisfactory to Lender.

                  (r) Contracts and Agreements. Lender shall have received copies of all Franchise Agreements and all material contracts and agreements relating to the management, leasing and operation of each of the Real Property Assets, each of which shall be reasonably satisfactory to Lender.

                  (s) Intentionally Deleted.

                  (t) Representations and Warranties. Lender shall have received a certification by the general partner of Borrower or senior executive officer of Borrower and the REIT certifying that all of the representations and warranties contained in this Agreement, the Security Agreements and the other Loan Documents are true and correct with respect to each of the Real Property Assets, Borrower and each Loan Party, and that there is no Default or Event of Default hereunder.

                  (u) Certification as to Covenants. Lender shall have received a certificate of the general partner of Borrower or senior executive officer of Borrower and the REIT together with other evidence reasonably satisfactory to Lender (which shall include the comfort letter or audit described in Section 5.1(b)(iii) with respect to the Property Net Cash Flow of each Real Property Asset and the calculation of financial covenants) that, as of the Closing Date, and after giving effect to the Transaction to be consummated thereon, the financial covenants will be met, and there is no Default or Event of Default hereunder.

                  (v) Certification as to Applicable Laws. Lender shall have received such evidence as Lender shall deem reasonably necessary to establish that each Real Property Asset complies in all material respects with Applicable Laws as of the Closing Date.

                  (w) Quality Assurance Reports. Lender shall have received certified copies of the most recent Quality Assurance Reports with respect to each Real Property Asset which is subject to a franchise agreement, each of which shall be reasonably satisfactory to Lender.

                  (x) Flood Plain. Lender shall have received reasonably satisfactory evidence indicating which of the Real Property Assets are in a flood plain.

                  (y) No Injunction. No law or regulation shall have been adopted, no order, judgment or decree of any governmental authority shall have been issued, and no litigation shall be pending or threatened, which in the good faith judgment of Lender would enjoin, prohibit or restrain, or impose or result in the imposition of any material adverse condition upon, the making of the Advances or Borrower's, the REIT's, any Owner's, any Operating Entity's, SLC's, the Corporation's or SLT Financing Partnership's obligation to pay (or Lender or any Co-Lender's rights to receive payment) of the Loan and the other Obligations or the consummation of the Transactions.

                  (z) No Litigation. Except for matters identified on Schedule 5 (as the same may be amended or supplemented), no actions, suits or proceedings shall be pending or threatened with respect to the Transactions or the Loan Documents, Borrower or any of the other Loan Parties, or with respect to the Initial Real Property Assets, that could, individually or in the aggregate, likely be expected to result in a Material Adverse Effect and matters identified on Schedule 5, individually or in the aggregate, do not result in a Material Adverse Effect.

                  (aa) Waiver. Lender shall have received a copy of a Waiver from the holders of the Revolving Credit Facility, together with a copy of the certification required to be delivered by Borrower to the holders of the Revolving Credit Facility pursuant thereto.

                  (bb) Additional Matters. Lender shall have received such other certificates, opinions, documents and instruments relating to the Transactions as may have been reasonably requested by Lender, and all corporate and other proceedings and all other documents (including, without limitation, all documents referred to herein and not appearing as exhibits hereto) and all legal matters in connection with the Transactions shall be satisfactory in form and substance to Lender.

                  Section 3.2 Conditions Precedent to All Advances of the Loan. The obligation of Lender and each Co-Lender to make each Advance under the Loan (including without limitation, the initial Advance made on or after the Closing
Date) (or its pro rata share thereof) is subject to the satisfaction on the date such Advance is made of the following conditions precedent:

                  (a) Representations and Warranties. The representations and warranties contained herein and in the other Loan Documents (other than representations and warranties which expressly speak only as of a different date) with respect to all of the Real Property Assets and Collateral shall be true and correct in all material respects on such date both before and after giving effect to the making of such Advance or, if such representations and warranties are not true and correct in all material respects, the facts giving rise to the breach have been disclosed to Lender in writing and Lender, has approved, in its sole discretion, such facts.

                  (b) No Event of Default. No Event of Default shall have occurred and be continuing on such date either before or after giving effect to the making of such Advance.

                  (c) No Material Adverse Change. No event, act or condition shall have occurred after the Closing Date which, in the judgment of Lender has had or could have a Material Adverse Effect.

                  (d) Notice of Borrowing. Lender shall have received a fully executed Notice of Borrowing in respect of the Advance to be made on such date.

                  (e) Title Searches. In connection with a syndication or other sale of all or any portion of the Loan pursuant to Section 9.9, Lender or any Co-Lender may elect, in its sole discretion, to perform or have performed Title Searches with respect to the Real Property Assets at Borrower's sole cost and expense. The results of all such Title Searches shall be satisfactory to Lender in its sole discretion.

                  (f) Waiver. In the event that after giving effect to any requested Advance, the outstanding balance of the Loan would exceed $180,000,000.00, Lender shall have received a copy of a Waiver from the holders of the Revolving Credit Facility permitting such Advance to be made.

                  (g) Additional Matters. Lender shall have received such other certificates, opinions, documents and instruments relating to the Transactions as may have been reasonably requested by Lender, and all corporate and other proceedings and all other documents (including, without limitation, all documents referred to herein and not appearing as exhibits hereto) and all legal matters in connection with the Transactions shall be reasonably satisfactory in form and substance to Lender.

                  Section 3.3 Acceptance of Borrowings. The acceptance by Borrower of the proceeds of each Advance shall constitute a representation and warranty by Borrower to Lender that all of the conditions required to be satisfied under this Section 3 in connection with the making of such Advance and all of the terms and provisions of this Agreement have been satisfied.

                  Section 3.4 Sufficient Counterparts. All certificates, agreements, legal opinions and other documents and papers referred to in this
Section 3, unless otherwise specified, shall be delivered to Lender and shall be reasonably satisfactory in form and substance to Lender (unless the form thereof is prescribed herein) and Borrower shall deliver sufficient counterparts of all such materials for distribution to Lender and each Co-Lender.


                  SECTION 4. REPRESENTATIONS AND WARRANTIES.

                  In order to induce Lender to enter into this Agreement and to make the Loan, Borrower and the REIT make the following representations and warranties as of the Closing Date and as of the date of each Advance, which shall survive the execution and delivery of this Agreement and the Note and the making of the Loan and each Advance:

                  Section 4.1 Corporate/Partnership Status. Each of Borrower and the other Loan Parties (a) is a duly organized and validly existing corporation, partnership or limited liability company, as the case may be, in good standing under the laws of the jurisdiction of its incorporation or formation, (b) has all requisite power and authority, as the case may be, to own its property and Assets and to transact the business in which it is engaged or presently proposes to engage (including this Transaction) and (c) other than SLC Arlington L.L.C. has duly qualified and is authorized to do business and is in good standing as a foreign corporation, foreign partnership, or foreign limited liability company as the case may be, in every jurisdiction in which the Real Property Assets are located, unless it is not required to so qualify by Applicable Law, or in which the nature of its business requires it to be so qualified.

                  Section 4.2 Corporate/Partnership Power and Authority. Each of Borrower and the other Loan Parties has the power and authority, as the case may be, to execute, deliver and carry out the terms and provisions of each of the Loan Documents to which it is a party and has taken all necessary action to authorize the execution, delivery and performance by it of such Loan Documents. Each of Borrower and the other Loan Parties has duly executed and delivered each such Loan Document, and each such Loan Document constitutes its legal, valid and binding obligation, enforceable in accordance with its terms, except as enforcement may be limited by applicable insolvency, bankruptcy or other laws affecting creditors' rights generally, or general principles of equity whether enforcement is sought in a proceeding in equity or at law.

                  Section 4.3 No Violation. Neither the execution, delivery or performance by Borrower or any other Loan Party of the Loan Documents to which it is a party, nor the compliance by such Person with the terms and provisions thereof nor the consummation of the Transactions, (a) will, to the best of Borrower's or the REIT's knowledge, contravene any applicable provision of any law, statute, rule, regulation, order, writ, injunction or decree of any court or governmental instrumentality, which contravention would have a Material Adverse Effect on the value of the Real Property Assets or the Collateral as a whole, or (b) will conflict in any material respect with or result in any breach of, any of the terms, covenants, conditions or provisions of, or constitute a default under, or result in the creation or imposition of (or the obligation to create or impose) any Lien upon any of the property or Assets (including the Collateral) of Borrower or any of the other Loan Parties pursuant to the terms of any indenture, mortgage, deed of trust, or other material agreement or instrument to which Borrower or any of the other Loan Parties is a party or by which it or any of its property or Assets (including the Collateral) is bound or to which it may be subject, which contravention would have a Material Adverse Effect on the value of the Real Property Assets or the Collateral as a whole, or
(c) will, with respect to Borrower or any Loan Party which is a partnership, violate in any material respect any provisions of the partnership agreement of such Person, or (d) will, with respect to the Borrower or any of the Loan Parties which is a corporation, violate in any material respect any provision of the Certificate of Incorporation or By-Laws of such Person or (e) will, with respect to any Loan Party that is a limited liability company, violate in any material respect the operating agreement of such Person, or (f) will, with respect to Borrower, the REIT or any other Loan Party, result in a default or event of default under any Indebtedness (including without limitation, the Revolving Credit Facility) of such entity or any other agreement or instrument to which such entity is a party.

                  Section 4.4 Litigation. Except as set forth on Schedule 5, there are no actions, suits or proceedings, judicial, administrative or otherwise (including any condemnation or similar proceeding) pending or, to the best of Borrower's or the REIT's knowledge, threatened with respect to any of the Transactions or Loan Documents, Borrower, its Subsidiaries, or any of the other Loan Parties or their respective Subsidiaries, or with respect to the Real Property Assets or the Collateral, that could, individually or in the aggregate, result in a Material Adverse Effect. All matters set forth on Schedule 5 do not, individually or in the aggregate, result in a Material Adverse Effect.

                  Section 4.5 Financial Statements: Financial Condition; etc. The financial statements delivered pursuant to Section 3.1(j) were prepared in accordance with GAAP consistently applied and fairly present the financial condition and the results of operations of

Borrower, the Loan Parties and the Real Property Assets covered thereby on the dates and for the periods covered thereby, except as disclosed in the notes thereto and, with respect to interim financial statements, subject to normally recurring year-end adjustments. There is no material liability (contingent or otherwise) not reflected in such financial statements or in the notes thereto. There has been no material adverse change in any condition, fact, circumstance or event that would make any such information inaccurate, incomplete or otherwise misleading or would affect Borrower's or the REIT's ability to perform its obligations under this Agreement or Borrower's, the REIT's, SLC's, the Corporation's, any Owner's, any Operating Entity's or SLT Financing Partnership's ability to perform its obligations under the Loan Documents.

                  Section 4.6 Solvency. On the Closing Date and after and giving effect to the Transactions, Borrower and the Loan Parties will be Solvent.

                  Section 4.7 Material Adverse Change. Since the date of the most recent audited financial statements delivered pursuant to Section 3.1(j), there has occurred no event, act or condition, and to the best of Borrower's or the REIT's knowledge, there is no prospective event or condition which has had, or could have, a Material Adverse Effect.

                  Section 4.8 Use of Proceeds; Margin Regulations. All proceeds of each Advance will be used by Borrower only in accordance with the provisions of Section 2.20. No part of the proceeds of any Advance will be used by Borrower or any Loan Party to purchase or carry any Margin Stock or to extend credit to others for the purpose of purchasing or carrying any Margin Stock. Neither the making of any Advance nor the use of the proceeds thereof will violate or be inconsistent with the provisions of Regulations G, T, U or X of the Federal Reserve Board.

                  Section 4.9 Governmental Approvals. To the best of Borrower's or the REIT's knowledge, no order, consent, approval, license, authorization, or validation of, or filing, recording or registration with, or exemption by, any governmental or public body or authority, or any subdivision thereof, is required (or, if required, has been obtained) to authorize, or in connection with (i) the execution, delivery and performance of any Loan Document or the consummation of any of the Transactions or (ii) the legality, validity, binding effect or enforceability of any Loan Document, except for such orders, consents, approvals, licenses, authorizations, filings, recording, registration or exemption that would not have a Material Adverse Effect.

                  Section 4.10 Security Interests and Liens. (a) The Security Agreements and the related Loan Documents create, as security for the Obligations, valid and enforceable Liens on all of the Collateral, in favor of Lender and subject to no other liens (other than Permitted Liens), except as enforceability may be limited by applicable insolvency, bankruptcy or other laws affecting creditors rights generally, or general principles of equity, whether such en- forceability is considered in a proceeding in equity or at law.

                  (b) None of the Real Property Assets are subject to any Liens other than Permitted Liens.

                  Section 4.11 Tax Returns and Payments. Borrower, the REIT and the other Loan Parties filed all tax returns required to be filed by it for which the filing date has passed and not been extended and has paid all taxes and assessments payable by such Persons which have become due, other than (a) those not yet delinquent or (b) those that are reserved against in accordance with GAAP which are being diligently contested in good faith by appropriate proceedings.

                  Section 4.12 ERISA. As of the Closing Date or disclosed prior to an Advance, neither Borrower or any of the other Loan Parties has any Plans other than those listed on Schedule 6. No accumulated funding deficiency (as defined in Section 412 of the Code or Section 302 of ERISA) still outstanding, or Reportable Event, which exceeds $5,000,000.00 or which has or could reasonably be expected to have a Material Adverse Effect has occurred with respect to any Plan and there is no lien outstanding under Section 412 of the Code or Section 302 of ERISA with respect to any Loan Party's assets. As of the Closing Date, the Unfunded Benefit Liabilities do not in the aggregate exceed $1,000,000.00. Borrower and the other Loan Parties have not failed to comply in all material respects with the requirements of ERISA and the Code and plan documents for any Employee Benefit Plan which has or could reasonably be expected to have a Material Adverse Effect and are not in default (as defined in Section 4219(c)(5) of ERISA) with respect to payments to a Multiemployer Plan which has or could reasonably be expected to have a Material Adverse Effect. Neither Borrower nor any of the other Loan Parties, nor any member of their respective ERISA Controlled Groups (determined without reference to Section 414(m) or (o) of the Code, if liabilities of entities in Borrower or the other Loan Parties' ERISA Controlled Group solely by reason of Section 414(m) or (o) could not result in liability to Borrower or any Loan Parties) is subject to any present or potential withdrawal liability pursuant to Section 4201 or 4204 of ERISA which, individually or in the aggregate is in excess of $5,000,000.00 or has or could reasonably be expected to have a Material Adverse Effect. To the best knowledge of Borrower and the other Loan Parties, no Multiemployer Plan is or is likely to be disqualified for tax purposes, in reorganization (within the meaning of Section 4241 of ERISA or Section 418 of the Code) or is insolvent (as defined in Section 4245 of ERISA), which event would have a Material Adverse Effect. No liability to the PBGC (other than required premium payments), the Internal Revenue Service (with respect to an Employee Benefit Plan) or any Plan has been, or is expected by Borrower or the other Loan Parties to be, incurred by Borrower or the other Loan Parties (other than annual contributions) which is in excess of $5,000,000.00 or would have a Material Adverse Effect. Except as otherwise disclosed on Schedule 6 hereto or disclosed prior to an Advance, none of Borrower or the other Loan Parties has any contingent liability with respect to any post-retirement benefits under any "welfare plan" (as defined in Section 3(1) of ERISA) or withdrawal liability or exit fee or charge with respect to any "welfare plan" (as defined in Section 3(1) of ERISA), other than liability for continuation coverage under Part 6 of Title I of ERISA or state laws which require similar continuation coverage for which the employee pays approximately the full cost of coverage, and other than such liability that is both not more than $5,000,000.00 and that would not have a Material Adverse Effect. No lien under Section 412(n) of the Code or 302(f) of ERISA or requirement to provide security under Section 401(a)(29) of the Code or Section 307 of ERISA has been or is reasonably expected by Borrower or the other Loan Parties to be imposed on the assets of Borrower or the other Loan Parties. Except as disclosed on
Schedule 6 or disclosed prior to an Advance neither Borrower nor any other Loan Party is a party to any collective bargaining agreement. Neither Borrower nor any Loan Party has engaged in any non-exempt transaction prohibited by Section 406 of ERISA or
Section 4975 of the Code which has a Material Adverse Effect. As of the Closing Date and throughout the term of the Loan, neither Borrower nor any other Loan Party is or will be an "employee benefit plan" as defined in Section 3(3) of ERISA, which is subject to Title I of ERISA, and none of the assets of Borrower or any other Loan Party will constitute "plan assets" of one or more such plans for purposes of Title I of ERISA. As of the Closing Date and throughout the term of the Loan, neither Borrower nor any other Loan Party is or will be a "governmental plan" within the meaning of Section 3(3) of ERISA and neither Borrower nor any other Loan Party will be subject to state statutes applicable to Borrower or such Loan Party regulating investments and fiduciary obligations, of Borrower or any Loan Party with respect to governmental plans.

                  Section 4.13 Intentionally Omitted.

                  Section 4.14 Representations and Warranties in Loan Documents. All representations and warranties made by Borrower or any other Loan Party in the Loan Documents are true and correct in all material respects.

                  Section 4.15 True and Complete Disclosure. All factual information (taken as a whole) furnished by or on behalf of Borrower or any other Loan Party in writing to Lender on or prior to the Closing Date, and the date of any Advance for purposes of or in connection with this Agreement or any of the Transactions (the "Furnished Information") is, and all other such factual information (taken as a whole) hereafter furnished by or on behalf of Borrower or any other Loan Party in writing to Lender will be, true, accurate and complete in all material respects and will not omit any material fact necessary to make such information (taken as a whole) not misleading on the date as of which such information is dated or furnished. As of the Closing Date, and as of the date of each Advance, there are no facts, events or conditions directly and specifically affecting Borrower, or any other Loan Party known to Borrower and not disclosed to Lender, in the Furnished Information, in the Schedules attached hereto or in the other Loan Documents, which, individually or in the aggregate, have or could be expected to have a Material Adverse Effect.

                  Section 4.16 Ownership of Real Property. Each Owner has good and marketable fee simple title or a leasehold estate, as the case may be, subject to any Permitted Liens, in the related Real Property Asset and each has good title to all of the Personal Property with respect to the related Real Property Asset subject to no Lien of any kind except for Permitted Liens. Each Operating Entity, and with respect to the Real Property Asset identified as the Radisson Marque of Winston Salem on Schedule 2 ("Winston Salem"), the related Owner, has good title to all Intangibles and Food and Beverage Inventory subject to no lien of any kind except for Permitted Liens. As of the date of this Agreement, there are no options or other rights to acquire any of the Real Property Assets, the Personal Property, Intangibles or Food and Beverage Inventory that run in favor of any Person and there are no mortgages, deeds of trust, indentures, debt instruments or other agreements creating a Lien against any of the Real Property Assets, Personal Property, Intangibles or Food and Beverage Inventory other than Permitted Liens.

                  Section 4.17 No Default. To the best of the Borrower's or the REIT's knowledge, (i) no Default or Event of Default exists under or with respect to any Loan

Document; (ii) no Default or Event of Default exists under or with respect to the Operating Leases, or (iii) any Indebtedness of Borrower or other Loan Party (including, without limitation, the Revolving Credit Facility). To the best of Borrower's or the REIT's knowledge, neither Borrower, any Loan Party nor any of their respective Subsidiaries is in default in any material respect beyond any applicable grace period under or with respect to any other material agreement, instrument or undertaking to which it is a party or by which it or any of its properties or assets is bound in any respect, the existence of which default could result in a Material Adverse Effect.

                  Section 4.18 Licenses, etc. To the best of the Borrower's or the REIT's knowledge, Borrower, SLC, the Corporation, the Owners and the Operating Entities for each Real Property Asset have, except as set forth below, obtained and hold in full force and effect, all material franchises, trademarks, tradenames, copyrights, licenses, permits, certificates, authorizations, qualifications, accreditations, easements, rights of way and other rights, consents and approvals, service contracts, maintenance agreements and similar contracts and agreements which are necessary for the operation of the Real Property Assets and their respective businesses as presently conducted, including without limitation, liquor licenses, as applicable ("Licenses"). All liquor licenses are issued and held by the various entities and pursuant to the various agreements described on Schedule 16, subject to compliance with Section 5.27.

                  Section 4.19 Compliance With Law. To the best of the Borrower's or the REIT's knowledge, Borrower and each Loan Party and each Real Property Asset is in compliance in all material respects with all Applicable Laws and other laws, rules, regulations, orders, judgments, writs and decrees, noncompliance with which could result in a Material Adverse Effect.

                  Section 4.20 Brokers. Borrower, each Loan Party, Lender and each Co-Lender hereby represent and warrant that no brokers or finders were used in connection with procuring the financing contemplated hereby and Borrower hereby agrees to indemnify and save Lender and each Co-Lender harmless from and against any and all liabilities, losses, costs and expenses (including attorneys' fees or court costs) suffered or incurred by Lender or any Co-Lender as a result of any claim or assertion by any party claiming by, through or under Borrower, that it is entitled to compensation in connection with the financing contemplated hereby, and Lender and each Co-Lender hereby agrees to indemnify and save Borrower harmless from and against any and all liabilities, losses, costs and expenses (including attorneys' fees or court costs) suffered or incurred by Borrower as a result of any claim or assertion by any party claiming by, through or under Lender or any Co-Lender that it is entitled to compensation in connection with the financing contemplated hereby.

                  Section 4.21 Judgments. To the best of the Borrower's or the REIT's knowledge, (i) there are no judgments, decrees, or orders of any kind against Borrower or any Loan Party unpaid of record which would materially or adversely affect the ability of Borrower or any Loan Party to comply with its obligations under the Loan or this Agreement in a timely manner, (ii) there are no federal tax claims or liens assessed or filed against Borrower or any Loan Party, (iii) there are no material judgments against Borrower or any Loan Party unsatisfied of record or docketed in any court of the States in which the Real Property Assets are located or in any other court located in the United States,
(iv) no petition in bankruptcy or similar insolvency proceeding has ever been filed by or against Borrower or any Loan Party, and (v) neither Borrower nor any Loan Party has ever made any assignment for the benefit of creditors or taken advantage of any insolvency act or any act for the benefit of debtors.

                  Section 4.22 Intentionally Omitted.

                  Section 4.23 Assets of the REIT. The sole asset of the general partner of Borrower is its general partnership interest in Borrower and such other assets that may be incidental to or required in connection with the ownership of such general partnership interest, or as set forth in Schedule 13.

                  Section 4.24 REIT Status. The REIT intends to qualify for its taxable year ending December 31, 1996, and intends thereafter to remain qualified as a "real estate investment trust" as defined in Section 856 of the Code and is grandfathered from the application of Section 269B of the Code pursuant to Section 132(c)(3) of the Deficit Reduction Act of 1984.

                  Section 4.25 SLC. The Corporation and entities wholly owned and Controlled by the Corporation are the sole general partners of SLC.

                  Section 4.26 Owners. Borrower owns a 99% membership interest in each Owner and SLT Financing Partnership owns a 1% membership interest in each Owner.

                  Section 4.27 Operating Entities. SLC owns a 99% membership interest in each Operating Entity and the Corporation owns a 1% membership interest in each Operating Entity.

                  Section 4.28 Personal Property. For all Real Property Assets, each Owner, owns, leases or licenses adequate Personal Property (other than Intangibles and Food and Beverage Inventory) and each Operating Entity, and with respect to Winston Salem, the related Owner, owns adequate Intangibles and Food and Beverage Inventory, to maintain and operate each Real Property Asset as a hotel in accordance with the standards of this Agreement, the Loan Documents, the related Operating Leases and the related Franchises. The Personal Property is not subject to any liens, leases or financing arrangements other than Permitted Liens. The Personal Property (other than Intangibles and Food and Beverage Inventory) (other than with respect to Winston Salem) is leased to each Operating Entity pursuant to the related Operating Lease.

                  Section 4.29 Intentionally Deleted.

                  Section 4.30 Stock. The REIT and the Corporation list all of their outstanding shares of stock on the New York Stock Exchange and such shares trade as "paired shares" subject to a pairing agreement between the REIT and the Corporation.

                  Section 4.31 Ground Leases. With respect to those Real Property Assets in which the related Owner holds a leasehold estate under a Ground Lease, with respect to each such Ground Lease (except as may be set forth on Schedule 8) (i) the Guarantor the owner of a valid and subsisting interest as tenant under the Ground Lease; (ii) the Ground Lease is in full force and effect, unmodified and not supplemented by any writing or otherwise;
(iii) all rent, additional rent and other charges reserved therein have been paid to the extent they are payable to the date hereof; (iv) the Owner enjoys the quiet and peaceful possession of the estate demised thereby, subject to any sublease; (v) the Owner is not in default under any of the terms thereof and there are no circumstances which, with the passage of time or the giving of notice or both, would constitute an event of default thereunder; (vi) the lessor under the Ground Lease is not in default under any of the terms or provisions thereof on the part of the lessor to be observed or performed; (vii) the lessor under the Ground Lease has satisfied all of its repair or construction obligations, if any, to date pursuant to the terms of the Ground Lease; (viii) the execution, delivery and performance of the Security Agreement does not require the consent (other than those consents which have been obtained and are in full force and effect) under, and will not contravene any provision of or cause a default under, the Ground Lease; (ix) Schedule 8 lists all the Ground Leases to which any of the Real Property Assets are subject and all amendments and modifications thereto; and (x) the lessor indicated on Schedule 8 for each Ground Lease is the current lessor under the related Ground Lease.

                  Section 4.32 Status of Property. With respect to each Real Property Asset:

                  (a) No portion of the Improvements is located in an area identified by the Secretary of Housing and Urban Development or any successor thereto as an area having special flood hazards pursuant to the National Flood Insurance Act of 1968 or the Flood Disaster Protection Act of 1973, as amended, or any successor law, or, if located within any such area, Borrower or the related Owner has obtained and will maintain the insurance prescribed in Section 5.3(b)(i) hereof.

                  (b) Borrower or the related Owner or Operating Entity has obtained all material zoning, building code, land use, environmental and other similar permits or approvals, all of which are in full force and effect as of the date hereof and not subject to revocation, suspension, forfeiture or modification.

                  (c) The Real Property Asset is served by all utilities required for the current or contemplated use thereof. All utility service is provided by public utilities and the Real Property Asset has accepted or is equipped to accept such utility service.

                  (d) All public roads and streets necessary for service of and access to the Real Property Asset for the current or contemplated use thereof have been completed, are serviceable and all-weather and are physically and legally open for use by the public.

                  (e) The Real Property Asset is served by public water and sewer systems.

                  (f) Borrower is not aware of any latent or patent structural or other significant deficiency of the Real Property Asset except as may be disclosed in the Engineering Reports delivered to Lender prior to Closing. The Real Property Asset is free of damage and waste that would have a Material Adverse Effect on the value of the Real Property Asset. The Real Property Asset is free from damage caused by fire or other casualty. There is no pending or, to the actual knowledge of Borrower, threatened condemnation proceedings affecting the Real Property Asset, or any part thereof, except as shown on Schedule 5.

                  (g) To the best knowledge of Borrower or the REIT, there are no delinquent taxes, ground rents, water charges, sewer rents, assessments (including assessments payable in future installments), insurance premiums, or leasehold payments affecting the Real Property Asset.

                  (h) The Real Property Asset is assessed for real estate tax purposes as one or more wholly independent tax lot or lots, separate from any adjoining land or improvements not constituting a part of such lot or lots, and no other land or improvements is assessed and taxed together with the Real Property Asset or any portion thereof.

                  (i) (a) The related Operating Entity or, with respect to Winston Salem, the related Owner, is the sole owner of the entire lessor's interest in the Leases; (b) the Leases are valid and enforceable; (c) none of the rents reserved in the Leases have been assigned or otherwise pledged or hypothecated; (d) no Lease contains an option to purchase, right of first refusal to purchase, or any other similar provision; (e) no person or entity has any possessory interest in, or right to occupy, the Real Property Asset (excluding transient hotel guests) except under and pursuant to a Lease; and (f) there are no assignments, pledges, hypothecations or other encumbrances of any Leases or any portion of rents due and payable or to become due and payable thereunder which are presently outstanding.

                  (j) No portion of the Real Property Asset has been or will be purchased with proceeds of any illegal activity.

                  (k) All material contracts, agreements, consents, waivers, documents and writings of every kind or character at any time to which the related Owner or Operating Entity is a party are valid and enforceable against the related Owner or Operating Entity, as the case may be, and, to the best knowledge of Borrower, are enforceable against all other parties thereto, and in all respects are what they purport to be and, to the best knowledge of Borrower, to the extent that any such writing shall impose any obligation or duty on the party thereto or constitute a waiver of any rights which any such party might otherwise have, said writing shall be valid and enforceable against said party in accordance with the terms, except as such enforcement may be limited by applicable bankruptcy, insolvency, reorganization or similar laws affecting the rights of creditors generally.

                  Section 4.33 Affiliate Debt and Intercompany Debt. There is no Affiliate Debt. No Intercompany Debt is secured by a Lien on any Collateral, any Real Property Assets, any Personal Property, any Intangibles or Food and Beverage Inventory.

                  Section 4.34 Survival. The foregoing representations and warranties shall survive the execution and delivery of this Agreement and shall continue in full force and effect until the indebtedness evidenced by the Note has been fully paid and satisfied and Lender and the Co-Lenders have no further commitment to advance funds hereunder. The request for any Advance under this Agreement by Borrower or on its behalf shall constitute a certification that the aforesaid representations and warranties are true and correct as of the date of such request, except to the extent any such representation or warranty shall relate solely to an earlier date.

                  SECTION 5. AFFIRMATIVE COVENANTS.

                  Borrower and the REIT covenant and agree that on and after the Closing Date and until the Obligations are paid in full:

                  Section 5.1 Financial Reports. (a) Borrower and the REIT will furnish to Lender: (i) annual audited consolidated or combined, as the case may be, financial statements of (A) Borrower and REIT, (B) SLC, the Corporation and each Guarantor and (C) Borrower, the REIT, SLC, the Corporation and each Guarantor, each prepared in accordance with GAAP within 90 days of the end of Borrower's fiscal year prepared by nationally recognized independent public accountants (which accountant's opinion shall be unqualified), reasonably satisfactory to Lender; (ii) within 45 days after the close of each quarterly accounting period in each fiscal year, the consolidated or combined, as the case may be, balance sheet of (A) Borrower, the REIT and each Guarantor, (B) SLC and the Corporation and (C) Borrower, the REIT, SLC, the Corporation and each Guarantor, each as of the end of such quarterly period and the related consolidated statements of income, cash flow and shareholders' equity for such quarterly period and for the elapsed portion of the fiscal year ended with the last day of such quarterly period, each prepared in accordance with GAAP certified by Borrower and SLC, as applicable; (iii) quarterly and annual operating statements (prepared on a basis consistent with that used in the preparation of the GAAP consolidated or combined, as the case may be, financial statements of Borrower, the REIT, SLC, the Corporation and the Guarantors, and in compliance with the Uniform System of Accounts) for each Real Property Asset, separately disclosing the amounts paid under the related Operating Lease and including a comparison and reconciliation with the most recent Annual Operating Budget, within 45 days of the end of each calendar quarter, certified by the Borrower and SLC, (iv) copies of all of Borrower's, REIT's, SLC's and the Corporation's quarterly and annual filings with the Securities and Exchange Commission and all shareholder reports and letters to the REIT's and the Corporation's shareholders and all other publicly released information promptly after their filing or mailing, (v) an annual operating and capital budget for each of the Real Property Assets (the "Annual Operating Budget"), including cash flow projections for the upcoming year, presented on a monthly basis consistent with the quarterly and annual operating statements referred to in clause (iii) above at least 15 days prior to the start of each calendar year and (vi) monthly operating statements for each Real Property Asset prior to the twenty-fifth
(25th) day of each month. Borrower will furnish or cause to be furnished such additional reports or data, but no more often than on a quarterly basis, as Lender may reasonably request including, without limitation management and marketing reports for each Real Property Asset. Borrower and each Loan Party shall maintain a system of accounting capable of furnishing all such information and data, and shall maintain its respective books and records respecting financial and accounting matters in a proper manner and on a basis consistent with that used in the preparation of the GAAP consolidated financial statements of Borrower. Unless otherwise specified above financial reports requested by Lender of Borrower shall be provided to Lender no later than 15 days after such request.

                  (b) Officer's Certificates; Comfort Letters. (i) At the time of the delivery of the financial statements under clause (a) above, Borrower shall provide a certificate of the general partner of Borrower or a senior executive officer of Borrower and the REIT that such financial statements have been prepared in accordance with GAAP (unless such financial statements are not required to be prepared in accordance with GAAP pursuant to this Agreement) and fairly present the financial condition and the results of operations of Borrower, REIT, SLC, the Corporation, the Guarantors and the Real Property Assets on the dates and for the periods indicated, subject, in the case of interim financial statements, to normally recurring year end adjustments, (y) to the best knowledge of such general partner or senior executive officer of Borrower and the REIT that no Default or Event of Default has occurred on the date of such certificate or, if any Default or Event of Default has occurred and is continuing on such date, specifying the nature and extent thereof and the action Borrower proposes to take in respect thereof and (z) that since the date of the prior financial statements delivered pursuant to such clause no change has occurred in the financial position of Borrower, REIT, SLC, the Corporation or any Guarantors which change could result in a Material Adverse Effect, and
(ii) at the time of delivery of the Annual Operating Budget pursuant to Section 5.1(a)(v), a written statement of the assumptions used in connection with respect to the Annual Operating Budget, together with a certificate of the general partner of Borrower or a senior executive officer of Borrower and the REIT to the effect that such budget and assumptions are reasonable and represent Borrower's, SLC's and Guarantor's good faith estimate of such Property Net Cash Flow and anticipated capital expenditures, it being understood and agreed that there may often be a difference between financial projections and actual results.

                  (ii) Within 45 days of the end of each calendar quarter, Borrower shall provide a certificate of the general partner of Borrower or of a senior executive officer of Borrower and the REIT certifying that no Default or Event of Default has occurred, that there has been no change in the REIT's tax status as a real estate investment trust as defined under Section 856 of the Code, confirming compliance with the covenant in Sections 5.3, 5.4, 5.5, 5.8, 5.9, and 5.19 and demonstrating compliance with the financial covenants set forth in Sections 5.16, 5.17, 5.18, 6.3, 6.4, 6.7 and 6.10 hereof (including providing copies of the most recently available unaudited operating statements of the Real Property Assets) and the provisions of Sections 5.12, 5.13, 5.19 and
5.27 and such other Sections as reasonably requested by Lender and containing calculations verifying such compliance commencing with the calendar quarter ending on December 31, 1995; provided that the certificate for the last calendar quarter with respect to Sections 5.16, 5.17, 5.18 and 6.7 may be delivered within 90 days after the end of such fiscal year with the audited financial statements for the year then ended. A similar certificate with respect to covenants set forth in Sections 6.3, 6.4 and 6.10, shall be provided by the SLC at the same times that the Borrower's and the REIT's certificate is required hereunder.

                  (iii) Within 90 days of the end of Borrower's fiscal year through the Maturity Date, and prior to the Determination Date, and prior to the Release of any Collateral pursuant to Section 2.21, Borrower and the REIT, at Borrower and the REIT's sole cost and expense, shall provide a comfort letter or audit prepared by a nationally recognized independent certified public accounting firm satisfactory to Lender verifying that the covenants contained in Sections 5.16, 5.17, 5.18, 5.19 and 6.7 are complied with at the end of such period and will be in compliance with such covenants after giving effect to such increase or release, as the case may be.

                  (c) Notice of Default or Litigation. Promptly after Borrower or any other Loan Party obtains actual knowledge thereof, Borrower shall give Lender notice of (i) the occurrence of a Default or any Event of Default, (ii) the occurrence of (x) any default that is not cured, or any event of default, under any partnership agreement of Borrower, any mortgage, deed of trust, indenture or other debt or security instrument, covering any of the Assets of Borrower or any Loan Party or (y) any event of default under any Franchise Agreement, Operating Lease, or any other material agreement relating to the Real Property Assets, to which Borrower, or any Loan Party is a party, which, if not cured could result in a Material Adverse Effect, (iii) any litigation or governmental proceeding pending or threatened (in writing) against Borrower, any other Loan Party which could result in a Material Adverse Effect and (iv) any other event, act or condition which could result in a Material Adverse Effect. Each notice delivered pursuant to this Section 5.1(c) shall be accompanied by a certificate of a general partner or senior executive officer of Borrower setting forth the details of the occurrence referred to therein and describing the actions Borrower proposes to take with respect thereto.

                  (d) Quality Assurance. Promptly after Borrower, any Owner, any Operating Entity or any other Loan Party receives any quality assurance reports or similar reports of inspection or compliance from the Franchisor under any Franchise Agreement ("Quality Assurance Reports"), Borrower shall deliver copies thereof to Lender, but in no event later than thirty days after receipt.

                  (e) Tax Returns. Promptly after they are filed with the Internal Revenue Service, copies of all annual federal income tax returns and amendments thereto of the Borrower, the REIT and the Loan Parties shall be delivered to Lender.

                  (f) Condemnation and Casualty. Borrower shall immediately notify Agent of any fire or other casualty or any pending or threatened condemnation or eminent domain proceeding with respect to all or any portion of any Real Property Asset.

                  (g) Other Information. From time to time, Borrower and the REIT shall provide such other information and financial documents relating to Borrower, the REIT or the other Loan Parties as Lender may reasonably request.

                  Section 5.2 Books, Records and Inspections. (a) Borrower, SLC, each Owner and each Operating Entity shall, at their respective principal places of business or at each Real Property Asset, keep proper books of record and account in which full, true and correct entries shall be made. Borrower, SLC, each Owner and each Operating Entity shall permit or cause to be permitted officers and designated representatives of Lender and any Co-Lender to visit and inspect any of the Real Property Assets, and to examine and copy the books of record and account of Borrower, SLC, each Owner and each Operating Entity and the Real Property Assets (including, without limitation, leases, statements, bills and invoices), discuss the affairs, finances and accounts of Borrower, each Owner and each Operating Entity and be advised as to the same by, its and their officers and independent accountants, all upon reasonable notice and at such reasonable times as Lender or any Co-Lender may desire.

                  Section 5.3 Maintenance of Insurance. (a) Borrower and the other Loan Parties shall (i) maintain with financially sound and reputable insurance companies insurance on itself and its properties in commercially reasonable amounts, (ii) maintain Lender as named additional insured in respect of any such liability insurance required to be maintained hereunder, and (iii) furnish to Lender from time to time, upon written request, certificates of insurance or certified copies or abstracts of all insurance policies required under this Agreement and the other Loan Documents and such other information relating to such insurance as Lender may reasonably request.

                  (b) With respect to each Real Property Asset, Borrower or each Owner shall obtain and maintain, or cause to be maintained, insurance providing at least the following coverages:

                  (i) comprehensive all risk insurance on the Improvements and the Personal Property, including contingent liability from Operation of Building Laws, Demolition Costs and Increased Cost of Construction Endorsements, in each case (A) in an amount equal to 100% of the "Full Replacement Cost," which for purposes of this Agreement shall mean actual replacement value (exclusive of costs of excavations, foundations, underground utilities and footings) with a waiver of depreciation; (B) containing an agreed amount endorsement with respect to the Improvements owned or leased by Borrower or the related Owner and Personal Property or a waiver of all co-insurance provisions; (C) providing for no deductible in excess of $50,000; and (D) containing an "Ordinance or Law Coverage" or "Enforcement" endorsement if any of the Improvements or the use of the Real Property Asset shall at any time constitute legal non-conforming structures or uses. The Full Replacement Cost shall be redetermined from time to time (but not more frequently than once in any twelve (12) calendar months) at the request of Lender by an appraiser or contractor designated and paid by Borrower or the related Owner and approved by Lender, or by an engineer or appraiser in the regular employ of the insurer. Notwithstanding the foregoing, if such redetermination is based on an Appraisal, the cost thereof shall be paid by the Borrower or the related Owner. After the first appraisal, additional appraisals may be based on construction cost indices customarily employed in the trade and shall be at Borrower's or the related Owner's expense. No omission on the part of Lender to request any such ascertainment shall relieve Borrower or the related Owner of any of its obligations under this Section 5.3(b)(i). In addition, Borrower or the related Owner shall obtain (y) flood hazard insurance if any portion of the Improvements is currently or at any time in the future located in a federally designated "special flood hazard area" and (z) earthquake insurance in amounts and in form and substance reasonably satisfactory to Lender in the event the Real Property Asset is located in an area with a high degree of seismic activity, or otherwise as required by Lender, provided that the insurance pursuant to clauses (y) and (z) hereof shall be on terms consistent with the comprehensive all risk insurance policy required under this Section 5.3(b)(i), except that the deductible on such insurance and on wind insurance if the Real Property Asset is located in a coast line area, shall not be in excess of five percent (5%) of the appraised value of the Real Property Asset;

                  (ii) commercial general liability insurance against claims for personal injury, bodily injury, death or property damage occurring upon, in or about the Real Property

         Asset, including "Dram Shop" or other liquor liability coverage if alcoholic beverages are sold from or may be consumed at the Real Property Asset, such insurance (A) to be on the so-called "occurrence" form with a combined single limit of not less than $1,000,000 or such greater amount or may be generally required by institutional lenders for hotels comparable to the Real Property Asset; (B) to continue at not less than the aforesaid limit until required to be changed by Lender in writing by reason of changed economic conditions making such protection inadequate; and (C) to cover at least the following hazards:
         (1) premises and operations; (2) products and completed operations on an "if any" basis; (3) independent contractors; and (4) blanket contractual liability for all written and oral contracts;

                  (iii) business income and rent loss insurance (A) covering all risks required to be covered by the insurance provided for in Section 5.3(b)(i); (B) containing an extended period of indemnity endorsement which provides that after the physical loss to the Improvements and Personal Property has been repaired, the continued loss of income will be insured until such income either returns to the same level it was at prior to the loss, or the expiration of twelve (12) months from the date of the loss, whichever first occurs, and notwithstanding that the policy may expire prior to the end of such period; and (C) in an amount equal to 100% of the projected gross income from the Real Property Asset for a period of twelve (12) months. The amount of such business income insurance shall be determined prior to the date hereof and at least once each year thereafter based on the greatest of: (x) Borrower's reasonable estimate of the gross income from the Real Property Asset and (y) the estimate of gross income set forth in the Annual Operating Budget delivered pursuant to Section 5.1(a)(v).

                  (iv) at all times during which structural construction, repairs or alterations are being made with respect to the Improvements
         (A) owner's contingent or protective liability insurance covering claims not covered by or under the terms or provisions of the above mentioned commercial general liability insurance policy; and (B) the insurance provided for in Section 5.3(b)(i) written in a so-called builder's risk completed value form (1) on a non-reporting basis, (2) against all risks insured against pursuant to Section 5.3(b)(i), (3) including permission to occupy the Real Property Asset, and (4) with an agreed amount endorsement or a waiver of coinsurance provisions;

                  (v) workers' compensation, subject to the statutory limits of the state in which the Real Property Asset is located, and employer's liability insurance (A) with a limit per accident and per disease per employee, and (B) in an amount for disease aggregate in respect of any work or operations on or about the Real Property Asset, or in connection with the Real Property Asset or its operation (if applicable), in each case reasonably required by Lender;

                  (vi) comprehensive boiler and machinery insurance, if applicable, in amounts as shall be reasonably required by Lender on terms consistent with the commercial general liability insurance policy required under Section 5.3(b)(ii);

                (vii) umbrella liability insurance in an amount not less than $20,000,000 per occurrence or such greater amount as may be generally required by institutional lenders for hotels comparable to the Real Property Asset on terms consistent with the commercial general liability insurance policy required under
         Section 5.03(b)(ii);

                  (viii) motor vehicle liability coverage for all owned and non-owned vehicles, including rented and leased vehicles containing minimum limits per occurrence of $5,000,000;

                  (ix) a blanket fidelity bond and errors and omissions insurance coverage insuring against losses resulting from dishonest or fraudulent acts committed by (A) Borrower's or the related Owner's or Operating Entity's personnel; (B) any employees of outside firms that provide appraisal, legal, data processing or other services for Borrower or the related Owner or (C) temporary contract employees or student interns; and

                  (x) such other insurance and in such amounts as are required pursuant to the Franchise Agreement or as Lender from time to time may reasonably request against such other insurable hazards which are generally required by institutional lenders for hotels comparable to the Real Property Asset or which are commonly insured against for property similar to the Real Property Asset located in or around the region in which the Real Property Asset is located.

                  (c) All insurance provided for in this Section 5.3(b) hereof shall be obtained under valid and enforceable policies (the "Policies" or in the singular, the "Policy"), and shall be subject to the approval of Lender as to insurance companies, amounts, forms, deductibles, loss payees and insurers. The Policies shall be issued by financially sound and responsible insurance companies authorized to do business in the state in which the Real Property Asset is located and approved by Lender. Each insurance company must have a rating of "A" or better for claims paying ability assigned by Standard & Poor's Rating Group (the "Rating Agency") or, if the Rating Agency does not assign a rating for such insurance company, such insurance company must have a general policy rating of A or better and a financial class of VIII or better by A.M. Best Company, Inc. (each such insurer shall be referred to below as a "Qualified Insurer"). Not less than thirty (30) days prior to the expiration dates of the Policies theretofore furnished to Lender pursuant to Section 5.3(b), certified copies of the Policies marked "premium paid" or accompanied by evidence reasonably satisfactory to Lender of payment of the premiums due thereunder (the "Insurance Premiums"), shall be delivered by Borrower or the related Owner to Lender; provided, however, that in the case of renewal Policies, Borrower or the related Owner may furnish Lender with binders therefor to be followed by the original Policies when issued.

                  (d) Borrower or the related Owner shall not obtain (i) any umbrella or blanket liability or casualty Policy unless, in each case, such Policy is approved in advance in writing by Lender, which approval shall not be unreasonably withheld, and such Policy is issued by a Qualified Insurer, or (ii) separate insurance concurrent in form or contributing in the event of loss with that required in Section 5.3(b) to be furnished by, or which may be reasonably required to be furnished by, Borrower or the related Owner. In the event Borrower or the related Owner obtains separate insurance or an umbrella or a blanket Policy, Borrower or the related Owner shall notify Lender of the same and shall cause certified copies of each Policy to be delivered as required in Section 5.3(b). Any blanket insurance Policy shall
(a) specifically allocate to the Real Property Asset the amount of coverage from time to time required hereunder or (b) be written on an occurrence basis for the coverages required hereunder with a limit per occurrence in an amount equal to the amount of coverage required hereunder and shall otherwise provide the same protection as would a separate Policy insuring only the Real Property Asset in compliance with the provisions of Section 5.3(b).

                  (e) All Policies of insurance provided for in Section 5.3(b) shall contain clauses or endorsements to the effect that:

                           (i) the Policy shall not be materially changed (other
                  than to increase the coverage provided thereby) or cancelled without at least 30 days' written notice to Lender and any other party named therein as an insured; and

                           (ii) each Policy shall provide that the issuers
                  thereof shall give written notice to Lender if the Policy has not been renewed thirty (30) days prior to its expiration.

                  (f) Borrower or the related Owner shall furnish to Lender, on or before thirty (30) days after the close of each of Borrower's and the related Owner's fiscal years, a statement certified by Borrower or a duly authorized officer of Borrower of the amounts of insurance maintained in compliance herewith, of the risks covered by such insurance and of the insurance company or companies which carry such insurance and, if requested by Lender, verification of the adequacy of such insurance by an independent insurance broker or appraiser acceptable to Lender.

                  (g) If at any time Lender is not in receipt of written evidence that all insurance required hereunder is in full force and effect, Lender shall have the right, without notice to Borrower or the related Owner to take such action as Lender deems necessary to protect its interest in the Real Property Asset, including, without limitation, the obtaining of such insurance coverage as Lender in its sole discretion deems appropriate, and all expenses incurred by Lender in connection with such action or in obtaining such insurance and keeping it in effect shall be paid by Borrower or the related Owner to Lender upon demand and until paid shall be secured by the Security Agreement and shall bear interest in accordance at the Default Rate.

                  (h) If the Real Property Assets shall be damaged or destroyed, in whole or in part, by fire or other casualty, or condemned or taken by eminent domain, Borrower or the related Owner shall give prompt notice of such damage or taking to Lender and shall promptly commence and diligently prosecute the completion of the repair and restoration of the Real Property Asset as nearly as possible to the condition the Real Property Asset was in immediately prior to such fire or other casualty or taking (the "Restoration"). Borrower or the related Owner shall pay all costs of such Restoration whether or not such costs are covered by insurance or any condemnation award. In the event that the related Real Property Asset cannot be restored to the same condition it was in immediately prior to a condemnation, or all or substantially all of such Real Property Asset is condemned or taken by eminent domain, Borrower shall immediately pay the Release Price and the applicable Funding Costs for such Real Property Asset in accordance with Section 2.21.

                  Section 5.4 Taxes. Borrower and the other Loan Parties shall pay or cause to be paid, when due (i.e., before any penalty or fine could be levied or charged), all taxes, charges and assessments and all other lawful claims required to be paid by Borrower, the other Loan Parties, except as contested in good faith and by appropriate proceedings diligently conducted, if adequate reserves have been established with respect thereto in accordance with GAAP. Upon request from Lender, Borrower shall provide evidence to Lender of payment of such taxes, charges, assessments and other lawful claims.

                  Section 5.5 Corporate Franchises; Conduct of Business. (a) Borrower and each Loan Party shall do or cause to be done, all things necessary to preserve and keep in full force and effect its existence and good standing
(i) in the State of its organization and (ii) in each state in which a Real Property Asset is located, unless such Person is not required to qualify in such State by Applicable Law, and its respective Licenses, except where the failure to so preserve any of the foregoing (other than existence and good standing) could not, individually or in the aggregate, result in a Material Adverse Effect. Borrower shall cause SLC Arlington L.L.C. to be qualified in Illinois and deliver evidence of such qualification reasonably satisfactory to Lender within 30 days of the date hereof.

                  (b) Borrower and SLC shall carry on and conduct their businesses in substantially the same manner and substantially the same field of enterprise as they are presently conducted.

                  (c) The REIT shall carry on and conduct its business in substantially the same manner and substantially the same field of enterprise as it is presently conducted.

                  (d) The Corporation shall carry on and conduct its business in substantially the same manner and substantially the same field of enterprise as it is presently conducted.

                  Section 5.6 Compliance with Law. Borrower and the other Loan Parties shall comply in all material respects with all Applicable Laws, in respect of the conduct of their business and the ownership of their property (including the Real Property Assets), except for such Applicable Laws, (a) which Borrower or such other Loan Party are contesting in good faith and in compliance with and pursuant to appropriate proceedings diligently prosecuted (provided that such contest does not and cannot (i) expose any of Lender, any Co-Lender, Borrower, the other Loan Parties to any criminal liability or penalty, (ii) give rise to a Lien against any of the Collateral or any Real Property Asset, or
(iii) otherwise materially adversely affect any of the Collateral or the value thereof), or (b) the failure to observe which, taken individually or in the aggregate, could not result in a Material Adverse Effect.

                  Section 5.7 Performance of Obligations. Borrower, the REIT, each Owner and each Operating Entity shall perform all of their respective material obligations under the terms of each mortgage, indenture, security agreement, debt instrument, lease, undertaking and contract relating to any Real Property Assets, or by which it or any of the Real Property Assets is bound.

                  Section 5.8 Stock. REIT and the Corporation shall maintain in good standing their listing of all outstanding shares of stock on the New York Stock Exchange and such shares shall continue to trade as "paired shares".

                  Section 5.9 Maintenance of Personal Property. Each Owner shall own, lease or license Personal Property, and each Operating Entity, and with respect to Winston Salem, the related Owner, shall own Intangibles and Food and Beverage Inventory, adequate to maintain and operate each Real Property Asset as a hotel in accordance with the standards of this Agreement, the Loan Documents, the related Operating Leases and the related Franchise Agreements. No Owner or Operating Entity shall lease, license, encumber or enter into any other financing arrangements with respect to any of the Personal Property or Intangibles or Food and Beverage Inventory, as the case may be, in excess of the Permitted Financing.

                  Section 5.10 Maintenance and Operation of Real Property Assets. Borrower and the other Loan Parties shall ensure that the Real Property Assets are maintained and operated in a manner consistent with the standards of a full-service hotel subject to a nationally recognized full service hotel franchise normal wear and tear and casualty damage in the process of being repaired or restored excepted.

                  Section 5.11 Compliance with ERISA. (a) Borrower and the other Loan Parties shall maintain each Employee Benefit Plan in compliance with all material applicable requirements of ERISA and the Code and with all material applicable regulations promulgated thereunder so that no failure to so comply will cause liability to Borrower or any Loan Party in excess of $5,000,000.00 or have a Material Adverse Effect. Borrower and the other Loan Parties shall provide to Lender, within ten (10) days of Lender's request, any document, filing or correspondence relating to an Employee Benefit Plan which the Lender reasonably requests. Borrower and the other Loan Parties shall also provide to Lender, with ten (10) days of filing or receipt, (i) any notice from the Department of Labor or Internal Revenue Service of assessment or investigation regarding a prohibited transaction under Section 4975 of the Code or Section 406 of ERISA, (ii) any notice from a Multiemployer Plan of withdrawal with respect to a Multiemployer Plan, (iii) notice from the Internal Revenue Service of imposition of excise tax with respect to an Employee Benefit Plan, (iv) any Form 5500 filed by any Borrower or Loan Party with respect to an Employee Benefit Plan which includes a qualified accountant's opinion, or (v) notice regarding a proposed termination from the PBGC; provided, however, that items in (i)-(iii) need only be provided if the events could result in Material Adverse Effect.

                  (b) Neither Borrower nor any other Loan Party shall engage in any transaction which would cause any obligation, or action taken or to be taken, hereunder (or the exercise by Lender of any of its rights under this Agreement or the other Loan Documents) to be a non-exempt (under a statutory or administrative class exemption) prohibited transaction under ERISA or result in a violation of a state statute regulating governmental plans that would subject Lender to liability for a violation of ERISA or such a state statute.

                  (c) Borrower and the REIT further covenant and agree to deliver to Lender such certifications or other evidence from time to time throughout the term of the Loan, as reasonably requested by Lender in its sole discretion, that (i) neither Borrower or any other Loan Party is an "employee benefit plan" as defined in Section 3(3) of ERISA, which is subject to

Title I of ERISA, or a "governmental plan" within the meaning of Section 3(3) of ERISA; (ii) neither Borrower or any other Loan Party is subject to state statutes applicable to Borrower or any Loan Party regulating investments and fiduciary obligations of Borrower or any Loan Party with respect to governmental plans; and (iii) with respect to each Loan Party and Borrower, at least one of the following circumstances is true:

                           (1) Equity interests in Borrower or such Loan Party
                  are publicly offered securities, within the meaning of 29 C.F.R. Section 2510.3-101(b)(2);

                           (2) Less than 25 percent of each outstanding class of
                  equity interests in Borrower or such Loan Party are held by "benefit plan investors" within the meaning of 29 C.F.R.
                  Section 2510.3-101(f)(2); or

                           (3) Borrower or such Loan Party qualifies as an
                  "operating company" or a "real estate operating company" within the meaning of 29 C.F.R. Section 2510.3-101(c) or (e) or an investment company registered under The Investment Company Act of 1940.

                  Section 5.12 Settlement/Judgment Notice. Borrower and the REIT agree that they shall, within ten (10) days after a settlement of any obligation of any Loan Party in excess of $1,000,000.00, provide written notice to Lender of such settlement together with a certification signed by a senior executive officer of Borrower and the REIT certifying based upon the most recent quarterly consolidated financial statements of Borrower and the REIT, such settlement will not cause Borrower or the REIT to violate the financial covenants set forth in Sections 5.16, 5.17 and 5.18 hereof. Borrower and the REIT further agree that they shall, within ten (10) days after entry of a final judgment against any Loan Party in excess of $1,000,000.00 or final judgments in excess of $1,000,000.00 in the aggregate during the immediately preceding twelve (12) month period, provide written notice to Lender of such judgment together with a certification signed by a senior executive officer of Borrower and the REIT certifying, based upon the most recent quarterly consolidated financial statements of Borrower and the REIT, that such judgment will not cause Borrower or the REIT to violate the financial covenants set forth in Sections 5.16 and
5.17 hereof. Borrower and the REIT further agree that they will provide written notice to Lender after entry of any judgment against any Loan Party in excess of $1,000,000.00.

                  Section 5.13 Acceleration Notice. Borrower and the REIT agree that they shall, within ten (10) days after receipt of written notice that any Indebtedness of Borrower, the REIT or any other Loan Party hereof has been accelerated, provide written notice to Lender of such acceleration.

                  Section 5.14 Lien Searches; Title Searches. In addition to searches and endorsements required in connection with an Advance, Borrower shall, upon Lender's request therefor given from time to time, and at Lender's expense, deliver (a) reports of UCC, tax lien, judgment and litigation searches with respect to Borrower, each of the other Loan Parties, and (b) searches of title to each of the Real Property Assets (each, a "Title Search"). Such Title Searches and lien searches required under this Agreement shall be conducted by search firms designated by Lender in each of the locations designated by Lender.

                  Section 5.15 Intentionally Deleted.

                  Section 5.16 Minimum Net Worth. The minimum net worth of Borrower shall not, at any time, be less than $215,000,000.00 plus 75% of the net proceeds (after payment of underwriter and placement fees and other expenses directly related to such equity offering) received from subsequent equity offerings by the REIT, calculated in accordance with GAAP; however, the conversion or exchange of existing operating partnership units in Borrower for shares in the REIT for which the REIT does not receive cash compensation shall not be deemed an equity offering for purposes of this Section 5.16.

                  Section 5.17 Total Indebtedness. (a) The maximum combined Total Debt of Borrower and the REIT shall not exceed at any time 55% of the combined Net Book Value of Borrower and the REIT, calculated without duplication.

                  (b) The maximum combined Total Debt of Borrower and SLC shall not exceed at any time 55% of the combined Net Book Value of Borrower and SLC calculated without duplication, provided that Total Debt and Net Book Value shall exclude amounts related to the Intercompany Debt between (i) the Corporation and SLC and their consolidated Subsidiaries and (ii) the REIT and Borrower and their consolidated Subsidiaries.

                  (c) The maximum combined total Unsecured Indebtedness and/or Recourse Indebtedness of Borrower and the REIT (exclusive of this Loan and any subordinated debt) shall not exceed, at any time, $255,000,000.00.

                  (d) The maximum combined total Unsecured Indebtedness and/or Recourse Indebtedness of Borrower and SLC (exclusive of this Loan and any subordinated debt) shall not exceed, at any time, $255,000,000.00.

                  Section 5.18 Coverage Ratios. (a) The ratio of (x) actual consolidated EBITDA of Borrower and the REIT (without duplication) for any period of twelve consecutive months ("Base Period"), to (y) the sum of Debt Service plus Fixed Charges of the Borrower and the REIT for such Base Period shall not at any time be less than 2.25 to 1.

                  (b) The ratio of (x) actual EBITDA (adjusted to include replacement reserves of 4% of gross hotel revenues) of Borrower and SLC for the applicable Base Period, to (y) the sum of Debt Service plus Fixed Charges of Borrower and SLC for the same Base Period shall not at any time be less than
2.50 to 1. For purposes of this Section 5.18(b), EBITDA and Debt Service shall exclude amounts related to the Operating Leases with SLC as tenant and Intercompany Debt between (A) the Corporation and SLC and their consolidated Subsidiaries and (B) the REIT and the Borrower and their consolidated Subsidiaries.

                  (c) The ratio of (x) Property Net Cash Flow from the Real Property Assets (adjusted to include Replacement Reserves) for the applicable Base Period to (y) actual Debt Service with respect to this Loan for the applicable Base Period shall not at any time be less than 1.24 to 1; for purposes of determining compliance with this Section 5.18(c) only, the Contract Rate for calculating Debt Service shall equal the greater of the actual Contract Rate or 9% per annum.

                  Section 5.19 Replacement Reserve. Borrower shall maintain or cause to be maintained, at all times a minimum reserve of 4% of Gross Revenues for the preceding twelve months for all Real Property Assets (the "Replacement Reserve") in the form of either (a) readily available and unrestricted cash, (b) borrowing capacity under this Agreement, as measured by the amount of the unfunded Facility Amount or (c) borrowing capacity under the Revolving Credit Facility or another closed and committed credit facility or line of credit from a financial institution reasonably satisfactory to Lender, in each case as measured by the amount of the unfunded committed loan amount, provided that Borrower is not then in default thereunder.

                  Section 5.20 Management. Each Operating Entity shall manage the related Real Property Asset pursuant to the Operating Lease and the related Owner shall manage Winston Salem, subject to (i) certain management agreements to be entered into with the Corporation with respect to each Real Property Asset other than the Real Property Asset identified as Palm Desert Embassy Suites, Palm Desert, California on Schedule 2 ("Palm Desert"); and with respect to Palm Desert, that certain management agreement to be entered into with Western Host, Inc., in all cases, such management agreements shall be reasonably satisfactory to Lender, and (ii) the management agreements described in Sections 4.18 and
5.27 and the Franchises described in Section 5.28.

                  Section 5.21 Further Assurances. Borrower and the REIT will, at Borrower's and the REIT's sole cost and expense, at any time and from time to time upon request of Lender take or cause to be taken any action and execute, acknowledge, deliver or record any further documents, opinions, security agreements or other instruments which Lender in its reasonable discretion deems necessary or appropriate to carry out the purposes of this Agreement and the other Loan Documents including (i) to consummate the transfer or sale of the Loan or any portion thereof, provided that Borrower's, the REIT's and each other Loan Party's obligations hereunder and under the Loan Documents shall not be increased or their rights diminished or abridged without their consent, (ii) to preserve, protect and perfect the security intended to be created and preserved in the Collateral and (iii) to establish, preserve and protect the security interest of Lender in and to the Collateral.

                  Section 5.22 REIT Status. The REIT shall elect to be treated as a "real estate investment trust" for the taxable year ending on December 31, 1996 and thereafter shall at all times maintain its status as and continue to elect to be treated as, a "real estate investment trust" under Section 856 of the Code and shall at all times maintain its status as grandfathered from the application of Section 269B of the Code pursuant to Section 132(c)(3) of the Deficit Reduction Act of 1984.

                  Section 5.23 Loan Documents. Borrower shall comply with all of the terms and conditions and covenants in the Security Agreements, the Environmental Indemnity and the other Loan Documents.

                  Section 5.24 Appraisals. Lender shall have the right during the term of the Loan to commission new Appraisals or updates to existing Appraisals for one or more Real Property Assets. Borrower shall reasonably cooperate with the appraisers performing the Appraisals of the Real Property Assets and, with respect to those Appraisals requested by Lender, any Co-

Lender or any Participant, shall deliver copies of such Appraisals to Lender promptly after receipt but in no event later than five days after written notice from Lender (provided Borrower has theretofore received such Appraisal). Borrower shall pay within five (5) Business Days of Lender's request therefor, Lender's out-of-pocket costs and expenses for each Appraisal or update thereof for each Real Property Asset.

                  Section 5.25 Maintenance of Control. An officer, director, employee or general partner of the Group shall at all times remain a Trustee of the REIT and a Director of the Corporation (it being acknowledged by Lender that changes in composition of REIT's Trustees or Corporation's Directors shall not constitute a change in control).

                  Section 5.26 Intentionally Deleted.

                  Section 5.27 Transfer of Licenses. With respect to all of the Real Property Assets, to the extent that any Licenses are not in the name of the applicable Loan Party, Borrower and the REIT shall promptly commence or cause the applicable Loan Party to commence, and diligently proceed to have all such Licenses issued in the name of the applicable Loan Party or deliver evidence reasonably satisfactory to Lender that the failure to have such License in the name of the applicable Loan Party does not materially adversely affect the operation and use of the related Real Property Asset. Borrower shall notify Lender within ten (10) Business Days of the end of each calendar quarter of the status of the various Licenses that have not been transferred to the applicable Loan Party. Notwithstanding the foregoing, Borrower shall have all liquor licenses issued and maintained in either the name of the Corporation or of Western Host, Inc., an entity which is wholly owned and controlled by the Corporation and which has entered into a management agreement or lease agreement with respect to such liquor licenses with the applicable Owner or Operating Entity on terms and conditions reasonably satisfactory to Lender, within ninety
(90) days of the date hereof or within a reasonable time thereafter if necessary for reasons beyond the control of Borrower, Western Host, Inc., the Corporation or any other Loan Party.

                  Section 5.28 Franchises. Except for the Real Property Assets identified as the Marque, Atlanta, Georgia, Hotel Park, Tucson, Tucson, Arizona and the Ritz-Carlton, Kansas City, Missouri, on Schedule 2, each Real Property Asset shall be operated under a Franchise from one of the entities listed on
Schedule 3 attached hereto or a nationally recognized full service hotel chain or franchise reasonably satisfactory to Lender.

                  Section 5.29 Compliance with Terms of Ground Leases. Borrower, the REIT and the applicable Loan Party shall make all payments and otherwise perform all obligations in respect of any Ground Leases, keep such Ground Leases in full force and effect and not allow such Ground Leases to lapse or be terminated or any rights to renew such Ground Leases to be forfeited or cancelled, notify the Agent of any default by any party with respect to such Ground Leases and cause each Loan Party to cure any such default.

                  Section 5.30 Maintenance of Affiliate Debt and Intercompany Debt.

                  (a) Neither any Affiliate Debt nor any Intercompany Debt shall be secured by a Lien on any Collateral or on any Real Property Asset, Personal Property, Intangibles or Food and Beverage Inventory.

                  (b) Neither Borrower nor the REIT shall amend or modify the terms of the subordination of any Affiliate Debt to the Loan and the Obligations.

                  (c) All Affiliate Debt shall be subordinated to the Loan and the Obligations pursuant to a subordination agreement in the form attached hereto as Exhibit G.

                  Section 5.31 Keep Well Covenants. (a) Borrower and the REIT shall (i) cause each Owner to be operated and managed in such a manner that it will fulfill its obligations under the Loan Documents to which it is a party;
(ii) not file any petition for relief under the Bankruptcy Code or under any similar federal or state law against any Owner; and (iii) provide funding to each Owner to the extent necessary to enable each Owner to fulfill its obligations under the related Guaranty and to remain Solvent; (b) SLC and the Corporation shall: (i) cause each Operating Entity to be operated and managed in such a manner that it will fulfill its obligations under the Operating Lease to which it is a party; (ii) not file any petition for relief under the Bankruptcy Code or under any similar federal or state law against any Operating Entity; and
(iii) provide funding to each Operating Entity to fulfill its obligations under the related Guaranty and to remain Solvent.

                  Section 5.32 Single Purpose Entity. Each Owner and each Operating Entity has not and shall not:

                  (a) engage in any business or activity other than the ownership, operation and maintenance of the related Real Property Asset and the related Personal Property, and activities incidental thereto;

                  (b) acquire or own any material assets other than (i) with respect to each Owner, the related Real Property Asset and with respect to each Operating Entity, the leasehold interest in the related Operating Lease, and
(ii) such Personal Property as may be necessary for the operation of the related Real Property Asset;

                  (c) merge into or consolidate with any person or entity or dissolve, terminate or liquidate in whole or in part, transfer or otherwise dispose of all or substantially all of its assets or change its legal structure, without in each case Lender's consent;

                  (d) fail to preserve its existence as an entity duly organized, validly existing and in good standing (if applicable) under the laws of the jurisdiction of its organization or formation, or without the prior written consent of Lender, amend, modify, terminate or fail to comply with the provisions of its organizational documents;

                  (e) own any subsidiary or make any investment in, any Person without the consent of Lender;

                  (f) commingle its assets with the assets of any of its members, any other Loan Party, Affiliates of its members or of any other Loan Party or of any other Person;

                  (g) incur any debt, secured or unsecured, direct or contingent (including guaranteeing any obligation), other than its obligations under the Loan Documents, except in the ordinary course of its business of owning or operating the related Real Property Asset, provided that such debt is paid when due;

                  (h) become insolvent and fail to pay its debts and liabilities from its assets as the same shall become due;

                  (i) fail to maintain its records, books of account and bank accounts separate and apart from those of its members, any other Loan Party, Affiliates of its members or any other Loan Party, and any other Person;

                  (j) enter into any contract or agreement with any of its members, Affiliates of any member, or any other Loan Party or Affiliate thereof, except upon terms and conditions that are substantially similar to those that would be available on an arms-length basis with third parties other than any of its members, Affiliates of any member or any other Loan Party or Affiliate thereof;

                  (k) seek its dissolution or winding up in whole, or in part;

                  (l) hold itself out to be responsible for the debts of another Person;

                  (m) make any loans or advances to any third party, including any of its member or any other Loan Party or an Affiliate thereof;

                  (n) fail to file its own tax returns;

                  (o) fail either to hold itself out to the public as a legal entity separate and distinct from any other entity or person or to conduct its business solely in its own name in order not (i) to mislead others as to the identity with which such other party is transacting business, or (ii) to suggest that it is responsible for the debts of any third party (including any member, or any other Loan Party or Affiliate thereof;

                  (p) fail to maintain adequate capital for the normal obligations reasonably foreseeable in a business of its size and character and in light of its contemplated business operations; or

                  (q) file or consent to the filing of any petition, either voluntary or involuntary, to take advantage of any applicable insolvency, bankruptcy, liquidation or reorganization statute, or make an assignment for the benefit of creditors.

                  Section 5.33 Environmental Monitoring and Remediation. Borrower and the REIT shall, or shall cause the related Owner or Operating Entity, as the case may be, to promptly and diligently comply with the requirements set forth on Schedule 12 attached hereto with respect to certain environmental monitoring and remediation requirements for the listed Real Property Assets.


                  SECTION 6. NEGATIVE COVENANTS.

                  Borrower covenants and agrees for itself and on behalf of the other Loan Parties that on and after the Closing Date until the Obligations are paid in full:

                  Section 6.1 Intentionally Deleted.

                  Section 6.2 Intentionally Deleted.

                  Section 6.3 Liens. Borrower, the REIT, SLC, SLT Financing Partnership, the Owners and the Operating Entities shall not, create, incur, assume or suffer to exist, directly or indirectly, any Lien on any of the Collateral, or any of the Real Property Assets, other than the following (collectively, the "Permitted Liens"):

                  (a) Liens existing on the Closing Date and set forth on
         Schedule 7 hereto or listed in the Title Policies issued on the Closing Date;

                  (b) Liens for taxes not yet due or which are being contested in good faith by appropriate proceedings diligently conducted and with respect to which adequate reserves are being maintained in accordance with GAAP;

                  (c) Statutory Liens of landlords and Liens of mechanics, materialmen and other Liens imposed by Law (other than any Lien imposed by ERISA) created in the ordinary course of business for amounts not yet due or which are being contested in good faith by appropriate proceedings diligently conducted, and with respect to which adequate bonds have been posted if required to do so by Applicable Law;

                  (d) Easements, rights-of-way, zoning and similar restrictions and other similar charges or encumbrances not interfering with the ordinary conduct of the business of Borrower or the Owners or the Operating Entities and which do not detract materially from the value of any of the Real Property Assets to which they attach or impair materially the use thereof by Borrower, the Owner or the Operating Entities or materially adversely affect the security interests of Lender in the Collateral;

                  (e) Permitted Financing;

                  (f) The Pledged Mortgages; and

                  (g) Liens granted to Lender pursuant to the Security Agreements securing the Obligations.

                  Section 6.4 Restriction on Fundamental Changes. Without the prior written consent of Lender, which consent may be withheld in the sole and absolute discretion of Lender, Borrower and the other Loan Parties shall not enter into any merger or consolidation following which the REIT or an entity wholly owned by the REIT is no longer the sole general partner of the Borrower; or a merger or consolidation following which the Corporation or entities wholly owned by the Corporation are no longer the sole general partners of SLC; if such events occur without the prior written consent of Lender, all Advances shall be due and payable in full, including all principal, interest and Fees, on the earliest to occur of the expiration of each related Interest Period with respect to Eurodollar Portions or the next payment date with respect to Base Rate Portions, or the Maturity Date. The REIT shall not sell, transfer, pledge, assign or encumber its general partnership interest in Borrower and the Corporation shall not sell, transfer, pledge, assign or encumber its (i) general partnership interest in SLC or (ii) its membership interest in the Operating Entities. Borrower shall not sell, transfer pledge, assign or encumber (i) its membership interest in the Owners or (ii) its general partnership interest in SLT Financing Partnership. SLC shall not sell, transfer, pledge, assign or encumber its membership interest in the Operating Entities. SLT Financing Partnership shall not sell, transfer, pledge, assign or encumber its membership interest in the Owners. SLT Realty Company LLC shall not sell, transfer, pledge, assign or encumber its general partnership interest in SLT Financing Partnership.

                  Section 6.5 Transactions with Affiliates. Borrower and the other Loan Parties shall not enter into any material transaction or series of related transactions, whether or not in the ordinary course of business, with any Affiliate of Borrower, other than on terms and conditions substantially as favorable as would be obtainable at the time in a comparable arm's-length transaction with a Person other than an Affiliate of Borrower.

                  Section 6.6 Plans. Borrower and the other Loan Parties shall not, and shall make reasonable efforts under the circumstances not to permit any member of their respective ERISA Controlled Group to, (i) take any action which would (A) increase the aggregate present value of the Unfunded Benefit Liabilities under all Plans, or withdrawal liability under a Multiemployer Plan for which Borrower or any Loan Party or any member of their respective ERISA Controlled Groups (determined without reference to Section 414(m) or (o) of the Code, if liabilities of entities in Borrower or the Loan Parties' ERISA Controlled Group solely by reason of Section 414(m) or (o) of the Code could not result in liability to Borrower or any Loan Party) could reasonably be expected to be liable, to an amount in excess of $5,000,000.00 or which has or could be reasonably expected to have a Material Adverse Effect or (B) result in liability to Borrower or any Loan Party for any post-retirement benefit under any "welfare plan" (as defined in Section 3(1) of ERISA) or any withdrawal liability or exit fee or charge with respect to any "welfare plan" (as defined in Section 3(1) of ERISA), other than liability for continuation coverage under Part 6 of Title I of ERISA or state laws which require similar continuation coverage for which the employee pays approximately the full cost of coverage, and other than such liability would not be in excess of $5,000,000.00 or have a Material Adverse Effect or (ii) engage in any non-exempt transaction prohibited by Section 406 of ERISA or Section 4975 of the Code which has a Material Adverse Effect.

                  Section 6.7 Payout Ratios. (a) The REIT and the Corporation (without duplication) shall not pay or declare Distributions that exceed the greatest of (i) 95% of the

Funds From Operations of the REIT and the Corporation (without duplication) in any four consecutive calendar quarters, (ii) the amount necessary to maintain the REIT's status as a real estate investment trust under Section 856 of the Code, or (iii) the amount necessary for the REIT to avoid the payment of any federal income or excise tax (the "Maximum Combined Payout Ratio").

                  (b) The REIT shall not pay or declare Distributions that exceed the greatest of (i) 95% for any period thereafter of the combined Funds From Operations of the REIT in any four consecutive calendar quarters, (ii) the amount necessary to maintain the REIT's status as a real estate investment trust under Section 856 of the Code or (iii) the amount necessary for the REIT to avoid the payment of any federal income or excise tax (the "Maximum REIT Payment Ratio").

                  Section 6.8 Operating Leases. No Owner or Operating Entity shall terminate any Operating Lease, and shall not, without the prior written consent of Lender, modify or amend any Operating Lease (other than modifications of a ministerial nature which do not amend or modify any economic terms or terms that would have an adverse effect on the value of the Collateral or Lender's security interest therein).

                  Section 6.9 Borrower's Partnership Agreement. Neither Borrower nor the REIT shall amend or modify Section 7.4 of Borrower's Partnership Agreement or default under any of its obligations under Borrower's Partnership Agreement.

                  Section 6.10 Restriction on Prepayment of Indebtedness. Neither Borrower nor the REIT shall prepay the principal amount, in whole or in part, of any Unsecured Indebtedness other than the Obligations after the occurrence of any Event of Default.

                  Section 6.11 Negative Pledge Covenant. Neither Borrower, the REIT or any other Loan Party shall enter into or suffer to exist, or permit any of its Subsidiaries to enter into or suffer to exist, any mortgage, deed of trust, deed to secure debt or other security instrument or any other Lien, or any agreement permitting or conditioning the creation or assumption of any Lien upon any Real Property Asset, Operating Lease or Collateral other than (i) in favor of Lender and the Co-Lenders, (ii) Permitted Liens, or (iii) mechanic's, materialman's or other similar liens which remain undischarged of record (by payment, bonding or otherwise) for more than thirty (30) days.

                  Section 6.12 Organizational Documents. No Owner or Operating Entity shall modify or amend any of their respective organizational documents without the prior written consent of Lender, which consent shall not be unreasonably withheld.

                  Section 6.13 Intentionally Deleted.

                  Section 6.14 No Transfer. No Owner shall sell, Transfer, convey, assign or lease all or substantially all of the related Real Property Asset and no Operating Entity shall sell, transfer, convey or assign or sublease all or substantially all of its leasehold interest in the related Operating Lease, in either instance other than in connection with a release pursuant to
Section 2.21.

                  Section 6.15 Change of Name, Identity or Structure. Neither Borrower, SLC, the Corporation, SLT Financing Partnership, any Owner or any Operating Entity will change their name, identity (including its trade name or names) chief executive office, principal place of business without notifying the Lender of such change in writing at least thirty (30) days prior to the effective date of such change. Such Loan Party will execute and deliver to the Lender, prior to or contemporaneously with the effective date of any such change, any financing statement or financing statement change required by the Lender to establish or maintain the validity, perfection and priority of Lender's security interest in the Collateral. At the request of the Lender, Borrower shall execute a certificate in form satisfactory to the Lender listing the trade names under which Borrower or the applicable Loan Party intends to operate the Real Property Asset, and representing and warranting that Borrower and the applicable Loan Party does business under no other trade name with respect to such Real Property Asset.


                  SECTION 7. EVENTS OF DEFAULT.

                  Section 7.1 Events of Default. Each of the following events, acts, occurrences or conditions shall constitute an Event of Default under this Agreement, regardless of whether such event, act, occurrence or condition is voluntary or involuntary or results from the operation of law or pursuant to or as a result of compliance by any Person with any judgment, decree, order, rule or regulation of any court or administrative or governmental body:

                  (a) Failure to Make Payments. Borrower or the REIT shall (i) default in the payment when due of any principal of the Loan, or (ii) default in the payment within two (2) days after the due date of (x) any interest on the Loan or (y) any Fees, Transaction Costs or any other amounts owing hereunder; provided, however, that any interest payable with respect to any delinquent payment shall be calculated at the Default Rate from the date such payment was actually due as if there were no grace period.

                  (b) Breach of Representation or Warranty. Any representation or warranty made by Borrower, the REIT or any other Loan Party herein or in any other Loan Document or in any certificate or statement delivered pursuant hereto or thereto shall prove to be false or misleading in any material respect on the date as of which made or deemed made: provided, however, that if such breach is capable of being cured, then Borrower and the REIT shall have a period of thirty (30) days after the earlier of (i) the actual knowledge of such breach by Borrower or the REIT or (ii) delivery of notice from Lender of such breach, to cure any such breach.

                  (c) Breach of Covenants.

                  (i) Borrower or the REIT or any other Loan Party shall fail to perform or observe any agreement, covenant or obligation arising under Sections 5.1, 5.8, 6.4, 6.6, 6.11 and 6.14.

                  (ii) Borrower or any of the Loan Parties shall fail to perform or observe any agreement, covenant or obligation arising under Sections 5.9, 5.16, 5.17, 5.18, 5.23, 5.28, 5.31, 6.3, 6.7, 6.8, 6.9 and 6.12
         and such failure shall continue uncured for thirty

         (30) days after the earlier of (A) the actual knowledge of such failure by Borrower or such Loan Party or (B) delivery of notice from Lender thereof.

                  (iii) Borrower or any of the Loan Parties shall fail to perform or observe any agreement, covenant or obligation arising under this Agreement (except those described in subsections (a), (b) and (c)(i) and (c)(ii) above and (d), (e), (f), (g), (h), (i) and (j)
         below), other than Section 5.25, the breach of which shall not be deemed an Event of Default, and such failure shall continue uncured for thirty (30) days after delivery of notice thereof, or such longer period of time as is reasonably necessary to cure such Default, provided that Borrower or such Loan Party has commenced and is diligently prosecuting the cure of such Default and cures it within ninety (90) days.

                  (iv) An Event of Default shall occur under any of the Loan Documents other than this Agreement.

                  (d) Default Under Other Agreements.

                  (i) Borrower, the REIT or any other Loan Party shall default beyond any applicable grace period in the payment, performance or observance of any obligation or condition with respect to any Recourse Indebtedness (including, without limitation, the Revolving Credit Facility) or any other event shall occur or condition exist, if the effect of such default, event or condition is to accelerate the maturity of any such Recourse Indebtedness (including, without limitation, the Revolving Credit Facility) or to permit (without regard to any required notice or lapse of time) the holder or holders thereof, or any trustee or agent for such holders, to accelerate the maturity of any such Recourse Indebtedness, or any such Recourse Indebtedness (including, without limitation, the Revolving Credit Facility) shall become or be declared to be due and payable prior to its stated maturity.

                  (ii) Borrower or the REIT is in default under (A) any non-recourse Indebtedness of Borrower or the REIT that is equal to or in excess of $10,000,000, which default results in accelerated Indebtedness or (B) any other non-recourse Indebtedness that could have a Material Adverse Effect on Borrower's or the Guarantors' ability to perform their obligations in connection with the Loan.

                  (iii) Any Owner or Operating Entity, as the case may be, is in default under any material term of the applicable Operating Lease beyond any applicable grace periods provided therein.

                  (e) Bankruptcy, etc. (i) Borrower or any other Loan Party shall commence a voluntary case concerning itself under the Bankruptcy Code; or
(ii) an involuntary case is commenced against Borrower or any other Loan Party and the petition is not dismissed within ninety (90) days, after commencement of the case or (iii) a custodian (as defined in the Bankruptcy Code) is appointed for, or takes charge of, all or substantially all of the property of Borrower, any other Loan Party or Borrower or any other Loan Party commences any other proceedings under any reorganization, arrangement, adjustment of debt, relief of debtors, dissolution, insolvency or liquidation or similar law of any jurisdiction whether now or hereafter in effect relating to Borrower, any other Loan Party or there is commenced against Borrower or any other Loan Party any such proceeding which remains undismissed for a period of ninety (90) days; or (iv) any order of relief or other order approving any such case or proceeding is entered; or (v) Borrower or any other Loan Party is adjudicated insolvent or bankrupt; or (vi) Borrower or any other Loan Party suffers any appointment of any custodian or the like for it or any substantial part of its property to continue undischarged or unstayed for a period of ninety (90) days; or (vii) Borrower or any other Loan Party makes a general assignment for the benefit of creditors; or (viii) Borrower, any other Loan Party shall fail to pay, or shall state that it is unable to pay, or shall be unable to pay, its debts generally as they become due; or (ix) Borrower or any other Loan Party shall call a meeting of its creditors with a view to arranging a composition or adjustment of its debt; or (x) Borrower or any other Loan Party shall by any act or failure to act consent to, approve of or acquiesce in any of the foregoing; or (xi) any corporate or partnership action is taken by Borrower or any other Loan Party for the purpose of effecting any of the foregoing.

                  (f) ERISA. (i) Any Termination Event shall occur, or (ii) any Plan shall incur an accumulated funding deficiency (as defined in Section 412 of the Code or Section 302 of ERISA), whether or not waived, or fail to make a required installment payment on or before the due date under Section 412 of the Code or Section 302 of ERISA, or (iii) Borrower or any of the Loan Parties or a member of their respective ERISA Controlled Group shall have engaged in a transaction which is prohibited under Section 4975 of the Code or Section 406 of ERISA and an exemption shall not be applicable or have been obtained under
Section 408 of ERISA or Section 4975 of the Code, or (iv) Borrower or any of the other Loan Parties or any member of their respective ERISA Controlled Group shall fail to pay when due an amount which it shall have become liable to pay to the PBGC, any Plan or any Multiemployer Plan, or (v) Borrower shall have received a notice from the PBGC of its intention to terminate a Plan or to appoint a trustee to administer such Plan, or Multiemployer Plan which notice shall not have been withdrawn within fourteen (14) days after the date thereof, or (vi) a condition shall exist by reason of which the PBGC would be entitled to obtain a decree adjudicating that a Plan must be terminated or have a trustee appointed to administer any Plan, or (vii) Borrower or any of the other Loan Parties or a member of their respective ERISA Controlled Group suffers a partial or complete withdrawal from a Multiemployer Plan or is in default (as defined in Section 4219(c)(5) of ERISA) with respect to payments to a Multiemployer Plan, or (viii) a proceeding shall be instituted against any of Borrower or any of the other Loan Parties, which proceeding is reasonably likely to succeed, to enforce
Section 515 of ERISA, or (ix) any other event or condition shall occur or exist with respect to any Employee Benefit Plan or Plan, any Multiemployer Plan, which could reasonably be expected to subject Borrower or any of the other Loan Parties or any member of their respective ERISA Controlled Group to any tax, penalty or other liability (other than annual contributions or which is not an Event of Default otherwise under this Section 7.1) or the imposition of any lien or security interest on Borrower or any of the other Loan Parties or any member of their respective ERISA Controlled Group, or (x) with respect to any Multiemployer Plan, the institution of a proceeding to enforce Section 515 of ERISA, which proceeding is reasonably likely to succeed, to terminate such Plan or the receipt of a notice of reorganization or insolvency under Sections 4241 or 4245 of ERISA, provided, however, that events or circumstances in Sections 7.1(f)(i) through (x) shall only be an Event of Default if it results in or is reasonably expected to result in liability to Borrower or any Loan Party in excess of $5,000,000.00 or if it has or is likely to have a Material Adverse Effect; or

(xi) the assets of Borrower or any other Loan Party become or are deemed to be assets of an Employee Benefit Plan. No Event of Default under this Section 7.1(f) shall be deemed to have been or be waived or corrected because of any disclosure by Borrower or any Loan Party.

                  (g) Judgments. One or more judgments or decrees (i) in an aggregate amount of $5,000,000 or more are entered against any Owner or any Operating Entity since the Closing Date or (ii) which, with respect to Borrower, the REIT and the other Loan Parties, could result in a Material Adverse Effect, shall be entered by a court or courts of competent jurisdiction against any of such Persons (other than any judgment as to which, and only to the extent, a reputable insurance company has acknowledged coverage of such claim in writing) and (x) any such judgments or decrees shall not be stayed (by appeal or otherwise), discharged, paid, satisfied, bonded or vacated within thirty (30) days.

                  (v) REIT. (i) The REIT fails to remain a publicly-traded real estate investment trust or the REIT and the Corporation fail to remain in good standing with the New York Stock Exchange and with the Securities and Exchange Commission or (ii) their shares fail to continue to trade as "paired shares" and such failure is not cured within thirty (30) days, if a cure is permitted under Applicable Law.

                  (i) First Priority Lien. The Loan Documents after delivery thereof shall for any reason (other than pursuant to the terms thereof) cease to create a valid and perfected first priority lien on the Collateral (subject to the Permitted Liens) purported to be covered, hereby or thereby.

                  (j) Material Adverse Effect. If any Material Adverse Effect shall occur.

                  Section 7.2 Rights and Remedies. (a) Upon the occurrence of any Event of Default described in Section 7.1(e), the Facility Amount, and the Facility Amount shall automatically and immediately terminate and the unpaid principal amount of and any and all accrued interest on the Loan and any and all accrued Fees and other Obligations shall automatically become immediately due and payable, with all additional interest thereon calculated at the Default Rate from the occurrence of the Default until the Loan is paid in full and without presentation, demand, or protest or other requirements of any kind (including, without limitation, valuation and appraisement, diligence, presentment, notice of intent to demand or accelerate and notice of acceleration), all of which are hereby expressly waived by Borrower, the REIT and the other Loan Parties, and the obligation of Lender and all Co-Lenders to make any Advances hereunder shall thereupon terminate; and upon the occurrence and during the continuance of any other Event of Default, Lender may, by written notice to Borrower, (i) declare that the Facility Amount and the Facility Amount is terminated, whereupon the Facility Amount and the Facility Amount and the obligation of Lender and all Co-Lenders to make any Advances (or their pro rata share thereof) hereunder shall immediately terminate, and (ii) declare the unpaid principal amount of and any and all accrued and unpaid interest on the Loan and any and all accrued Fees and other Obligations to be, and the same shall thereupon be, immediately due and payable with all additional interest thereon calculated at the Default Rate from the occurrence of the Default until the Loan is paid in full and without presentation, demand, or protest or other requirements of any kind (including, without limitation, valuation and appraisement, diligence, presentment, notice of intent to demand or accelerate and notice of acceleration), all of which are hereby expressly waived by Borrower, the REIT and the other Loan Parties.

                  (b) Lender and any Co-Lender may offset any indebtedness, obligations or liabilities owed to Borrower against any indebtedness, obligations or liabilities of Borrower to it.

                  (c) Lender and any Co-Lender may avail itself of any remedies available to it under the Loan Documents or at law or equity.


                  SECTION 8. INTENTIONALLY DELETED.


                  SECTION 9. MISCELLANEOUS.

                  Section 9.1 Payment of Lender's and Co-Lender's Expenses, Indemnity, etc. Borrower and the REIT shall:

                  (a) whether or not the Transactions hereby contemplated are consummated, pay (i) all reasonable out-of-pocket costs and expenses of Lender in connection with Lender's due diligence review of the Collateral, the Real Property Assets, the negotiation, preparation, execution and delivery of the Loan Documents, the creation, perfection or protection of Lender's and Co-Lender's Liens in the Collateral (including, without limitation, fees and expenses for property inspections, consultants, lien and title searches, filing and recording fees), all Appraisals of the Real Property Assets made by Lender in accordance with Section 5.24 and any amendment, waiver or consent relating to any of the Loan Documents including releases or Collateral, (including, without limitation, as to each of the foregoing, the reasonable fees and disbursements of any outside or special counsel to Agent or Lender) and of Agent, Lender, the Co-Lenders in connection with the preservation of rights under, any amendment, waiver or consent relating to, and enforcement of, the Loan Documents and the documents and instruments referred to therein or in connection with any restructuring or rescheduling of the Obligations (including, without limitation, the reasonable fees and disbursements of counsel for Agent and Lender).

                  (b) pay, and hold Agent, Lender and each Co-Lender harmless from and against, any and all present and future stamp, excise and other similar taxes with respect to the foregoing matters and hold Agent, Lender and each Co-Lender harmless from and against any and all liabilities with respect to or resulting from any delay or omission (other than to the extent attributable to Lender or such Co-Lender) to pay such taxes; and

                  (c) indemnify Agent, Lender (in its capacity as Lender and as Agent) and each Co-Lender, its officers, directors, employees, representatives and agents (each an "Indemnitee") from, and hold each of them harmless against, any and all losses, liabilities, claims, damages, expenses, obligations, penalties, actions, judgments, suits, costs or disbursements of any kind or nature whatsoever (including, without limitation, the reasonable fees and disbursements of counsel for such Indemnitee in connection with any investigative, administrative or judicial proceeding commenced or threatened, whether or not such Indemnitee shall be designated a party thereto) that may at any time (including, without limitation, at any time following the payment of the Obligations) be imposed on, asserted against or incurred by any Indemnitee as a result of, or arising in any manner out of, or in any way related to or by reason of, (i) any of the Transactions or the execution, delivery or performance of any Loan Document, (ii) the breach of any of Borrower's, the REIT's or other Loan Party's representations and warranties or of any of Borrower's, the REIT's or other Loan Party's Obligations, (iii) a default under Sections 4.12 or 5.11, including, without limitation, attorneys' fees and costs incurred in the investigation, defense, and settlement of losses incurred in correcting any prohibited transaction or in the sale of a prohibited loan, and in obtaining any individual prohibited transaction exemption under ERISA that may be required, and (iv) the exercise by Agent, Lender and the Co-Lenders of their rights and remedies (including, without limitation, foreclosure) under any agreements creating any such Lien (but excluding, as to any Indemnitee, any such losses, liabilities, claims, damages, expenses, obligations, penalties, actions, judgments, suits, costs or disbursements to the extent incurred by reason of the gross negligence or willful misconduct of such Indemnitee as finally determined by a court of competent jurisdiction) (collectively, "Indemnified Liabilities"). Borrower and the REIT further agree that, without Lender's prior written consent, which shall not be unreasonably withheld, neither they nor any other Loan Party will enter into any settlement of a lawsuit, claim or other proceeding arising or relating to any Indemnified Liability unless such settlement includes an explicit and unconditional release from the party bringing such lawsuit, claim or other proceeding of each Indemnitee. Notwithstanding anything contained herein to the contrary, neither Borrower nor the REIT shall be liable to pay to Agent, Lender or any Co-Lender any amounts with respect to a Real Property Asset for claims, other than Environmental Claims (as defined in the Environmental Indemnity), based upon an event occurring after the consummation of a transfer by or in lieu of foreclosure of all of the Collateral relating to such Real Property Asset to the extent such amounts relate solely to the period after the date of the consummation of such transfer of Collateral. Borrower's and the REIT's obligations under this Section shall survive the termination of this Agreement and the payment of the Obligations.

                  Section 9.2 Notices. Except as otherwise by expressly provided herein, all notices, requests and demands to or upon the respective parties hereto to be effective shall be in writing (including by facsimile, or cable communication), and shall be deemed to have been duly given or made when delivered by hand, or five (5) days after being deposited in the United States mail, certified or registered, postage prepaid, or, in the case of facsimile notice, when sent, answerback received, or, in the case of a nationally recognized overnight courier service, one (1) Business Day after delivery to such courier service, addressed, in the case of Borrower and Lender, at the addresses specified below, or to such other addresses as may be designated by any party in a written notice to the other parties hereto.

If to Lender, as follows:

                           Goldman Sachs Mortgage Company
                           85 Broad Street
                           New York, New York  10004
                           Telephone Number:  (212) 902-9073
                           Telecopier Number: (212) 902-3684
                           Attention:  Mr. Marc Furstein, Vice President

and
                           Goldman Sachs Mortgage Company
                           85 Broad Street
                           New York, New York  10004
                           Telephone Number:  (212) 902-4579
                           Telecopier Number: (212) 902-3876
                           Attention:  Ms. R. May Lee, Vice President

With a copy to:

                           Main Street Mortgage Co., L.P.
                           100 2nd Avenue South, Suite 400-S
                           St. Petersburg, Florida  33701
                           Telephone Number:  (813) 825-3811
                           Telecopier Number: (813) 825-3821
                           Attention:  Ms. Debbie Brown Senior Vice President
                                            and Controller

If to Borrower or the REIT, as follows:

                           SLT Realty Limited Partnership,
                           c/o Starwood Lodging Trust
                           2231 East Camelback Road, Suite 410
                           Phoenix, Arizona  85016
                           Telephone Number:  (602) 852-3900
                           Telecopier Number: (602) 852-0687
                           Attention:  Mr. Ronald C. Brown

with copies thereof to:

                           Sidley & Austin
                           555 West Fifth Street
                           Los Angeles, California  90013-1010
                           Telephone Number:  (213) 896-6031
                           Telecopier Number:  (213) 896-6600
                           Attention:  Sherwin L. Samuels, Esq.

                  Section 9.3 Successors and Assigns; Participations; Assignments. This Agreement shall be binding upon and inure to the benefit of Borrower, the REIT, Lender, the Co-Lenders, all future holders of the Note and their respective successors and assigns.

                  Section 9.4 Amendments and Waivers. (a) Neither this Agreement, the Note, any other Loan Document to which Borrower, the REIT or any Loan Party is a party nor any terms hereof or thereof may be amended, supplemented, modified or waived other than in a writing executed by Borrower, the REIT, such Loan Party and Lender. If all or a portion of the Loan and the Facility Amount is sold to a Co-Lender pursuant to Section 9.9(k), the Borrower and the REIT acknowledge and agree that any amendment, modification approval, waiver or request to be granted regarding the terms of this Agreement shall be given in accordance with the terms, provisions and conditions of the intercreditor agreement (the "Intercreditor Agreement") to be entered into between Lender, as agent, and each Co-Lender (the "Intercreditor Agreement"), provided that such terms, provisions and conditions shall have been disclosed to Borrower and the REIT; Lender agrees that the terms of such Intercreditor Agreement shall not be inconsistent with this Agreement, the other Loan Documents or the Assignment and Assumption.

                  (b) In the case of any waiver, Borrower, the REIT, Lender and all Co-Lenders shall be restored to their former position and rights hereunder and under the Note and any other Loan Documents, and any Default or Event of Default waived shall be deemed to be cured and not continuing; but no such waiver shall extend to any subsequent or other Default or Event of Default, or impair any right consequent thereon.

                  Section 9.5 No Waiver; Remedies Cumulative. No failure or delay on the part of Lender or any Co-Lender in exercising any right, power or privilege hereunder or under any other Loan Document and no course of dealing between Borrower, the REIT or any other Loan Party and Lender or any Co-Lender shall operate as a waiver thereof nor shall any single or partial exercise of any right, power or privilege hereunder or under any other Loan Document preclude any other or further exercise thereof or the exercise of any other right, power or privilege hereunder or thereunder. The rights and remedies herein expressly provided are cumulative and not exclusive of any rights or remedies which Lender or any Co-Lender would otherwise have. No notice to or demand on Borrower, the REIT or any other Loan Party in any case shall entitle Borrower, the REIT or any other Loan Party to any other or further notice or demand in similar or other circumstances or constitute a waiver of the rights of Lender or any Co-Lender, to any other or further action in any circumstances without notice or demand.

                  Section 9.6 Governing Law; Submission to Jurisdiction. (a) This Agreement shall be deemed to be a contract entered into pursuant to the laws of the State of New York and shall in all respects be governed, construed, applied and enforced in accordance with the laws of the State of New York, provided however, that with respect to the creation, perfection, priority and enforcement of the lien of the Security Agreements, and the determination of deficiency judgments, the laws of the State where Borrower's, SLC's, the Corporation's and SLT Financing Partnership's respective principal place of business is located shall apply.

                  (b) Any legal action or proceeding with respect to this Agreement or any other Loan Document and any action for enforcement of any judgment in respect thereof may be brought in the courts of the State of New York or of the United States of America for the Southern District of New York, and Lender, and each Co-Lender, and, by execution and delivery of this Agreement, Borrower and the REIT hereby accept for themselves and in respect of its property, generally and unconditionally, the non-exclusive jurisdiction of the aforesaid courts and appellate courts from any thereof. Borrower and the REIT irrevocably consent to the service of process out of any of the aforementioned courts in any such action or proceeding by the mailing of copies thereof by registered or certified mail, postage prepaid, to Borrower and the REIT at its address set forth in Section 9.2. Borrower and the REIT and Lender and each Co-Lender hereby irrevocably waive any objection which they may now or hereafter have to the laying of venue of any of the aforesaid actions or proceedings arising out of or in connection with this Agreement or any other Loan Document brought in the courts referred to above and hereby further irrevocably waive and agree not to plead or claim in any such court that any such action or proceeding brought in any such court has been brought in an inconvenient forum. Nothing herein shall affect the right of Lender or any Co-Lender, to serve process in any other manner permitted by law or to commence legal proceedings or otherwise proceed against Borrower or the REIT in any other jurisdiction.

                  Section 9.7 Confidentiality; Disclosure of Information. Each party hereto shall treat the transactions contemplated hereby and all financial and other information furnished to it about Borrower, the other Loan Parties and the Real Property Assets, as confidential; provided, however, that such confidential information may be disclosed (a) as required by law or pursuant to generally accepted accounting procedures, (b) to officers, directors, employees, agents, partners, attorneys, accountants, engineers and other consultants of the parties hereto who need to know such information, provided such Persons are instructed to treat such information confidentially, (c) by Lender to any Participant, Co-Lender, servicer, or assignee ("Transferee"), which disclosure to Transferees and prospective Transferees may include any and all information which has been delivered to Lender by Borrower pursuant to this Agreement or the other Loan Documents or which has been delivered to Lender in connection with Lender's credit evaluation of Borrower prior to entering into this Agreement, provided that such Transferee agrees to be bound by the provisions of this
Section 9.7, or (d) upon the written consent of the party whose otherwise confidential information would be disclosed.

                  Borrower and the REIT acknowledge and agree that Lender may provide to the Co-Lenders, and that Lender and each of the Co-Lenders may provide to any Participant, originals or copies of this Agreement, all Loan Documents and all other documents, instruments, certificates, opinions, insurance policies, letters of credit, reports, requisitions and other materials and information of every nature or description, and may communicate all oral information, at any time submitted by or on behalf of Borrower or the REIT or received by Lender in connection with the Loan or Borrower or the REIT.

                  Section 9.8 Recourse. The Loan and the Obligations shall be fully recourse to Borrower and the REIT. Lender and each Co-Lender acknowledges and agrees that the name "Starwood Lodging Trust" is a designation of the REIT and its Trustees (as Trustees but not personally) under a Declaration of Trust dated August 25, 1969, as amended and restated as of June 6, 1988, as further amended on February 1, 1995 and as further amended on June 19, 1995 and as the same may be further amended from time to time, and all persons dealing with the REIT shall look solely to the REIT's assets for the enforcement of any claims against the REIT, as the Trustees, officers, agents and security holders of the REIT assume no personal liability for obligations entered into on behalf of the REIT, and their respective individual assets shall not be subject to the claims of any person relating to such obligations. The foregoing shall govern all direct and indirect obligations of the REIT under this Agreement and the Loan Documents.

                  Section 9.9 Sale of Loan, Co-Lenders, Participations and Servicing.

                  (a) Lender and any Co-Lender may, at their option, sell with novation all or any part of its right, title and interest in, and to, and under the Loan, including, without limitation, all or a portion of its obligation to make Advances, and its interest in the outstanding principal balance of the Loan, to one or more entities (any entity that purchases an interest in the Loan with novation, a "Co-Lender"); notwithstanding the foregoing, provided that no Event of Default has occurred and is continuing, any such sale with novation during the Draw Period to any Co-Lender that is not an Affiliate of Lender shall be subject to Borrower's prior written approval, which approval shall not be unreasonably withheld or delayed; provided, further, however, that Borrower shall be deemed to have approved, and no written approval shall be required for, any financial institution or other entity purchasing the Loan or part thereof or interest therein that has more than $5,000,000,000.00 in assets and is engaged in the business of originating, purchasing and participating in unsecured loans. Each Co-Lender shall purchase an interest in the Loan of at least $5,000,000.00. Lender and each Co-Lender shall enter into an assignment and assumption agreement substantially in the form attached hereto as Exhibit "N" (the "Assignment and Assumption") assigning a portion of Lender's rights and obligations under the Loan, and pursuant to which the Co-Lender accepts such assignment and assumes the assigned obligations. From and after the effective date specified in the Assignment and Assumption (A) each Co-Lender shall be a party hereto and to each Loan Document to the extent of the applicable percentage or percentages set forth in the Assignment and Assumption and, except as specified otherwise herein, shall succeed to the rights and obligations of Lender hereunder and thereunder in respect of the Loan (including, without limitation, its pro rata share of Lender's obligations to make Advances hereunder), and (B) Lender, as lender shall, to the extent such rights and obligations have been assigned pursuant to such Assignment and Assumption, relinquish its rights and be released from its obligations hereunder and under the Loan Documents. The liabilities of Lender and each of the Co-Lenders shall be several and not joint, and Lender's obligations to Borrower under this Agreement shall be reduced by the amount of each such Assignment and Assumption. Neither Lender nor any Co-Lender shall be responsible for the obligations of any other Co-Lender. Lender and each Co-Lender shall be liable to Borrower only for their respective proportionate shares of the Loan. If for any reason any of the Co-Lenders shall fail or refuse to abide by their obligations under this Agreement, Lender and the other Co-Lenders shall not be relieved of their obligations, if any, hereunder, including their obligations to make their pro rata share of any Advance on the date set forth for such Advance in the Notice of Borrowing.

                  (b) Intentionally Deleted.

                  (c) Borrower and the REIT agree that they shall, in connection with any sale of all or any portion of the Loan, whether in whole, subject to
Section 9.9(d), or to a Co-Lender or Participant, within ten (10) business days after requested by Lender, furnish Lender with the certificates required under
Section 9.22(a) and (b) and such other information as reasonably requested by any Co-Lender or Participant in performing its due diligence in connection with its purchase of an interest in the Loan. Borrower and the REIT shall also enter any modifications of the Loan Documents reasonably requested by any prospective Co-Lenders provided that such modifications do not result in any increased cost or obligation to Borrower, the REIT or any other Loan Party. Borrower and the REIT shall also pay all reasonable costs and expenses of Lender and any Co-Lender or prospective Co-Lender, and all reasonable Transaction Costs, including, without limitation Title Searches pursuant to Section 3.2(e) and Appraisals pursuant to Section 5.24, up to a maximum of $150,000.00 (except to the extent that such costs are specifically set forth in this Agreement as being at Borrower's cost and expense) in connection with any sale of all or a portion of the Loan to a Co-Lender.

                  (d) Intentionally Deleted.

                  (e) Unless the entire Loan has been sold to a single entity other than an Affiliate of Lender, Lender (or an Affiliate of Lender) shall act as administrative agent for itself and the Co-Lenders (together with any successor administrative agent, the "Agent") pursuant to this Section 9.9(e). Lender shall have the right to appoint a successor administrative agent for the Loan or delegate any portion of the administrative agent's duties. Borrower acknowledges that Lender, as Lender shall have the sole and exclusive authority to execute and perform this Agreement and each Loan Document on behalf of itself, as Lender and as agent for itself and the Co-Lenders. Borrower may rely conclusively on the actions of Lender as Agent to bind Lender and the Co-Lenders, notwithstanding that the particular action in question may, pursuant to this Agreement or any Intercreditor Agreement among Lender and the Co-Lenders, be subject to the consent or direction of the Co-Lenders. Lender may resign as Agent of the Co-Lenders, in its sole discretion, without the consent of Borrower. Upon any such resignation, a successor Agent shall be determined pursuant to the terms of the Intercreditor Agreement. The term Agent shall include any successor Agent.

                  (f) Except to the extent its obligations hereunder and its interest in the Loan have been assigned pursuant to one or more Assignments and Assumption, Goldman as Lender, shall have the same rights and powers under this Agreement as any other Co-Lender and may exercise the same as though it were not the Agent. The term "Co-Lender" or "Co-Lenders" shall, unless otherwise expressly indicated, include Goldman in its individual capacity. Goldman and the other Co-Lenders and their respective affiliates may accept deposits from, lend money to, act as trustee under indentures of, and generally engage in any kind of business with, Borrower, Loan Party or any Affiliate of Borrower or Loan Party and any Person or entity who may do business with or own securities of Borrower or Loan Party or any Affiliate of Borrower or Loan Party or any Subsidiary thereof, all as if they were not serving in such capacities hereunder and without any duty to account therefor to each other.

                  (g) This Agreement is being entered into by Lender individually and as agent for one or more Co-Lenders, and upon the execution and delivery of each Assignment and Assumption, privity of contract shall be created as between (i) Lender and each Co-Lender and (ii) Borrower and each Co-Lender.

                  (h) Lender, as Agent shall maintain at its domestic lending office or at such other location as Lender, as Agent shall designate in writing to each Co-Lender and Borrower, a copy of each Assignment and Assumption delivered to and accepted by it and a register for the recordation of the names and addresses of the Co-Lenders, the amount of each Co-Lender's proportionate share of the Facility Amount and the Loan and the name and address of each Co-Lender's agent for service of process (the "Register"). The entries in the Register shall be conclusive and binding for all purposes, absent manifest error, and Borrower, Lender, as Agent and the Co-Lenders may treat each person or entity whose name is recorded in the Register as a Co-Lender hereunder for all purposes of this Agreement. The Register shall be available for inspection and copying by Borrower or any Co-Lender during normal business hours upon reasonable prior notice to the Agent. A Co-Lender may change its address and its agent for service of process upon written notice to Lender, as Agent and Borrower, which notice shall only be effective upon actual receipt by Lender and Borrower, which receipt will be acknowledged by Lender as Agent, and Borrower upon request.

                  (i) Notwithstanding anything herein to the contrary, any financial institution or other entity may be sold a participation interest in the Loan by Lender or any Co-Lender without Borrower's consent (such financial institution or entity, a "Participant") (x) if such sale is without novation and
(y) if the other conditions set forth in this paragraph are met. No Participant shall be considered a Lender or Co-Lender hereunder or under the Note or the Loan Documents. No Participant shall have any rights under this Agreement, the Note or any of the Loan Documents and the Participant's rights in respect of such participation shall be solely against Lender or Co-Lender, as the case may be, as set forth in the participation agreement executed by and between Lender or Co-Lender, as the case may be, and such Participant. No participation shall relieve Lender or Co-Lender, as the case may be, from its obligations hereunder or under the Note or the Loan Documents and Lender or Co-Lender, as the case may be,shall remain solely responsible for the performance of its obligations hereunder.

                  (j) Notwithstanding any other provision set forth in this Agreement, the Lender or any Co-Lender may at any time create a security interest in all or any portion of its rights under this Agreement (including, without limitation, amounts owing to it in favor of any Federal Reserve Bank in accordance with Regulation A of the Board of Governors of the Federal Reserve System), provided that no such security interest or the exercise by the secured party of any of its rights thereunder shall release Lender or Co-Lender from its funding obligations hereunder.

                  (k) Each Lender, Co-Lender and Participant represents, warrants and covenants, and each person to whom a Lender or Co-Lender or Participant directly or indirectly sells or assigns or otherwise transfers all or any part of its right, title or interest in, or to, or under the Loan (i.e., a Transferee), shall be deemed to represent, warrant and covenant, to Borrower and each of the Loan Parties that they and each other Person to whom all or any part of any Lender, Co-Lender, Participant or Transferee's right, title or interest in, or to, or under the Loan is directly or indirectly sold or assigned or otherwise transferred are not, and shall not be, a Plan Asset Entity at any time any Lender, Co-Lender, Participant, Transferee or other Person has any right, title or interest in, or to, or under the Loan, unless such person being a Plan Asset Entity would not result in a non-exempt prohibited transaction under section 406 of ERISA or
Section 4975 of the Code because of an exemption or otherwise. Notwithstanding any provision of this Agreement or any Loan Document, if this representation, warranty and covenant is breached and a prohibited transaction under Section 406 of ERISA in Section 4975 of the Code results, (i) neither Borrower nor any Loan Party shall be considered to be in breach of any representation, warranty or covenant of this Agreement or of any Loan Document that is breached or becomes untrue as a result of a prohibited transaction caused by a sale or assignment or other transfer in violation of the preceding sentence, (ii) no Event of Default or Default shall be considered to occur pursuant to this Agreement as a result of a prohibited transaction caused by a sale or assignment or other transfer in violation of the preceding sentence, and similarly no default to the detriment of Borrower or any Loan Party shall be deemed to occur pursuant to any other Loan Document as a result of a prohibited transaction caused by a sale or assignment or other transfer in violation of the preceding sentence and (iii) the Person breaching the representation, warranty and covenant shall indemnify and hold harmless Borrower and each Loan Party from any and all actual, but in no event consequential, losses, expenses, and liabilities resulting to Borrower and any Loan Party resulting therefrom or in connection therewith.

                  In the event that liability is sought to be imposed on any Person pursuant to the indemnification in the subsection (iii) of the preceding sentence ("ERISA Indemnitee"), then such ERISA Indemnitee shall have the right, if it so chooses, to control any litigation or arbitration involving potential liability, loss or expenses under such subsection (iii) and if such ERISA Indemnitee is not timely informed of a claim for liability and given the right to exercise such control, then indemnification under subsection (iii) in the preceding sentence shall be null and void. Borrower and the Loan Parties agree that, without the prior written consent of the ERISA Indemnitee, which shall not unreasonably be withheld, they shall not enter into any settlement of a lawsuit, claim or other proceeding arising or relating to such a liability unless such settlement includes an explicit and unconditional release from the party bringing such lawsuit, claim or other proceeding of each Lender, Co-Lender, Participant and any Transferee, including each ERISA Indemnitee.

                  Section 9.10 Borrower's and REIT's Assignment. Neither Borrower nor the REIT may assign its rights or obligations hereunder without the prior written consent of Lender.

                  Section 9.11 Counterparts. This Agreement may be executed in any number of counterparts and by the different parties hereto on separate counterparts, each of which when so executed and delivered shall be an original, but all of which shall together constitute one and the same instrument.

                  Section 9.12 Effectiveness. This Agreement shall become effective on the date on which all of the parties hereto shall have signed a counterpart hereof and shall have delivered the same to Lender.

                  Section 9.13 Headings Descriptive. The heading of the several Sections and subsections of this Agreement are inserted for convenience only and shall not in any way affect the meaning or construction of any provision of this Agreement.

                  Section 9.14 Marshaling; Recapture. Lender shall be under no obligation to marshal any assets in favor of Borrower, the REIT, any other Loan Party or any other party or against or in payment of any or all of the Obligations. To the extent Lender receives any payment by or on behalf of Borrower, the REIT or any other Loan Party, which payment or any part thereof is subsequently invalidated, declared to be fraudulent or preferential, set aside or required to be repaid to Borrower, the REIT or such other Loan Party or its estate, trustee, receiver, custodian or any other party under any bankruptcy law, state or federal law, common law or equitable cause, then to the extent of such payment or repayment, the obligation or part thereof which has been paid, reduced or satisfied by the amount so repaid shall be reinstated by the amount so repaid and shall be included within the liabilities of Borrower, the REIT or such other Loan Party to Lender as of the date such initial payment, reduction or satisfaction occurred.

                  Section 9.15 Severability. In case any provision in or obligation under this Agreement or the Note or the other Loan Documents shall be invalid, illegal or unenforceable in any jurisdiction, the validity, legality and enforceability of the remaining provisions or obligations, or of such provision or obligation in any other jurisdiction, shall not in any way be affected or impaired thereby.

                  Section 9.16 Survival. Except as expressly provided to the contrary herein, all indemnities set forth herein including, without limitation, in Sections 2.16, 2.17, 2.18, 2.19 and 9.1 shall survive the execution and delivery of this Agreement, the Note and the Loan Documents and the making and repayment of the Loan hereunder.

                  Section 9.17 Domicile of Loan Portions. Lender may transfer and carry any Loan Portion at, to or for the account of any domestic or foreign branch office, subsidiary or affiliate, subject to Sections 2.19 and 9.9, and provided that such transfer does not result in any increase in the costs to be paid by Borrower and the REIT under Sections 2.16, 2.18 or 2.19.

                  Section 9.18 Intentionally Omitted.

                  Section 9.19 Calculations; Computations. Except as otherwise expressly provided herein, the financial statements to be furnished to Lender pursuant hereto shall be made and prepared in accordance with GAAP consistently applied throughout the periods involved and consistent with GAAP as used in the preparation of the financial statements referred to in Section 4.5.

                  Section 9.20 WAIVER OF TRIAL BY JURY. TO THE EXTENT PERMITTED BY APPLICABLE LAW, BORROWER, THE REIT, LENDER AND ALL CO-LENDERS EACH HEREBY IRREVOCABLY WAIVES ALL RIGHT OF TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM ARISING OUT OF OR IN CONNECTION WITH THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT OR ANY MATTER ARISING HEREUNDER OR THEREUNDER.

                  Section 9.21 No Joint Venture. Notwithstanding anything to the contrary herein contained, Lender by entering into this Agreement or by taking any action pursuant hereto, will not be deemed a partner or joint venturer with Borrower or the REIT and Borrower and the REIT agree to hold Lender harmless from any damages and expenses resulting from such a construction of the relationship of the parties hereto or any assertion thereof.

                  Section 9.22 Estoppel Certificates. (a) Borrower, the REIT and Lender each hereby agree at any time and from time to time upon not less than ten (10) Business Days prior written notice by Borrower or Lender to execute, acknowledge and deliver to the party specified in such notice, a statement, in writing, certifying whether this Agreement is unmodified and in full force and effect (or if there have been modifications, whether the same, as modified, is in full force and effect and stating the modifications hereto), and stating whether or not, to the best knowledge of such certifying party, any Default or Event of Default has occurred and is then continuing, and, if so, specifying each such Default or Event of Default; provided, however, that it shall be a condition precedent to Lender's obligation to deliver the statement pursuant to this Section , that Lender shall receive, together with Borrower's request for such statement, a certificate of a general partner or senior executive officer of Borrower and the REIT stating that no Default or Event of Default exists as of the date of such certificate (or specifying such Default or Event of Default).

                  (b) Within ten (10) Business Days of Lender's request, Borrower shall execute and deliver a certificate of the general partner of Borrower or senior executive officer of Borrower and the REIT confirming the then aggregate outstanding principal balance of the Loan, the outstanding principal balance with respect to the Note of each Eurodollar Portion and each Base Rate Portion, the Contract Rate for each Loan Portion, the dates to which all interest has been paid, and the Interest Period for each Eurodollar Portion. Such statement shall be binding and conclusive on Borrower absent manifest error.

                  Section 9.23 No Other Agreements. This Agreement and the other Loan Documents, together with that certain letter agreement dated the date hereof between Goldman and Borrower, constitute the entire understanding of the parties with respect to the transactions contemplated hereby, and all prior understandings with respect thereto, whether written or oral, shall be of no force and effect.

                  Section 9.24 Controlling Document. In the event of a conflict between the provisions of this Agreement and the other Loan Documents the provisions of this Agreement shall control and govern the conflicting provisions of the other Loan Documents.

                  Section 9.25 No Benefit to Third Parties. This Agreement is for the sole and exclusive benefit of Borrower, the REIT and Lender and the Co-Lenders and all conditions of the obligation of Lender and the Co-Lenders to make Advances hereunder are imposed solely and exclusively for the benefit of Lender and the Co-Lenders and their respective assigns and no other person shall have standing to require satisfaction of such conditions in accordance with their terms or be entitled to assume that Lender and any Co-Lender will refuse to make Advances in the absence of strict compliance with any and all thereof and no other person shall under any circumstances be deemed to be a beneficiary of such conditions, any or all of which may be freely waived in whole or in part by Lender at any time if it in its sole discretion deems it advisable to do so. Without limiting the generality of the foregoing, Lender shall not have any duty or obligation to anyone to ascertain that funds advanced hereunder are used as required by the terms hereof or to pay the cost of constructing the improvements on any of the Real Property Assets or to acquire materials and supplies to be used in connection therewith or to pay costs of owning, operating and maintaining same.

                  Section 9.26 Joint and Several. Subject to the terms and conditions of Section 9.8, Borrower and the REIT are each jointly and severally liable for the payment in full of the Loan and all other sums owing under this Agreement, the Note, the Security Agreements and any other Loan Documents and the performance of all of the Obligations.

                  IN WITNESS WHEREOF, the parties hereto have executed and delivered this Agreement as of the date first above written.


                            SLT REALTY LIMITED PARTNERSHIP

                            By:      Starwood Lodging Trust, its general partner



                                    By: /s/ RONALD C. BROWN
                                        _______________________________________
                                        Ronald C. Brown
                                        Vice President



                            STARWOOD LODGING TRUST



                           By: /s/ RONALD C. BROWN
                               _________________________________________________
                               Ronald C. Brown
                               Vice President



                            GOLDMAN SACHS MORTGAGE COMPANY,
                            individually and as Agent for One or More Co-
                            Lenders

                            By: Goldman Sachs Real Estate Funding Corp., its general partner



                                    By:    /s/ PETER L. BRIGER, JR.
                                        ________________________________________
                                        Name:  PETER L. BRIGER, JR.
                                        Title: VICE PRESIDENT